AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1997
                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      WEBSTER PREFERRED CAPITAL CORPORATION
      (Exact name of registrant as specified in its governing instruments)


                                  Webster Plaza
                                 145 Bank Street
                          Waterbury, Connecticut 06702
                                 (203) 578-2271
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 John V. Brennan
                      Webster Preferred Capital Corporation
                                  Webster Plaza
                                 145 Bank Street
                          Waterbury, Connecticut 06702
                                 (203) 578-2335
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:

           Stuart G. Stein, Esq.                   Kenneth T. Cote, Esq.
          Hogan & Hartson L.L.P.                     Brown & Wood LLP
        555 Thirteenth Street, N.W.               One World Trade Center
          Washington, D.C.  20004                   New York, NY  10048
              (202) 637-8575                          (212) 839-5564

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

    Title of securities being           Amount being          Proposed maximum        Proposed maximum           Amount of
            registered                   registered          offering price per      aggregate offering      registration fee
                                                                    unit                   price
------------------------------------------------------------------------------------------------------------------------------------
Series A Auction Market
Cumulative Preferred Stock, par
value $1.00 per share                        2,600                  $25,000              $65,000,000

Series B __% Cumulative Preferred
Stock, par value $1.00 per share         1,150,000                  $10                 $11,500,000               $23,182*
------------------------------------------------------------------------------------------------------------------------------------

*    Registration fee determined pursuant to Rule 457(o) under the  Securities Act of 1933, as amended.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED ____________, 1997
PROSPECTUS
                      WEBSTER PREFERRED CAPITAL CORPORATION
                              --------------------

2,600 SHARES SERIES A AUCTION MARKET CUMULATIVE PREFERRED       1,000,000 SHARES SERIES B ____% CUMULATIVE PREFERRED
   STOCK (LIQUIDATION PREFERENCE $25,000.00 PER SHARE)             STOCK (LIQUIDATION PREFERENCE $10.00 PER SHARE)

                              --------------------

         Webster Preferred Capital Corporation (the "Company") is hereby offering (the "Offering") 2,600 shares of its Series A Auction Market Cumulative Preferred Stock, liquidation preference $25,000.00 per share (the "AMPS(R)") and 1,000,000 shares of its Series B ___% Cumulative Preferred Stock, liquidation preference $10.00 per share (the "Series B Preferred Shares," and together with the AMPS, the "Preferred Shares"). The AMPS are being sold in minimum investments of $25,000.00 and thereafter in multiples of $25,000.00. Although there is no minimum investment in the Series B Preferred Shares, such shares are subject to a maximum investment of $50,000.00 (or 5,000 shares).

         The Applicable Dividend Rate on the AMPS for the initial Dividend Period ending _____ ___, 199__ will be ___% per annum. Dividends on the shares of AMPS will be payable in arrears, will be cumulative from the Date of Original Issue and will be payable, when, as and if (continued on next page . . .)

         SEE "RISK FACTORS" COMMENCING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE PREFERRED SHARES OFFERED HEREBY. AMONG THE RISKS THAT PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER ARE THE FOLLOWING:

     o The Company is a wholly-owned subsidiary of Webster Bank and will continue to be controlled by Webster Bank after the Offering;
     o The AMPS will not be listed on any securities exchange. Application has been made to list the Series B Preferred Shares on the Nasdaq Stock Market's National Market Tier (the "Nasdaq Stock Market"). However, there can be no assurance that the Series B Preferred Shares will be listed, or that an active, or any, trading market will develop or be maintained.
     o Federal regulators of Webster Bank could impose restrictions on the operations of the Company or the Company's ability to pay dividends;
     o Substantially all of the properties securing the Company's mortgage portfolio are located in Connecticut;
     o The Company would be subject to federal and Connecticut state income tax on its taxable income at regular corporate rates if it fails to qualify as a REIT (as defined below) for federal income tax purposes; and
     o    The Company has a limited operating history.

                              --------------------
  THE PREFERRED SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION, THE OFFICE OF THRIFT SUPERVISION (THE "OTS") OR THE FEDERAL DEPOSIT INSURANCE
              CORPORATION (THE "FDIC"), NOR HAS THE SEC, ANY STATE
       SECURITIES COMMISSION, THE OTS OR THE FDIC PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

     THE PREFERRED SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS
      DEPOSITS AND ARE NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE
       SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

-------------------------------------------------------------------------------------------------------------------------
                                                              Price to            Underwriting          Proceeds to
                                                               Public              Discount(1)          Company (2)
-------------------------------------------------------------------------------------------------------------------------
Per AMPS                                                     $25,000.00        $                    $
Per Series B Preferred Share                                 $    10.00        $                    $
                                                                               -----------------    -----------------
Total(3)                                                                       $                    $
                                                                               =================    =================

-------------------------------------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2)  Before deducting expenses payable by the Company estimated at $_______.

(3) The Company has granted the Underwriters an option, exercisable for 30 days after the date of this Prospectus, to purchase up to an additional 150,000 Series B Preferred Shares at the Price to Public, less the Underwriting Discount, solely to cover over-allotments, if any. If all such shares are purchased, the total Underwriting Discount and Proceeds to Company will be $________ and $_________, respectively. See "Underwriting."

                              --------------------

         The Preferred Shares are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that one certificate for the AMPS will be delivered to the nominee of The Depository Trust Company on or about ________ __, 1997. It is expected that delivery of the Series B Preferred Shares offered hereby will be made in New York, New York on or about ________ __, 1997.

-------------

(R)Registered trademark of Merrill Lynch & Co., Inc.

                              --------------------
      MERRILL  LYNCH & CO.                        KEEFE,  BRUYETTE & WOODS, INC.

               The date of this Prospectus is _________ __, 1997.

(. . . continued from previous page)

declared by the Board of Directors of the Company, out of funds legally available therefor, commencing on the ______ __, 199__ initial Dividend Payment Date. After the initial Dividend Period, each subsequent Dividend Period will (except for certain adjustments) be 28 days in length, and (except as otherwise provided herein) the dividend rate on the shares of AMPS will be the Applicable Dividend Rate per annum determined pursuant to periodic Auctions conducted in accordance with procedures described in Appendix B hereto. Auctions for the AMPS will be held on the Business Day next preceding the Dividend Payment Date ending any Dividend Period. If all of the outstanding shares of AMPS are subject to Submitted Hold Orders, the Applicable Dividend Rate for the next Dividend Period for the AMPS will be equal to the All Hold Rate in effect on the date of the applicable Auction. If Sufficient Clearing Bids have not been made in an Auction other than because all of the outstanding shares of AMPS are the subject of Submitted Hold Orders, then the Applicable Dividend Rate for the next succeeding Dividend Period will be the Maximum Applicable Rate on the related Auction Date.

         The AMPS may be redeemed for cash at the option of the Company, in whole or in part, on any Dividend Payment Date (except during the initial
Dividend Period) at a Redemption Price of $25,000.00 per share, plus the quarterly accrued and unpaid dividend, if any, thereon. Upon a default in the Required Asset Coverage, the Company will have to either restore such Coverage or redeem enough Preferred Shares to restore such Coverage. Any redemption could be subject to the prior approval of the OTS. See "Description of Preferred Shares -- Auction Market Preferred Stock--Redemption."

         Dividends on the Series B Preferred Shares are cumulative, and payable at the rate of ___% per annum of the $10.00 liquidation preference (an amount equal to $_____ per annum per share), if, when and as declared by the Board of Directors of the Company. Dividends on the Series B Preferred Shares are payable quarterly in arrears on the fifteenth day of January, April, July and October in each year, commencing January 15, 1998.


          The Series B Preferred Shares are not redeemable prior to ________ __, 2002 (except upon the occurrence of a Tax Event, as defined in "Description of Preferred Shares--Series B Preferred Shares--Redemption" or a default in the Required Asset Coverage). On and after ________ __, 2002, the Series B Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at a redemption price of $10.00 per share, plus the quarterly accrued and unpaid dividend, if any, thereon, subject to the receipt of prior approval from the OTS. Upon a default in the Required Asset Coverage, the Company will have to either restore such Coverage or redeem enough Preferred Shares to restore such Coverage. Any redemption could be subject to the prior approval of the OTS. See "Description of Preferred Shares--Series B Preferred Shares--Redemption."

         The Preferred Shares are not subject to any sinking fund or mandatory redemption and are not convertible into any other securities of the Company. The Preferred Shares are not exchangeable into preferred shares of Webster Bank.

         The Company is required to maintain (i) a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the liquidation preference on the outstanding Preferred Shares, and (ii) a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares.

         Prior to this Offering, there has been no market for the Preferred Shares. The AMPS will not be listed on any exchange. Application has been made to list the Series B Preferred Shares on the Nasdaq Stock Market. However, there can be no assurance that an active, or any, trading market will develop or be maintained for the Preferred Shares.

         The Company is a wholly-owned subsidiary of Webster Bank and was formed by Webster Bank to provide a cost-effective means of raising funds, including equity capital, for Webster Bank's parent, Webster Financial Corporation ("Webster"). All of the Company's current mortgage assets have been contributed by or purchased from Webster Bank.

         The Company expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes, commencing with the taxable year ending December 31, 1997. Individuals or entities are not permitted to purchase in the Offering, or thereafter to beneficially own, Series B Preferred Shares with an aggregate liquidation value of more than $50,000 (or 5,000 shares). See "Description of Capital Stock of the Company--Restrictions on Ownership and Transfer."

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES B PREFERRED SHARES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SERIES B PREFERRED SHARES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes that the over-allotment option described in "Underwriting" is not exercised. Capitalized terms used herein and not otherwise defined are as defined in the Glossary appearing elsewhere in this Prospectus.

THE COMPANY

         Webster Preferred Capital Corporation is a Connecticut corporation incorporated in March 1997. The Company was formed by Webster Bank to provide a cost-effective means of raising funds, including equity capital, on a consolidated basis for Webster Bank's parent, Webster. The Company will acquire, hold and manage real estate mortgage assets ("Mortgage Assets"). In March 1997, Webster Bank contributed $617.0 million of Mortgage Assets, net as part of the formation of the Company. As of June 30, 1997, all of the Mortgage Assets owned by the Company are whole loans secured by first mortgages or deeds of trusts on single family (one to four units) residential real estate properties ("Residential Mortgage Loans"). Although the Company may acquire and hold a variety of Mortgage Assets, its present intention is to acquire only Residential Mortgage Loans and investment grade mortgage securities representing interests in or obligations backed by pools of Mortgage Loans ("Mortgage-Backed Securities"). As of June 30, 1997, approximately 35.4% of the Company's Mortgage Loans are fixed rate loans and approximately 64.6% are adjustable rate loans. Prior to completion of the Offering, Webster Bank will contribute at least $_____ of Mortgage-Backed Securities to the Company, and during the first quarter of 1998, Webster Bank anticipates contributing approximately $___ million of additional Mortgage Assets or cash to the Company.

         The Company is required to maintain (i) a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the liquidation preference on the outstanding Preferred Shares, and (ii) a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares.

         All of the Company's common stock, par value $.01 per share ("Common Stock"), is owned by Webster Bank. Webster Bank has indicated to the Company that, for as long as any Preferred Shares are outstanding, Webster Bank intends to maintain direct ownership of 100% of the outstanding Common Stock of the Company. The Preferred Shares are not exchangeable into preferred shares of Webster Bank.

         The Company will elect to be treated as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and will generally not be subject to federal and Connecticut state income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. Furthermore, the Company and Webster Bank will benefit significantly from federal and state tax treatment of dividends paid by the Company as a result of its qualification as a REIT.

         The principal executive offices of the Company are located at Webster Plaza, 145 Bank Street, Waterbury, Connecticut 06702, and its telephone number is (203) 578-2271.

WEBSTER BANK

         Webster Bank is a federal savings bank with approximately $6.4 billion in assets. It is a wholly-owned subsidiary of Webster, and is headquartered in Waterbury, Connecticut. As a result of the Offering, Webster Bank will benefit from federal and state tax treatment of dividends paid by the Company as a result of its qualification as a REIT, and will be entitled to receive advisory and servicing fees and dividends in respect of the Common Stock. Webster Bank also will be entitled to retain any ancillary fees, including, but not limited to, late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. In addition, Webster Bank, as Servicer, will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by the Servicer.

RISK FACTORS

         The purchase of Preferred Shares offered hereby is subject to certain risks. See "Risk Factors" commencing on page 13. Among such risks are the following:

    o The Company will be controlled by Webster Bank and dependent in virtually every phase of its operations on the diligence and skill of the officers and employees of Webster Bank and its affiliates.

    o The AMPS will not be listed on any securities exchange. Application has been made to list the Series B Preferred Shares on the Nasdaq Stock Market. However, there can be no assurance that the Series B Preferred Shares will be listed, or that an active, or any, trading market will develop or be maintained.

    o Webster Bank and the Company, as a subsidiary of Webster Bank, are regulated organizations subject to the risk that federal regulators will restrict the payment of dividends, including dividends to the holders of Preferred Shares, or require the redemption of shares of the preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"). Under certain circumstances, federal regulators could subject Webster Bank or the Company to other restrictions, including, among other things, requiring either organization to alter, reduce or terminate its activities, restricting the transfer of assets, restricting transactions between the two organizations, requiring Webster Bank to divest or liquidate the Company, or requiring that Webster Bank be sold. Under certain circumstances, certain of these restrictions could result in the Company's failure to qualify as a REIT.

    o Risks associated with mortgage loans generally, and particularly the geographic concentration of substantially all of the Company's mortgage loan portfolio in Connecticut, could adversely affect the value of the Preferred Shares and the Mortgage Assets held by the Company.

    o If the Company fails to maintain its qualification as a REIT for federal income tax purposes, it will be subject to federal and Connecticut state income tax on its taxable income at regular corporate rates, resulting in a decrease in cash available for distribution.

    o    The Company has a limited operating history.

THE OFFERING

         For a more complete description of the terms of the Preferred Shares specified in the following summary, see "Description of Preferred Shares."

GENERAL
--------

Issuer................................  Webster Preferred Capital Corporation, a
                                        Connecticut     corporation     and    a
                                        wholly-owned subsidiary of Webster Bank.

Securities Offered....................  2,600 AMPS.  The AMPS are being sold in minimum investments of $25,000.00 and thereafter in multiples of $25,000.00.

                                        1,000,000 Series B Preferred Shares. The
                                        Company has granted the  Underwriters an
                                        option,  exercisable  for 30 days  after
                                        the date of this Prospectus, to purchase
                                        up to an  additional  150,000  Series  B
                                        Preferred   Shares   solely   to   cover
                                        over-allotments,  if any. Although there
                                        is no minimum  investement in the Series
                                        B  Preferred  Shares,  such  shares  are
                                        subject  to  a  maximum   investment  of
                                        $50,000 (or 5,000 shares).


Ranking...............................  The  AMPS  and the  Series  B  Preferred
                                        Shares are of equal rank with respect to
                                        dividend    rights   and   rights   upon
                                        liquidation.  The Preferred  Shares rank
                                        senior  to the  Company's  Common  Stock
                                        with  respect  to
                                        dividend    rights   and   rights   upon
                                        liquidation.    Additional   shares   of
                                        Preferred  Stock  ranking  senior to the
                                        Preferred   Shares  may  not  be  issued
                                        without the approval of persons  holding
                                        at   least   67%   of   the    aggregate
                                        liquidation   value  of  the   Preferred
                                        Shares.

Required Asset Coverage...............  The  Company is  required  to maintain a
                                        Required  Asset  Coverage   designed  to
                                        ensure that the Company continues to own
                                        Eligible  Assets with a Market  Value in
                                        excess of the aggregate redemption price
                                        of  the  outstanding  Preferred  Shares.
                                        Although the Company is expected to hold
                                        a majority of its assets as  Residential
                                        Mortgage  Loans,  such  assets  will not
                                        constitute  Eligible  Assets.   Eligible
                                        Assets      include      Mortgage-Backed
                                        Securities,   cash  and  certain   other
                                        Liquid Assets and marketable securities.
                                        As of each Evaluation  Date, the Company
                                        will  value  the   Eligible   Assets  to
                                        determine  whether their  Adjusted Value
                                        meets the Required Asset Coverage as set
                                        forth under the heading  "Required Asset
                                        Coverage." The Company estimates that at
                                        the Date of Original Issue, based on the
                                        anticipated composition of the Company's
                                        portfolio and current market valuations,
                                        the Market Value of Eligible Assets will
                                        be  approximately  $____ million and the
                                        Adjusted  Value of Eligible  Assets will
                                        be    approximately    $_____   million.
                                        Assuming   issuance  of  the   Preferred
                                        Shares  offered  hereby,  the  aggregate
                                        liquidation  preference  would  be $75.0
                                        million   (or  $76.5   million   if  the
                                        Underwriters'  over-allotment  option is
                                        exercised).  The Required Asset Coverage
                                        on   that   date  is   expected   to  be
                                        approximately $____ million.  The Market
                                        Value of the Company's  Eligible  Assets
                                        will fluctuate  with general  changes in
                                        interest  rates,  and can be expected to
                                        vary  from  time  to time  depending  on
                                        market   conditions.    The   Adjustment
                                        Factors applicable to different types of
                                        Eligible   Assets   used  to   calculate
                                        Adjusted    Value   vary    because   of
                                        differences  in volatility of the market
                                        prices of such  assets.  While there can
                                        be no assurance that the Market Value or
                                        Adjusted  Value of the  Eligible  Assets
                                        will  be  maintained,  if  the  Required
                                        Asset  Coverage  is not  maintained,  or
                                        restored as required,  the Company would
                                        be  obligated,  subject to any  required
                                        regulatory  approval,   to  redeem  such
                                        number of Preferred Shares as would cause the Required Asset Coverage to be restored. See "Required Asset Coverage."

Required Dividend Coverage............  The  Company is  required  to maintain a
                                        Required  Dividend  Coverage designed to
                                        ensure that the  Company has  sufficient
                                        Liquid    Assets   to   pay    dividends
                                        accumulated on the Preferred  Shares. On
                                        each   Evaluation   Date  and   Dividend
                                        Payment Date, the Company is required to
                                        deposit  or have  on  deposit  with  the
                                        Custodian and  thereafter to maintain on
                                        deposit  until the Business Day prior to
                                        the  next   ensuing   related   Dividend
                                        Payment Date sufficient Liquid Assets to
                                        pay the dividends  which will accumulate
                                        on the then outstanding Preferred Shares
                                        from and  after  such  Date of  Original
                                        Issue,  the most recent Dividend Payment
                                        Date or such  Dividend  Payment Date, as
                                        the
                                        case may be,  until  the next  scheduled
                                        Dividend    Payment    Date   for   each
                                        outstanding   Preferred   Share  at  the
                                        Applicable  Dividend Rate for each share
                                        of AMPS  outstanding  and at  ____%  per
                                        annum for each Series B Preferred  Share
                                        outstanding. The source of funds for the
                                        Company  to pay  dividends  will  be its
                                        cash or funds received from interest and
                                        principal   payments  on  its   Mortgage
                                        Assets.     See    "Required    Dividend
                                        Coverage."

Liquidation Preference................  The  liquidation   preference  for  each
                                        share  of  AMPS is  $25,000.00,  plus an
                                        amount  equal to the  accrued and unpaid
                                        dividends,    if   any,   thereon.   The
                                        liquidation preference for each Series B
                                        Preferred  Share  is  $10.00,   plus  an
                                        amount  equal to the  accrued and unpaid
                                        dividends,    if   any,   thereon.   See
                                        "Description of Preferred Shares--Rights
                                        Upon Liquidation."

Voting Rights.........................  Holders  of  Preferred  Shares  will not
                                        have  any  voting   rights,   except  as
                                        expressly provided herein. On any matter
                                        on which holders of the Preferred Shares
                                        may vote,  each Preferred  Share will be
                                        entitled to vote  proportionately  based
                                        upon    the    liquidation    preference
                                        associated with such Preferred Share. In certain circumstances when the Company has failed to declare or pay dividends, holders of Preferred Shares have the right to elect two directors to the Board of Directors of the Company. See "Description of Preferred Shares--Voting Rights."

Listing on Nasdaq Stock Market........  Prior to this  Offering,  there has been no market for the Preferred Shares.  The
                                        AMPS will not be listed on any exchange.
                                        Application  has  been  made to list the
                                        Series B Preferred  Shares on the Nasdaq
                                        Stock Market.  However,  there can be no
                                        assurance   that  an  active,   or  any,
                                        trading   market  will   develop  or  be
                                        maintained for the Preferred Shares.

Ratings...............................  The AMPS  will be rated  _______  by S&P and  _______  by  Fitch.  The  Series  B
                                        Preferred  Shares will be rated  _______
                                        by S&P and _______ by Fitch.  A security
                                        rating is not a  recommendation  to buy,
                                        sell  or  hold  securities  and  may  be
                                        subject to revision or withdrawal at any
                                        time    by    the    assigning    rating
                                        organization.

SERIES B PREFERRED SHARES
-------------------------
Series B Ownership Limits.............  Beneficial  ownership by any  individual or entity of Series B  Preferred  Shares
                                        with  more  than  $50,000  of  aggregate
                                        liquidation value is restricted in order
                                        to preserve  the  Company's  status as a
                                        REIT for  federal  income tax  purposes.
                                        See      "Description     of     Capital
                                        Stock--Restrictions   on  Ownership  and
                                        Transfer."

Dividends on the Series B
Preferred Shares......................  Dividends   on  the  Series  B Preferred
                                        Shares  are   payable  at  the  rate  of
                                        _______%  per  annum of the  liquidation
                                        preference  (an amount equal to $_______
                                        per annum per  share),  if,  when and as
                                        declared  by the Board of  Directors  of
                                        the  Company.  Dividends on the Series B
                                        Preferred   Shares  are  cumulative  and
                                        payable  quarterly  in  arrears  on  the
                                        fifteenth  day of January,  April,  July
                                        and  October  in each  year,  commencing
                                        January  15,  1998.  If no  dividend  is
                                        declared on the  Preferred  Shares for a
                                        dividend   period,    the   payment   of
                                        dividends  on the  Common  Stock will be
                                        prohibited   for   that   period.    See
                                        "Description of Preferred Shares--Series
                                        B Preferred Shares--Dividends."

Redemption of Series B
Preferred Shares......................  The  Series B  Preferred  Shares are not
                                        redeemable  prior to  ________  __, 2002
                                        (except  upon  the  occurrence  of a Tax
                                        Event or upon a default in the  Required
                                        Asset  Coverage).  On and after ________
                                        __, 2002, the Series B Preferred  Shares
                                        may be  redeemed  for cash at the option
                                        of the Company,  in whole or in part, at
                                        a redemption  price of $10.00 per share,
                                        plus the accrued and unpaid dividend, if
                                        any,  thereon.  Upon the occurrence of a
                                        Tax  Event,  the  Company  will have the
                                        right to redeem the  Series B  Preferred
                                        Shares  in whole  (but not in part) at a
                                        redemption  price of $10.00  per  share,
                                        plus the accrued and unpaid dividend, if
                                        any,  thereon.  Upon  a  default  in the
                                        Required  Asset  Coverage,  the  Company
                                        will   have  to  either   restore   such
                                        Coverage  or  redeem  enough   Preferred
                                        Shares to  restore  such  Coverage.  Any
                                        such redemptions could be subject to the
                                        prior   approval   of   the   OTS.   See
                                        "Description of Preferred Shares--Series
                                        B Preferred Shares--Redemption."

AMPS
----
Dividends on the AMPS................  The Applicable  Dividend Rate on the AMPS
                                        for the initial  Dividend  Period ending
                                        ______  ___,  199__  will  be  ___%  per
                                        annum.  Dividends  on the shares of AMPS
                                        will  be  payable  in  arrears,  will be
                                        cumulative  from  the  Date of  Original
                                        Issue and will be payable,  when, as and
                                        if declared by the Board of Directors of
                                        the  Company,   out  of  funds   legally
                                        available   therefor,    commencing   on
                                        ________ ___, 199__.

                                        After the initial Dividend Period,  each
                                        subsequent  Dividend Period will (except
                                        for certain  adjustments)  be 28 days in
                                        length,  and except as  provided  below,
                                        the  dividend  rate on the AMPS  will be
                                        the  Applicable  Dividend Rate per annum
                                        that  the  Auction   Agent  advises  the
                                        Company  has  resulted  from an Auction.
                                        Auctions  for  AMPS  will be held on the
                                        Business Day next preceding the Dividend
                                        Payment Date ending any Dividend Period.
                                        See  "Description of Preferred Shares --
                                        Auction   Market   Preferred   Stock  --
                                        Notification of Results; Settlement" and
                                        "Description  of  Preferred   Shares  --
                                        Auction   Market   Preferred   Stock  --
                                        Dividends --  Determination  of Dividend
                                        Rate." If all of the outstanding  shares
                                        of AMPS are  subject to  Submitted  Hold
                                        Orders, the Applicable Dividend Rate for
                                        the next  Dividend  Period will be equal
                                        to the All Hold  Rate in  effect  on the
                                        date  of  the  applicable   Auction.  If
                                        Sufficient  Clearing  Bids have not been
                                        made in an Auction  other  than  because
                                        all of the  outstanding  shares  of AMPS
                                        are  the  subject  of   Submitted   Hold
                                        Orders,  then  the  Applicable  Dividend
                                        Rate  for the next  succeeding  Dividend
                                        Period  will be the  Maximum  Applicable
                                        Rate on the related Auction Date.

                                        As   described    below,   the   Maximum
                                        Applicable  Rate  with  respect  to  any
                                        Dividend  Period  will be based upon the
                                        Rate  Multiple  in effect on the related
                                        Auction  Date.  The  Maximum  Applicable
                                        Rate cannot in any event  exceed 20% per
                                        annum.   The  Rate   Multiple   will  be
                                        determined as set forth below based on the prevailing rating of the AMPS in effect at the close of business on the Business Day preceding the applicable Auction Date:

                                                  Maximum Applicable Rate

                                         Prevailing                       Rate
                                           Rating                       Multiple
                                        ------------                    --------

                                        AA- or Above                        150%

                                          A- to A+                          200%

                                        BBB- to BBB +                       250%

                                        BB- to BB+                          275%

                                          Below BB-                         300%

                                        In the event the AMPS is not rated by S&P or Fitch, the Rate Multiple will be 300%.

                                        Notwithstanding   the  foregoing,   with
                                        respect to any Auction Date, the Company may, by telephonic and written notice to the Auction Agent delivered by 10:00 a.m. on such Auction Date, increase (but not thereafter decrease) the percentage Rate Multiple to be in effect on and after such Auction Date.

                                        If  the  Company  fails  to  pay  to the
                                        Auction  Agent  by 1:30  p.m.,  New York
                                        City  time,  on the  Business  Day  next
                                        preceding  the Dividend  Payment Date or
                                        the  Redemption  Date the full amount of
                                        any  dividend on any shares of AMPS,  or
                                        the  Redemption  Price for any shares of
                                        AMPS  called for  redemption  (in either
                                        case, a  "Default"),  and if the Company
                                        has ordered its bank in a timely  manner
                                        to make payment and the Auction Agent is
                                        unable to  confirm  receipt  of funds by
                                        the  time  referred  to  above  and such
                                        funds  are  not  received  within  three
                                        Business Days  thereafter,  (A) Auctions
                                        will be  discontinued,  (B) the dividend
                                        rate   established  in  the  immediately
                                        preceding  Auction shall be  disregarded
                                        and (C) the Applicable Dividend Rate for
                                        shares of AMPS for each Dividend  Period
                                        commencing   after  the  last   Dividend
                                        Payment  Date will be the Default  Rate.
                                        With respect to any such failure, the "Default Rate" will be the rate per annum equal to the lesser of (i) 20% and
                                        (ii)  300% of the  applicable  Benchmark
                                        Rate determined as of the Business Day next preceding the date on which such Default occurred.

                                        Dividends   will  be  paid  through  the
                                        securities  depository,   initially  The
                                        Depository  Trust Company or a successor
                                        entity acting as  securities  depository
                                        (the "Securities  Depository"),  on each
                                        Dividend  Payment Date.  The  Securities
                                        Depository's   normal   procedures   now
                                        provide for it to  distribute  dividends
                                        in same-day funds to Agent Members.  The
                                        Agent  Members'  normal  procedures  now
                                        provide  for  them  to  distribute  such
                                        dividends  to the  persons for whom they
                                        are acting as agent in same-day funds on
                                        each   Dividend    Payment   Date.   See
                                        "Description  of  Preferred   Shares  --
                                        Auction    Procedures    for   AMPS   --
                                        Securities  Depository" and "Description
                                        of Preferred  Shares --  Description  of
                                        Auction   Market   Preferred   Stock  --
                                        Dividends."

Redemption of the AMPS................  The AMPS may be redeemed for cash at the option  of the  Company,  in whole or in
                                        part,  on  any  Dividend   Payment  Date
                                        (except  during  the  initial   Dividend
                                        Period)   at  a   Redemption   Price  of
                                        $25,000.00 per share, plus the quarterly
                                        accrued  and  unpaid  dividend,  if any,
                                        thereon.  Upon a default in the Required
                                        Asset Coverage, the Company will have to
                                        either  restore such  Coverage or redeem
                                        enough  Preferred Shares to restore such
                                        Coverage.  Any such redemptions could be
                                        subject  to the  prior  approval  of the
                                        OTS.  See   "Description   of  Preferred
                                        Shares--Auction     Market     Preferred
                                        Stock--Redemption."

Auction Procedures for the AMPS.......  The  Bank of New  York  will  act as the
                                        Auction  Agent  pursuant  to an  Auction
                                        Agent  Agreement  relating  to the AMPS.
                                        See  "Description of Preferred Shares --
                                        Auction  Procedures  for AMPS -- Auction
                                        Agent    Agreement."    Prior   to   the
                                        Submission   Deadline  on  each  Auction
                                        Date,  each  Existing  Holder may submit
                                        Hold,  Bid  or  Sell  Orders  through  a
                                        Broker-Dealer  to the Auction Agent.  An
                                        Existing Holder may submit different types of Orders in an Auction with respect to shares then held by such Existing Holder. If an Existing Holder offers to purchase additional shares of

                                        AMPS, such Existing Holder, for purposes
                                        of such  offer  to  purchase  additional
                                        shares,  will be treated as a  Potential
                                        Holder  as  described  below.   Bids  by
                                        Existing  Holders with rates higher than
                                        the  Maximum  Applicable  Rate  will  be
                                        treated  as Sell  Orders.  A Hold  Order
                                        shall be deemed  to have been  submitted
                                        on  behalf of an  Existing  Holder if an
                                        Order is not submitted on behalf of such
                                        Existing    Holder   for   any   reason,
                                        including the failure of a Broker-Dealer to submit such Existing Holder's Order to the Auction Agent.

                                        Potential  Holders of shares of AMPS may
                                        submit  Bids in which they will offer to
                                        purchase   shares   of   AMPS   if   the
                                        Applicable  Dividend  Rate  for the next
                                        Dividend Period is not less than the rate specified in such Bid. A Bid by a Potential Holder with a rate higher than the Maximum Applicable Rate will not be considered.

                                        If Sufficient  Clearing Bids exist (that
                                        is, the number of shares of AMPS subject
                                        to Bids by Potential Holders is at least
                                        equal to the  number  of  shares of AMPS
                                        subject or deemed subject to Sell Orders
                                        by  Existing  Holders),  the  Applicable
                                        Dividend  Rate will be the  lowest  rate
                                        specified  in the  submitted  Bids that,
                                        taking into account such rate, all lower
                                        rates  bid  by   Existing   Holders  and
                                        Potential  Holders and any Hold  Orders,
                                        would  result in  Existing  Holders  and
                                        Potential  Holders  owning  all  of  the
                                        outstanding    shares   of   AMPS.    If
                                        Sufficient  Clearing  Bids do not  exist
                                        (other  than  because all shares are the
                                        subject of Submitted Hold Orders),  then
                                        the  Applicable  Dividend  Rate for such
                                        next succeeding  Dividend Period will be
                                        the  Maximum   Applicable  Rate  on  the
                                        Auction  Date.  In such event,  Existing
                                        Holders that have  submitted Sell Orders
                                        will not be able to sell in the  Auction
                                        any shares  subject to such Sell Orders,
                                        except to the extent there are Submitted
                                        Bids by Potential  Holders at rates less
                                        than or equal to the Maximum  Applicable
                                        Rate. If all Existing Holders submit (or
                                        are deemed to have  submitted) only Hold
                                        Orders, the Applicable Dividend Rate for
                                        such  next  succeeding  Dividend  Period
                                        will be the All Hold  Rate in  effect on
                                        the   related    Auction    Date.    See
                                        "Description         of        Preferred
                                        Shares--Auction     Market     Preferred
                                        Stock--Dividends."

                                        The  Auction  Procedures  include  a pro
                                        rata  allocation  of shares for purchase
                                        and  sale,   which  may   result  in  an
                                        Existing Holder selling or holding, or a
                                        Potential Holder purchasing, a number of
                                        shares  of AMPS  that is less  than  the
                                        number of shares  of AMPS  specified  in
                                        its Order. See "Description of Preferred
                                        Shares -- Auction Procedures for AMPS --
                                        Acceptance  and  Rejection  of Submitted
                                        Bids  and  Submitted   Sell  Orders  and
                                        Allocations of Shares."

                                        A Sell Order by an Existing  Holder will
                                        constitute an irrevocable  offer to sell
                                        the shares of AMPS subject thereto,  and
                                        a Bid placed by an Existing  Holder will
                                        also constitute an irrevocable  offer to
                                        sell the shares of AMPS subject  thereto
                                        if the  rate  specified  in such  Bid is
                                        higher than the Applicable Dividend Rate
                                        determined in the Auction,  in each case
                                        at  a   price   per   share   equal   to
                                        $25,000.00.  A Bid placed by a Potential
                                        Holder shall  constitute an  irrevocable
                                        offer to  purchase  the  shares  of AMPS
                                        subject  thereto,  if the rate specified
                                        in such Bid is less than or equal to the
                                        Applicable  Dividend Rate  determined in
                                        such Auction, at a price per share equal
                                        to  $25,000.00.  Settlement of purchases
                                        and  sales  will  be  made  on the  next
                                        Business  Day (also a  Dividend  Payment
                                        Date)
                                        after  the  Auction   Date  through  the
                                        Securities  Depository.  Purchasers will
                                        make payment through their Agent Members
                                        in  same-day  funds  to  the  Securities
                                        Depository   against   delivery  of  the
                                        shares  by book  entry  to  their  Agent
                                        Members. The Securities  Depository will
                                        make  payment  to  the  sellers'   Agent
                                        Members   in    accordance    with   the
                                        Securities      Depository's      normal
                                        procedures,   which  now   provide   for
                                        payment  in   same-day   funds   settled
                                        through  wire  transfer of such funds to
                                        Agent Members who  currently  distribute
                                        such funds to the  persons for whom they
                                        are acting as agents in same-day  funds.
                                        See  "Description of Preferred Shares --
                                        Auction   Market   Preferred   Stock  --
                                        Dividends -- General."

Restrictions   on   Transfer   on  AMPS;
Book-Entry............................  Shares of AMPS may be  transferred  only pursuant  to a Bid or Sell Order  placed
                                        in   an   Auction   to  or   through   a
                                        Broker-Dealer, provided that in the case
                                        of  all   transfers   other  than  those
                                        pursuant  to   Auctions,   the  Existing
                                        Holder of the shares so transferred, its
                                        Broker-Dealer   or  its   Agent   Member
                                        advises  the   Auction   Agent  of  such
                                        transfer.  All of the outstanding shares
                                        of AMPS shall be represented by a single
                                        certificate  registered  in the  name of
                                        the   Securities   Depository   or   its
                                        nominee,  and the  holder  shall  not be
                                        entitled  to  receive  any   certificate
                                        representing any shares of AMPS which it
                                        acquires.   The  holder's  ownership  of
                                        shares  of AMPS  will be  maintained  in
                                        book  entry   form  by  the   Securities
                                        Depository   for  the   holder's   Agent
                                        Member,  which  in  turn  will  maintain
                                        records  of  the   holder's   beneficial
                                        ownership. See "Description of Preferred
                                        Shares -- Auction Procedures for AMPS --
                                        Restrictions on Transfer; Book-Entry."

Use of Proceeds.......................  The net proceeds to the Company from the
                                        Offering   will  be  used  to   purchase
                                        additional Mortgage Assets. In addition,
                                        in  anticipation  of the  Offering,  the
                                        Company  has  been  reinvesting  its net
                                        income in  additional  Mortgage  Assets.
                                        Accordingly,  approximately  $40 million
                                        of the proceeds of the Offering  will be
                                        used  to  fund  1997  dividends  of  the
                                        Company's  net  income on the  currently
                                        outstanding   capital   stock   of   the
                                        Company. See "Use of Proceeds."

BUSINESS AND STRATEGY

         GENERAL. The Company's principal business objective is to acquire, hold and manage Mortgage Assets that will generate net income for distribution to stockholders. At June 30, 1997, the Company held $613.5 million of Mortgage Assets, net, all of which were contributed by or purchased from Webster Bank. Prior to completion of the Offering, Webster will contribute at least $____ of Mortgage-Backed Securities to the Company, and during the first quarter of 1998, Webster Bank anticipates contributing approximately $____ million of additional Mortgage Assets or cash to the Company.

         The Company is required to maintain (i) a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the liquidation preference on the outstanding Preferred Shares, and (ii) a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares. See "Required Asset Coverage" and "Required Dividend Coverage." Although the Company is expected to hold a majority of its assets as Residential Mortgage Loans, such assets will not constitute Eligible Assets. Eligible Assets include Mortgage-Backed Securities, cash and certain Liquid Assets and other marketable securities. See "Required Asset Coverage."

         The  Company's   Mortgage  Assets  presently  consist  of  whole  loans
("Mortgage Loans"), all of which are Residential Mortgage Loans. Prior to completion of the Offering, Webster Bank will contribute at least $____ of Mortgage-Backed Securities to the Company. At the time of such contribution, all such Mortgage-Backed Securities will be rated at least AA by at least one nationally recognized independent rating organization or represent interests in or obligations backed by pools of Mortgage Loans issued or guaranteed by Fannie Mae, FHLMC or GNMA. Mortgage Loans underlying the Mortgage-Backed Securities are secured by single family residential real estate properties located in the United States. The Company has acquired all of its Mortgage Assets from Webster Bank. Any future acquisitions from Webster Bank will be on terms that are comparable to those that could be obtained by the Company if such Mortgage Assets were purchased from unrelated third parties. It is the intention of Webster Bank and the Company that loans purchased from Webster Bank will not result in gain or loss to Webster Bank. Accordingly, the Company primarily intends to purchase newly originated loans of Webster Bank, or more seasoned loans at then current market rates. The Company may also from time to time acquire additional Mortgage Assets from unrelated third parties. As of the date of this Prospectus, the Company has not adopted any arrangements or procedures by which it would purchase Mortgage Assets from unrelated third parties, and the Company has not entered into any agreements with any third parties with respect to the purchase of Mortgage Assets. The Company anticipates that it would purchase Mortgage Assets from unrelated third parties only if neither Webster Bank nor any affiliate of Webster Bank had an amount or type of Mortgage Asset sufficient to meet the requirements of the Company.

         Residential Mortgage Loans held by the Company represent first lien positions and have been originated and underwritten in conformity with standards generally applied by the originator at the time the Residential Mortgage Loans were originated. The Company's Mortgage Assets presently consist solely of Residential Mortgage Loans, and the Company intends to maintain 100% of its portfolio in Mortgage Assets consisting of either Residential Mortgage Loans or Mortgage-Backed Securities. The Company also may invest in whole loans secured by a first mortgage or deed of trust on a commercial real estate property or a multi-family property ("Commercial Mortgage Loans") or in other assets eligible to be held by a REIT, but has no present intention to do so. The Company's current policy prohibits the acquisition of any Mortgage Loan or any interest in a Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities), which Mortgage Loan (i) is more than 30 days past due in the payment of principal or interest at the time of acquisition; (ii) is or was at any time during the preceding 12 months in nonaccrual status or renegotiated due to the financial deterioration of the borrower; or (iii) has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. Loans that are in a "nonaccrual status" are generally loans that are past due 90 days or more in principal or interest. See "Business and Strategy--Description of Mortgage Assets."

         ADVISORY AGREEMENT. The Company has entered into an advisory service agreement with Webster Bank (the "Advisory Agreement") pursuant to which Webster Bank administers the day-to-day operations of the Company. Webster Bank in its role as advisor under the terms of the Advisory Agreement is hereinafter referred to as the "Advisor." The Advisor is responsible for (i) monitoring the credit quality of Mortgage Assets held by the Company, (ii) advising the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets, and (iii) holding documents relating to the Mortgage Assets as custodian on behalf of the Company. The Advisor may at any time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates. The Advisor and its personnel have substantial experience in mortgage finance and in the administration of Mortgage Loans.

         The Advisory Agreement has an initial term of two years, and will be renewed automatically for additional one-year periods unless notice of nonrenewal is delivered by either party to the other party. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior written notice. Under the Advisory Agreement, the Company will pay the Advisor an advisory fee of $150,000 per year. See "Management--The Advisor."

         ADDITIONAL INVESTMENTS. The Company may from time to time purchase additional Mortgage Assets out of net proceeds received in connection with the Offering, the repayment or disposition of Mortgage Assets, the issuance of additional shares of Preferred Stock or additional capital contributions with respect to the Common Stock. The Company does not currently intend to issue any additional shares of Preferred Stock. The Company anticipates that, prior to its issuance of additional shares of Preferred Stock, it will take into consideration Webster Bank's funding requirements and an assessment of other available options for raising any necessary capital. See "Benefits to Webster Bank."

         MANAGEMENT. Currently, the Company's Board of Directors is composed of three members and it has three officers. The Company has no other employees. Each of the Company's directors and officers also is an officer of Webster Bank. See "Management."

SELECTED FINANCIAL DATA

         The selected financial data set forth below is based upon and should be read in connection with the Company's audited financial statements and notes thereto appearing elsewhere herein.

FINANCIAL CONDITION DATA:

                                                                At June 30, 1997
                                                                ----------------
                                                                 (In Thousands)

Assets:
   Cash....................................................         13,415
   Total Mortgage Loans, Net...............................        613,519
   Accrued Interest Receivable.............................          3,751
   Prepaid Expenses and Other Assets.......................            107
                                                                 ---------

       Total Assets........................................      $ 630,792
                                                                 =========

Liabilities and Shareholders' Equity:
   Total Liabilities.......................................      $     274

Shareholder's Equity:
   Preferred Stock.........................................          2,000
   Common Stock............................................              1
   Paid in Capital.........................................        615,021
   Retained Earnings.......................................         13,496
                                                                 ---------
     Total Shareholder's Equity............................        630,518
                                                                 ---------
       Total Liabilities and Shareholder's Equity..........      $ 630,792
                                                                 =========



INCOME STATEMENT DATA:*                                        For the Period
                                                             from March 17, 1997
                                                             (Date of Inception)
                                                              to June 30, 1997
                                                              ----------------
                                                               (In Thousands)

Interest Income:
   Net Interest Income.....................................       $ 13,613
   Provision for Loan Losses...............................              -
                                                                  --------
       Net Interest Income After Provision
         for Loan Losses...................................         13,613

Noninterest Expenses.......................................             59
                                                                  --------

Income Before Taxes........................................         13,554
Income Taxes...............................................              -
                                                                  --------

Net Income.................................................         13,554
Preferred Stock Dividends..................................             58
                                                                  --------

Net Income Available to Common Shareholder.................       $ 13,496
                                                                  ========
----------

* No ratio of earnings to fixed charges is presented because the Company has no fixed charges.

TAX STATUS OF THE COMPANY

         The Company will elect to be treated as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997, and believes that its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. As a REIT, the Company generally will not be subject to federal and Connecticut state income tax on net income and capital gains that it distributes to the holders of its Common Stock and Preferred Stock.

         To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to stockholders at least 95% of its "REIT taxable income" (not including capital gains and certain items of non-cash income). If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and Connecticut state income tax at regular corporate rates. Notwithstanding qualification for taxation as a REIT, the Company may be subject to federal, state and/or local tax. See "Risk Factors--Tax Risks" and "Federal Income Tax Considerations."

                                  RISK FACTORS

         Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Preferred Shares in the Offering. This Prospectus contains forward-looking statements that involve risks and uncertainties. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW.

CONTROL BY WEBSTER BANK

         The Company is a wholly-owned subsidiary of Webster Bank, and will continue to be controlled by Webster Bank after the Offering. The Company's Board of Directors consists entirely of Webster Bank employees, and Webster Bank and its affiliates are involved in virtually every aspect of the Company's existence. Webster Bank administers the day-to-day activities of the Company in its role as Advisor under the Advisory Agreement, and acts as Servicer of the Company's Mortgage Loans under the Servicing Agreement. In addition, all of the officers of the Company are also officers of Webster Bank. As the holder of all of the outstanding voting stock of the Company, Webster Bank generally will have the right to elect all of the directors of the Company.

DEPENDENCE UPON WEBSTER BANK AS ADVISOR AND SERVICER

         The Company is dependent on the diligence and skill of the officers and employees of Webster Bank as its Advisor for the selection, structuring and monitoring of the Company's Mortgage Assets. See "Management." In addition, the Company will be dependent upon the expertise of Webster Bank as its Servicer for the servicing of the Mortgage Loans. The Advisor may subcontract all or a portion of its obligations under the Advisory Agreement to one or more affiliates, and under certain conditions to non-affiliates, involved in the business of managing Mortgage Assets. The Advisor may assign its rights or obligations under the Advisory Agreement and the Servicer may assign its rights and obligations under the Servicing Agreement to any affiliate of the Company. In the event the Advisor or the Servicer subcontracts or assigns its rights or obligations in such a manner, the Company will be dependent upon the subcontractor or affiliate to provide services. See "Management--The Advisor" and "Business and Strategy--Servicing."

RISK OF FUTURE REVISIONS IN POLICIES AND STRATEGIES BY BOARD OF DIRECTORS

         The Board of Directors of the Company has established the investment policies and operating policies and strategies of the Company, certain of which are described in this Prospectus. These policies may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the Company's stockholders, including holders of the Preferred Shares. The ultimate effect of any change in the policies and strategies of the Company on a holder of Preferred Shares may be positive or negative. For example, although the Company currently intends to maintain 100% of its portfolio in a combination of Residential Mortgage Loans and Mortgage-Backed Securities, the Company may in the future acquire other Mortgage Assets, such as Commercial Mortgage Loans, which have a different and distinct risk profile. See "Business and Strategy--Management Policies."

POTENTIAL LACK OF ACTIVE MARKET FOR PREFERRED SHARES

         The AMPS will not be listed on any securities exchange. Application has been made to list the Series B Preferred Shares on the Nasdaq Stock Market. However, there can be no assurance that the Series B Preferred Shares will be listed, or that an active, or any, trading market will develop or be maintained for the Preferred Shares. Consequently, there can be no assurance as to the liquidity of the trading markets for the Preferred Shares.

DIVIDEND AND OTHER REGULATORY RESTRICTIONS ON OPERATIONS OF THE COMPANY

         Because the Company is a subsidiary of Webster Bank, federal regulatory authorities will have the right to examine the Company and its activities. If Webster Bank is deemed to be "undercapitalized" under "prompt corrective action" initiatives of federal regulators, such regulatory authorities will have the authority to, among other things, require Webster Bank or the Company to alter, reduce or terminate its activities, restrict the transfer of assets by either organization, restrict transactions between the two organizations, require Webster Bank to divest or liquidate the Company, or require that Webster Bank be sold. Payment of dividends on the Preferred Shares also could be subject to limitations. In addition, Webster Bank could be subject to these prompt corrective action restrictions if federal regulators determined that Webster Bank was in an unsafe or unsound condition or engaging in an unsafe or unsound practice. Under certain circumstances, certain of these restrictions could result in the Company's failure to qualify as a REIT.

         Webster Bank would become "undercapitalized" for purposes of the OTS prompt corrective action regulations if it had a core capital (or leverage) ratio of less than 4.00%, or 3.00% if Webster Bank is rated composite 1 under the CAMEL rating system in its most recent examination, a Tier 1 risk-based capital ratio of less than 4.00% or a total risk-based capital ratio of less than 8.00%. At June 30, 1997, Webster Bank's core capital (or leverage) ratio was 6.24%, its Tier 1 risk-based capital ratio was 12.98% and its total risk-based capital ratio was 14.19%.

         The OTS prompt corrective action regulations prohibit thrift institutions such as Webster Bank from making "capital distributions" (defined to include a transaction that the OTS or the FDIC determines, by order or regulation, to be "in substance a distribution of capital") unless the institution is at least "adequately capitalized" after the distribution. There can be no assurance that either the OTS or the FDIC would not seek to restrict the Company's payment of dividends on the Preferred Shares under this provision if Webster Bank were to fail to maintain its status as "adequately capitalized."

         Under OTS regulations, the ability of thrift institutions such as Webster Bank to make "capital distributions" (defined to include payment of dividends, stock repurchases and redemptions, cash-out mergers and other distributions charged against the capital accounts of an institution) varies depending primarily on the institution's earnings and regulatory capital levels. While the Company believes that dividends on the Preferred Shares should not be considered "capital distributions" under the OTS regulations, there can be no assurances that the OTS would agree with this position. Under these OTS regulations, institutions are divided into tiers. Tier 1 institutions are those in compliance with their "fully phased-in" capital requirements and which have not been notified by the OTS that they are "in need of more than normal supervision." Tier 1 institutions may make capital distributions without regulatory approval of up to the greater of (i) 100% of net income for the calendar year to date, plus up to one-half of the institution's surplus capital (i.e., the excess of capital over the fully phased-in requirement) at the beginning of the calendar year in which the distribution is made or (ii) 75% of net income for the most recent four quarters. Tier 1 institutions that make capital distributions under the foregoing rules must continue to meet the applicable capital requirements on a pro forma basis after giving effect to such distributions. Tier 1 institutions may seek OTS approval to pay dividends beyond these amounts.

         The category of Tier 2 institutions, which are defined as institutions that are in compliance with their current, but not their "fully phased-in" capital requirements, is no longer relevant because all deductions from capital requirements have been fully phased-in as of July 1, 1996. Tier 3 institutions have capital levels below their current required minimum levels and may not make any capital distributions without the prior written approval of the OTS. In addition to the foregoing, Webster Bank is restricted from declaring or paying a dividend on capital stock if the effect would cause its regulatory capital to be reduced below the amount required for its liquidation accounts established pursuant to requirements upon Webster Bank's and certain of its predecessors' conversion from mutual to stock form.

         As of June 30, 1997, Webster Bank had sufficient levels of capital to be a Tier 1 institution. However, the OTS retains discretion under its capital distribution regulations to treat an institution that is in need of more than normal supervision (after written notice) as a Tier 3 institution. The OTS also retains general discretion to prohibit any otherwise permissible capital distribution on general safety and soundness grounds and must be given 30 days advance notice of all capital distributions.

GEOGRAPHIC CONCENTRATION

         Certain geographic regions of the United States may from time to time experience natural disasters or weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on Mortgage Loans generally. Any concentration of the Mortgage Loans in such a region may present risks in addition to those present with respect to Mortgage Loans generally. Substantially all of the residential properties underlying the Mortgage Assets presently are located in Connecticut. These Mortgage Assets may be subject to a greater risk of default than other comparable Mortgage Assets in the event of adverse economic, political or business developments or natural hazards that may affect such region and the ability of property owners in such region to make payments of principal and interest on the underlying mortgages.

NO CREDIT ENHANCEMENT OR SPECIAL HAZARD INSURANCE

         The Company generally does not intend to obtain credit enhancements such as mortgagor bankruptcy insurance or to obtain special hazard insurance for its Mortgage Loans, other than standard hazard insurance, which will in each case only relate to individual Mortgage Loans. Accordingly, during the time it holds Mortgage Loans for which third party insurance is not obtained, the Company will be subject to risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In addition, in the event of a default on any Mortgage Loan held by the Company resulting from declining property values or worsening economic conditions, among other factors, the Company would bear the risk of loss of principal to the extent of any deficiency between (i) the value of the related mortgaged property, plus any payments from an insurer (or guarantor in the case of Commercial Mortgage Loans) and (ii) the amount owing on the Mortgage Loan.

REAL ESTATE MARKET CONDITIONS

         The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company, such as local and other economic conditions affecting the values of the properties underlying the Mortgage Assets and the ability of mortgagees to make payments of principal and interest on their Mortgage Loans. There can be no assurance that a decline in local or other economic conditions will not adversely affect Mortgage Assets currently owned by the Company or acquired by the Company in the future. The Company is required to maintain (i) a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the liquidation preference on the outstanding Preferred Shares, and (ii) a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares.

DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS

         Even assuming that the mortgaged properties underlying the Mortgage Loans held by the Company provide adequate security for such Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. An action to foreclose on a mortgaged property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In some states, an action to obtain a deficiency judgment is not permitted following a non-judicial sale of a mortgaged property. In Connecticut, where substantially all of the properties currently securing the Company's Mortgage Loans are located, foreclosures are judicial and an action to obtain a deficiency judgment is only permitted following a judicial foreclosure of a mortgaged property. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the Company to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer of the Company's Mortgage Loans will be entitled to deduct from collections received all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on liquidated Mortgage Loans, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing amounts available to the Company.

LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Company to damages and administrative sanctions.

ENVIRONMENTAL CONSIDERATIONS

         In the event that the Company is forced to foreclose on a defaulted Mortgage Loan to recover its investment in such Mortgage Loan, the Company may be subject to environmental liabilities in connection with the underlying real property which could exceed the value of the real property. Although the Company intends to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during the Company's ownership or after a sale thereof to a third party. If such hazardous substances are discovered on a property which the Company has acquired through foreclosure or otherwise, the Company may be required to remove those substances and clean up the property. There can be no assurance that in such a case the Company would not incur full recourse liability for the entire costs of any removal and clean-up, that the cost of such removal and clean-up would not exceed the value of the property or that the Company could recoup any of such costs from any third party. The Company may also be liable to property owners, tenants and other users of neighboring properties. In addition, the Company may find it difficult or impossible to sell the property prior to or following any such clean-up.

TAX RISKS

         ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT. The Company intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1997. Although the Company believes that it will be owned and organized and will operate in such a manner, and Hogan & Hartson L.L.P. will render certain opinions, described under "Federal Income Tax Considerations", regarding the Company's qualification as a REIT, no assurance can be given that the Company will be able to operate in such a manner so as to qualify as a REIT or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances, not entirely within the Company's control and not addressed by the opinion of Hogan & Hartson L.L.P., may affect the Company's ability to qualify as a REIT. Although the Company is not aware of any proposal in Congress to amend the tax laws in a manner that would materially and adversely affect the Company's ability to operate as a REIT, no assurance can be given that new legislation or new regulations, administrative interpretations or court decisions will not significantly change the tax laws in the future with respect to qualification as a REIT or the federal income tax consequences of such qualification.

         The Company is relying on the opinion of Hogan & Hartson L.L.P., special counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinions are not binding on the Internal Revenue Service (the "IRS") or the courts.

         If in any taxable year the Company fails to qualify as a REIT, the Company would not be allowed a deduction for distributions to stockholders in computing its federal taxable income and would be subject to federal and Connecticut state income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, the amount available for distribution to the Company's stockholders would be reduced for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. A failure of the Company to qualify as a REIT would not by itself give the Company the right to redeem the Preferred Shares, nor would it give the holders of the Preferred Shares the right to have their shares redeemed. See
"Description of Preferred Shares--Series B Preferred Shares--Redemption" and "Description of Preferred Shares--Auction Market Preferred Shares--Redemption."

         Notwithstanding that the Company currently intends to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax or other considerations may cause the Company to determine that it is in the best interest of the Company and the holders of its Common Stock and Preferred Stock to revoke the REIT election. The tax law prohibits the Company from electing treatment as a REIT for the four taxable years following the year of such revocation. See "Federal Income Tax Considerations."

         In the event that the Company has insufficient available cash on hand or is otherwise precluded from making dividend distributions in amounts sufficient to maintain its status as a REIT or to avoid imposition of an excise tax, the Company may avail itself of consent dividend procedures. A consent dividend is a hypothetical dividend, as opposed to an actual dividend, declared by the Company and treated for U.S. federal tax purposes as though it had actually been paid to stockholders who were the owners of shares on the last day of the year and who executed the required consent form, and then recontributed by those stockholders to the Company. The Company would use the consent dividend procedures only with respect to its Common Stock.

         REIT REQUIREMENTS WITH RESPECT TO STOCKHOLDER DISTRIBUTIONS. To obtain favorable tax treatment as a REIT qualifying under the Code, the Company generally will be required each year to distribute as dividends to its stockholders at least 95% of its "REIT taxable income" (excluding capital gains and certain items of non-cash income). Failure to comply with this requirement would result in the Company's income being subject to tax at regular corporate rates. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year and any undistributed taxable income from prior periods. Under certain circumstances, federal regulatory authorities may restrict the ability of the Company, as a subsidiary of Webster Bank, to make distributions to its stockholders. Such a restriction could result in the Company's failure to meet REIT requirements with respect to stockholder distributions. See "--Dividend and Other Regulatory Restrictions on Operations of the Company."

         REDEMPTION UPON OCCURRENCE OF A TAX EVENT OR FAILURE TO MEET THE REQUIRED ASSET COVERAGE. At any time following the occurrence of a Tax Event, even if such Tax Event occurs prior to ________ __, 2002 with respect to the Series B Preferred Shares, the Company will have the right to redeem the Preferred Shares in whole but not in part, at a price equal to the liquidation preference, plus accrued and unpaid dividends, if any, thereon, subject to the prior approval of the OTS. The occurrence of a Tax Event will not, however, give the holders of the Preferred Shares any right to have such shares redeemed. The Company also may be required to redeem Preferred Shares to the extent it fails to maintain the Required Asset Coverage. See "Description of Preferred Shares--Series B Preferred Shares--Redemption" and "Description of Preferred Shares--Auction Market Preferred Stock--Redemption."

RISK ASSOCIATED WITH LEVERAGE

         Although   the  Company  does  not   currently   intend  to  incur  any
indebtedness in connection with the acquisition and holding of Mortgage Assets, the Company may do so at any time. To the extent the

Company  were  to  change  its  policy  with  respect  to  the   incurrence   of
indebtedness, the Company would be subject to risks associated with leverage, including, without limitation, changes in interest rates and prepayment risk.

NO THIRD PARTY VALUATION OF THE MORTGAGE ASSETS

         No third party valuations of the Mortgage Assets currently owned by the Company were obtained for purposes of the Offering. In addition, although the Company and Webster Bank intend that future acquisitions or dispositions of Mortgage Assets be on a fair value basis, it is not anticipated that third party valuations will be obtained in connection with future acquisitions and dispositions of Mortgage Assets even in circumstances where an affiliate of the Company is selling the Mortgage Assets to, or purchasing the Mortgage Assets from, the Company.

LIMITED OPERATING HISTORY OF THE COMPANY

         As the Company was incorporated and began its operations in March 1997, the operating history of the Company is limited.


                                   THE COMPANY

         Webster Preferred Capital Corporation is a Connecticut corporation incorporated in March 1997. The Company was formed by Webster Bank to provide a cost-effective means of raising funds, including equity capital, on a consolidated basis for Webster Bank's parent, Webster. The Company will acquire, hold and manage Mortgage Assets. In March 1997, Webster Bank contributed $617.0 million of Mortgage Assets, net as part of the formation of the Company. As of June 30, 1997, all of the Mortgage Assets owned by the Company are Residential Mortgage Loans. Although the Company may acquire and hold a variety of Mortgage Assets, its present intention is to acquire only Residential Mortgage Loans and Mortgage-Backed Securities. As of June 30, 1997, approximately 35.4% of the Company's Mortgage Loans are fixed rate loans and 64.6% are adjustable rate loans. Prior to completion of the Offering, Webster will contribute at least $____ of Mortgage-Backed Securities to the Company, and during the first quarter of 1998, Webster Bank anticipates contributing approximately $____ million of additional Mortgage Assets or cash to the Company.

         The Company is required to maintain (i) a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the liquidation preference on the outstanding Preferred Shares, and (ii) a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares. Although the Company is expected to hold a majority of its assets as Residential Mortgage Loans, such assets will not constitute Eligible Assets. Eligible Assets include primarily Mortgage-Backed Securities, cash and certain other marketable securities.

          All of the Company's Common Stock is owned by Webster Bank. Webster Bank has indicated to the Company that, for as long as any Preferred Shares are outstanding, Webster Bank intends to maintain direct ownership of 100% of the outstanding Common Stock of the Company. The Preferred Shares are not exchangeable into preferred shares of Webster Bank.

         The Company will elect to be treated as a REIT under the Code and will generally not be subject to federal and Connecticut state income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. Furthermore, the Company and Webster Bank will benefit significantly from federal and state tax treatment of dividends paid by the Company as a result of its qualification as a REIT. The dividends payable on the Preferred Shares will be deductible for federal income tax purposes as a result of the Company's qualification as a REIT. Also as a result of the Company's qualification as a REIT, as well as its qualification under certain Connecticut tax law requirements, Webster Bank will be able to deduct from its income, dividends received on the Common Stock for Connecticut corporation income tax purposes.


                                  WEBSTER BANK

         Webster Bank is the federal savings bank subsidiary of Webster, both of which are headquartered in Waterbury, Connecticut. Deposits at Webster Bank are FDIC insured. Webster Bank currently serves customers from 84 banking offices located in New Haven, Fairfield, Litchfield, Hartford and Middlesex Counties in Connecticut. Webster Bank's focus is on providing financial services to individuals, families and businesses. It emphasizes four business lines consumer banking, business banking, mortgage banking and trust and investment management services. These lines are supported by centralized administration, marketing, finance and operations. Webster Bank's goal is to provide banking services that are fairly priced, reliable and convenient.

         The Webster Bank consolidated financial information as of June 30, 1997 includes Derby Savings Bank ("Derby") and People's Savings Bank & Trust ("People's"), both of which were acquired by Webster Bank in 1997 in transactions accounted for as pooling of interests. At June 30, 1997, Webster Bank had total consolidated assets of $6.4 billion, total deposits of $4.4 billion, and shareholder's equity of $437.2 million or 6.9% of total assets. At June 30, 1997, Webster Bank had total loans receivable of $3.8 billion, which included $2.9 billion in residential mortgage loans, $279.0 million in commercial real estate loans, $190.9 million in commercial and industrial loans and $443.6 million in consumer loans (consisting primarily of home equity loans). At June 30, 1997, nonaccrual loans and other real estate owned ("OREO") were $51.1 million. At that date, Webster Bank's allowance for loan losses was $50.3 million, or 126.9% of nonaccrual loans, and its total allowance for loan and OREO losses was $51.1 million, or 94.9% of nonaccrual loans and OREO.

         At June 30, 1997, Webster Bank had regulatory capital significantly in excess of all applicable capital requirements as detailed below:

                                                                          AT JUNE 30, 1997
                                        -------------------------------------------------------------------------------------
                                                                    TIER 1                TIER 1                 TOTAL
                                         TANGIBLE CAPITAL        CORE CAPITAL       RISK-BASED CAPITAL    RISK-BASED CAPITAL
                                            -----------           -----------           -----------           -----------
                                         AMOUNT       %        AMOUNT       %       AMOUNT        %       AMOUNT        %
                                         ------      ---       ------      ---      ------       ---      ------       ---
                                                                               (DOLLARS IN THOUSANDS)
Webster Bank Actual Regulatory Capital $ 390,883    6.18%   $ 394,495     6.24%  $ 394,495      12.98%  $ 431,353     14.19%
Minimum Regulatory Requirement.......     94,830    1.50      189,769     3.00     121,594       4.00     243,189      8.00
                                       ---------    ----    ---------     ----   ---------      -----   ---------     -----
Excess Over Requirement..............  $ 296,053    4.68%   $ 204,726     3.24%  $ 272,901       8.98%  $ 188,164      6.19%

         Since 1991, Webster Bank has experienced significant growth, primarily as a result of acquisitions. In September 1991, Webster Bank acquired certain assets and $247 million of deposit liabilities of Suffield Bank in an FDIC assisted transaction. In 1992, Webster Bank acquired $1.3 billion of the assets, all of the deposits and certain other liabilities of First Constitution Bank, New Haven, Connecticut in an FDIC assisted transaction. In March 1994, Webster completed a conversion/acquisition of Bristol Savings Bank and its $453 million in deposits. Also in 1994, Webster Bank acquired Shoreline Bank and Trust Company with approximately $51 million of assets. In November 1995, Webster Bank acquired Shelton Savings Bank with approximately $298 million of assets, including $224 million of loans and approximately $273 million of deposits. In February 1996, Webster Bank acquired 20 branch banking offices from Shawmut Bank Connecticut, N.A., assuming approximately $845 million in deposits and acquiring approximately $586 million in loans. In 1997, Webster Bank acquired Derby with approximately $1.2 billion of assets, and People's with approximately $479 million of assets and an additional $327 million of trust assets under management. Webster Bank also acquired Sachem Trust National Association in 1997 with approximately $300 million of trust assets under management.

         As a result of the Offering, Webster Bank will benefit from federal and state tax treatment of dividends paid by the Company as a result of its qualification as a REIT. The dividends payable on the Preferred Shares will be deductible for federal and Connecticut state income tax purposes as a result of the Company's qualification as a REIT. Also as a result of the Company's qualification as a REIT, as well as its qualification under certain Connecticut tax law requirements, Webster Bank will be able to deduct from its income the dividends received on the Common Stock for Connecticut state income tax purposes. Webster Bank also will be entitled to receive advisory and servicing fees and dividends in respect of the Common Stock and will be entitled to retain any ancillary fees, including, but not limited to, late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. In addition, Webster Bank, as Servicer, will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by the Servicer.


                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Preferred Shares offered hereby are estimated to be $___ million ($___ million if the Underwriters' over-allotment option with respect to the Series B Preferred Shares is exercised in full). The Company will use the net proceeds received in connection with the Offering to purchase additional Mortgage Assets. The Company expects that it will purchase any such additional Mortgage Assets within two months from the completion of the Offering, or, if applicable, exercise by the Underwriters of their over-allotment option. In addition, in anticipation of the Offering, the Company has been reinvesting its net income in additional Mortgage Assets. Accordingly, approximately $40 million of the proceeds of the Offering will be used to fund 1997 cash dividends of the Company's net income on the currently outstanding capital stock of the Company. See "Business and Strategy." Pending such expected acquisition of additional Mortgage Assets, the Company will invest the net Offering proceeds not used to fund 1997 dividends in short-term securities or money market investments.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of June 30, 1997 (the date of the most recent audited financial statements of the Company) and as adjusted to reflect the consummation of the Offering.

                                                                                                  JUNE 30, 1997
                                                                                       ---------------------------------
                                                                                         ACTUAL              AS ADJUSTED
                                                                                       ---------------------------------
                                                                                       (In Thousands, Except Share Data)
Shareholders' Equity
   Series A Auction Market Cumulative Preferred Stock, par value $1.00 per share;
     none authorized, issued and outstanding, actual; and 2,600 shares
     authorized, issued and outstanding, as adjusted.............................    $          -           $

   Series B ___% Cumulative Preferred Stock, par  value $1.00  per  share;  none authorized, issued and outstanding, actual; and 1,150,000 shares authorized,
     and 1,000,000 shares issued and outstanding, as adjusted....................               -

   10% Cumulative  Non-Convertible  Preferred  Stock;  2,000  shares  issued and outstanding at June 30, 1997; no shares authorized, issued and
     outstanding, as adjusted....................................................           2,000(1)                -(1)

   Common Stock,  par value $0.01 per share;  1,000 shares  authorized,  and 100 shares issued and outstanding, actual; and 1,000 shares
     authorized and ______ shares issued and outstanding, as adjusted............               1(1)                 (1)

   Additional Paid-in Capital....................................................         615,021                    (2)

   Retained Earnings.............................................................          13,496

       Total Shareholders' Equity................................................         630,518(1)
                                                                                     ------------           ---------

Total Capitalization.............................................................    $    630,518(1)
                                                                                     ============           =========

---------------
(1) In contemplation of the Offering, the Company will redeem from Webster Bank its currently outstanding 2,000 shares of preferred stock, in exchange for 100 additional shares of Common Stock.

(2) The Company was formed with an initial capitalization of $617.0 million in Mortgage Assets, net. In addition, Webster Bank will contribute approximately $____ million of Mortgage-Backed Securities to the Company prior to completion of the Offering. The additional paid-in capital, as adjusted, of $_____ million represents (i) the $617.0 million total capital contribution made by Webster Bank in the form of Mortgage Assets to the Company, (ii) the approximate $_____ million contribution of Mortgage-Backed Securities to be made by Webster Bank prior to completion of the Offering, and (iii) the $_____ million raised in the Offering, less the aggregate $2 million par value of the Common Stock and Preferred Shares, and the organizational and Offering expenses.

                              BUSINESS AND STRATEGY

GENERAL

         The Company will acquire, hold and manage Mortgage Assets that will generate net income for distribution to stockholders. In March 1997, Webster Bank contributed $617.0 million of Mortgage Assets, net as part of the formation of the Company. Prior to completion of the Offering, Webster will contribute at least $____ of Mortgage-Backed Securities to the Company, and during the first quarter of 1998, Webster Bank anticipates contributing approximately $____ million of additional Mortgage Assets or cash to the Company.

         The Company is required to maintain (i) a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the liquidation preference on the outstanding Preferred Shares, and (ii) a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares. Although the Company is expected to hold a majority of its assets as Residential Mortgage Loans, such assets will not constitute Eligible Assets. Eligible Assets include Mortgage-Backed Securities, cash and certain Liquid Assets and other marketable securities. See "Required Asset Coverage."

         In order to preserve its status as a REIT under the Code, substantially all of the assets of the Company will consist of Mortgage Loans, Mortgage-Backed Securities and other qualified REIT real estate assets of the type set forth in
Section 856(c)(6)(B) of the Code. See "Federal Income Tax Considerations."

DIVIDEND POLICY

         The Company currently expects to pay an aggregate amount of dividends with respect to its outstanding shares of capital stock equal to not less than 100% of the Company's "REIT taxable income" (excluding capital gains and certain items of non-cash income). In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its "REIT taxable income" (excluding capital gains and certain items of non-cash income) to stockholders. The Company anticipates that none of the dividends on the Preferred Shares and none or no material portion of the dividends on the Common Stock will constitute non-taxable returns of capital.

         The Company is required to maintain a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares. See "Required Dividend Coverage."

         Dividends will be declared at the discretion of the Board of Directors after considering the Company's distributable funds, financial requirements, tax considerations and other factors. The Company's distributable funds will consist primarily of interest and principal payments on the Mortgage Assets held by it, and the Company anticipates that a significant portion of such assets will bear interest at adjustable rates. Accordingly, if there is a decline in interest rates, the Company may experience a decrease in income available to be distributed to its stockholders. However, the Company currently expects that both its cash available for distribution and its "REIT taxable income" will exceed the amount needed to pay dividends on the Preferred Shares, even in the event of a significant decline in interest rate levels, because (i) the Company's Mortgage Assets are interest bearing, (ii) the Preferred Shares are not expected to exceed 15% of the Company's capitalization, and (iii) the Company does not anticipate incurring any indebtedness. As indicated below under "-- Description of Mortgage Assets," as of June 30, 1997, the weighted average interest rate of the Company's Residential Mortgage Loans was approximately 7.68% per annum. At current interest rates and assuming that (i) the Mortgage Assets presently held by the Company are held for the 12-month period following consummation of the Offering, (ii) the net Offering proceeds and principal repayments (net of dividends paid) are reinvested in additional Mortgage Assets with characteristics similar to those of the presently held Mortgage Assets, and
(iii) interest rates remain constant during such 12-month period, the Company anticipates generating interest income of approximately $___ million, after payment of servicing and advisory fees, during such 12-month period.

Because the aggregate annual dividend payment on the Preferred Shares is approximately $____ million, the Company anticipates, based on the foregoing, that approximately $____ million would be available for payment of dividends on the shares of Common Stock held by Webster Bank during such 12-month period. Accordingly, the Company expects that it will, after taking into consideration the dividends on the Preferred Shares, pay dividends to Webster Bank as the holder of its Common Stock. Because the tax return of Webster Bank is not consolidated with the Company, the dividends payable to Webster Bank as to any year must be paid before the end of such year.

         There are several limitations on the Company's ability to pay dividends on the Common Stock (none of which should adversely affect the legal right of the Company to pay dividends in respect of the Preferred Shares). If the Company fails to declare full dividends on the Preferred Shares in any dividend period, the Company may not make any dividends, other than consent dividends, or other distributions with respect to the Common Stock for such dividend period. The Connecticut Corporation Law provides that no dividend distribution may be made if, after giving it effect: (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company's total assets would be less than the sum of its total liabilities plus, unless the certificate of incorporation of the Company provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. It is, however, possible that these limitations on the Company's ability to pay dividends on the Common Stock and Preferred Stock could affect the ability of the Company to qualify as a REIT for federal income tax purposes, unless the Company avails itself of consent dividend procedures. See "Federal Income Tax Considerations--Requirements for Qualification as a REIT."

         Under certain circumstances, including any determination that Webster Bank's relationship to the Company results in an unsafe and unsound banking practice, federal regulatory authorities will have additional authority to restrict the ability of the Company to make dividend payments to its stockholders. The Company is required to maintain a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the aggregate redemption price of the outstanding Preferred Shares. Although the Company is expected to hold a majority of its assets as Residential Mortgage Loans, such assets will not constitute Eligible Assets. Eligible Assets include Mortgage-Backed Securities, cash and certain other marketable securities. As of each Evaluation Date, the Company will value the Eligible Assets to determine whether their Adjusted Value meets the Required Asset Coverage as set forth under the heading "Required Asset Coverage." The Company estimates that at the Date of Original Issue, based on the anticipated composition of the Company's portfolio and current market valuations, the Market Value of Eligible Assets will be approximately $____ million and the Adjusted Value of Eligible Assets will be approximately $_____ million. Assuming issuance of the Preferred Shares offered hereby, the aggregate liquidation preference would be $75.0 million (or $76.5 million if the Underwriters' over-allotment option is exercised). The Required Asset Coverage on that date is expected to be approximately $____ million. The Market Value of the Company's Eligible Assets will fluctuate with general changes in interest rates, and can be expected to vary from time to time depending on market conditions. The Adjustment Factors applicable to different types of Eligible Assets used to calculate Adjusted Value vary because of differences in volatility of the market prices of such assets. While there can be no assurance that the Market Value or Adjusted Value of the Eligible Assets will be maintained, if the Required Asset Coverage is not maintained or restored as required, the Company would be obligated to redeem such number of Preferred Shares as would cause the Required Asset Coverage to be restored. Any such redemption may be subject to regulatory approval. See "Required Asset Coverage." In addition, payments of dividends to stockholders may be subject to the OTS regulations on "capital distributions." See "Risk Factors--Dividend and Other Regulatory Restrictions on Operations of the Company."

LIQUIDITY AND CAPITAL RESOURCES

         The Company's principal liquidity need will be to fund the acquisition of additional Mortgage Assets as Mortgage Assets held by the Company are repaid. The acquisition of such additional Mortgage Assets will be funded with the proceeds of principal repayments on its current portfolio of Mortgage Assets. The Company does not anticipate that it will have any other material capital expenditures. The Company believes that cash generated from the payment of interest and principal on its Mortgage Assets will provide sufficient funds to meet its operating requirements and to pay dividends in accordance with the requirements to be taxed as a REIT for the foreseeable future. To the extent that the Company accumulates cash in order to meet its dividend requirements, it may invest such cash in short term securities or money market investments.

GENERAL DESCRIPTION OF MORTGAGE ASSETS; INVESTMENT POLICY

         RESIDENTIAL MORTGAGE LOANS. The Company may from time to time acquire both conforming and nonconforming Residential Mortgage Loans. Conventional conforming Residential Mortgage Loans comply with the requirements for inclusion in a loan guarantee program sponsored by either the Federal Home Loan Mortgage Corporation ("FHLMC") or Fannie Mae. Under current regulations, the maximum principal balance allowed on conforming Residential Mortgage Loans ranges from $207,000 ($310,500 for Residential Mortgage Loans secured by mortgaged properties located in either Alaska or Hawaii) for one unit residential loans to $397,800 ($596,700 for Residential Mortgage Loans secured by mortgaged properties located in either Alaska or Hawaii) for four unit residential loans. Nonconforming Residential Mortgage Loans are Residential Mortgage Loans that do not qualify in one or more respects for purchase by FNMA or FHLMC under their standard programs. The nonconforming Residential Mortgage Loans that the Company purchases will be nonconforming generally because they have original principal balances which exceed the limits for FHLMC or FNMA programs. The Company's nonconforming Residential Mortgage Loans are expected to meet the requirements for sale to national private mortgage conduit programs or other investors in the secondary mortgage market.

         Each Residential Mortgage Loan will be evidenced by a promissory note secured by a mortgage or deed of trust or other similar security instrument creating a first lien on a single family (one to four unit) residential property, including stock allocated to a dwelling unit in a residential cooperative housing corporation. Residential real estate properties underlying Residential Mortgage Loans consist of individual dwelling units, individual cooperative apartment units, individual condominium units, two to four family dwelling units, planned unit developments and townhouses.

         MORTGAGE-BACKED SECURITIES. The Company may from time to time acquire fixed-rate or adjustable-rate Mortgage-Backed Securities representing interests in pools of Mortgage Loans. A portion of any of the Mortgage-Backed Securities that the Company purchases may have been originated by Webster Bank by exchanging pools of Mortgage Loans for the Mortgage-Backed Securities. The Mortgage Loans underlying the Mortgage-Backed Securities will be secured by single family residential properties located throughout the United States.

         The Company intends to acquire only investment grade Mortgage-Backed Securities issued or guaranteed by Fannie Mae, FHLMC and the Government National Mortgage Association ("GNMA"). The Company does not intend to acquire any interest-only, principal-only or high-risk Mortgage-Backed Securities. Further, the Company does not intend to acquire any residual interests in real estate mortgage conduits or any interests, other than as a creditor, in any taxable mortgage pools.

         OTHER REAL ESTATE ASSETS. Although the Company presently intends to invest only in Residential Mortgage Loans and Mortgage-Backed Securities, the Company may invest up to 5% of the total value of its portfolio in assets other than Residential Mortgage Loans and Mortgage-Backed Securities eligible to be held by REITs. In addition to Commercial Mortgage Loans, such assets could include cash, cash equivalents and securities, including shares or interests in other REITs.

MANAGEMENT POLICIES

         In administering the Company's Mortgage Assets, the Advisor has a high degree of autonomy. The Board of Directors, however, has adopted certain policies to guide administration of the Company and the Advisor with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management and certain other activities. These policies, which are discussed below, may be amended or revised from time to time at the discretion of the Board of Directors without a vote of the Company's stockholders, including holders of the Preferred Shares. See also "--Dividend Policy."

         ASSET ACQUISITION AND DISPOSITION POLICIES. Subsequent to the Offering, the Company anticipates that it will purchase additional Mortgage Assets on a monthly basis. The Company intends to acquire all or substantially all of such Mortgage Assets from Webster Bank and/or affiliates of Webster Bank, on terms that are comparable to those that could be obtained by the Company if such
Mortgage Assets were purchased from unrelated third parties, out of proceeds received in connection with the repayment or disposition of Mortgage Assets or the issuance of additional shares of Preferred Stock or the contribution of additional capital by Webster Bank. The Company may also from time to time acquire Mortgage Assets from unrelated third parties. As of the date of this Prospectus, the Company has not adopted any arrangements or procedures by which it would purchase Mortgage Assets from unrelated third parties, and the Company has not entered into any agreements with any third parties with respect to the purchase of Mortgage Assets. The Company anticipates that it would purchase Mortgage Assets from unrelated third parties only if neither Webster Bank nor any affiliate of Webster Bank had an amount or type of Mortgage Asset sufficient to meet the requirements of the Company. The Company currently anticipates that the Mortgage Assets that it purchases will include Residential Mortgage Loans, as described in "--Description of Mortgage Assets," and Mortgage-Backed Securities, although if Webster Bank and/or any of its affiliates develop additional Mortgage Asset products, the Company may purchase such additional types of Mortgage Assets. In addition, the Company may also from time to time acquire limited amounts of other assets eligible to be held by REITs. The Company currently anticipates that it will not acquire the right to service any Mortgage Loans it acquires in the future. The Company anticipates that any servicing arrangement that it enters into in the future will contain fees and other terms consistent with secondary market standards.

         The Company currently intends to maintain 100% of its portfolio in a combination of Residential Mortgage Loans and Mortgage-Backed Securities. As indicated above, the Company may invest in other assets eligible to be held by REITs. The Company primarily intends to purchase newly originated loans of Webster Bank, or more seasoned loans at then current market rates. The Company's current policy prohibits the acquisition of any Mortgage Loan or any interest in a Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities), which Mortgage Loan (i) is more than 30 days past due in the payment of principal or interest at the time of proposed acquisition;
(ii) is or was at any time during the preceding 12 months in nonaccrual status or renegotiated due to financial deterioration of the borrower; or (iii) has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. Loans that are in a "nonaccrual status" are generally loans that are past due 90 days or more in principal or interest.

         The Company currently intends that with respect to delinquent and non-accrual loans, to aggressively seek collections on such loans consistent with Webster Bank's policies in that regard.

         CAPITAL AND LEVERAGE POLICIES. The Company presently does not anticipate any additional funding requirements. To the extent that the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, debt financing or retention of cash flow (after consideration of provisions of the Code requiring the distribution by a REIT of a certain percentage of taxable income and taking into account taxes that would be imposed on undistributed taxable income), or a combination of these methods.

         The Company will have no debt outstanding following completion of the Offering, and the Company does not currently intend to incur any indebtedness. However, the organizational documents of the Company do not contain any limitation on the amount or percentage of debt, funded or otherwise, the Company might incur.

         The Company may also issue additional series of Preferred Stock. However, the Company may not issue additional shares of Preferred Stock senior to the Preferred Shares without the consent of persons holding at least 67% of the aggregate liquidation value of Preferred Shares at that time. The Company anticipates that, prior to its issuance of additional shares of Preferred Stock, it will take into consideration Webster Bank's funding requirements and an assessment of other available options for raising any necessary capital.

         CREDIT RISK MANAGEMENT POLICIES. The Company intends that each Mortgage Loan acquired from Webster Bank, an affiliate of Webster Bank or an unrelated third party in the future will represent a first lien position and will be originated in the ordinary course of the originator's real estate lending activities based on the underwriting standards generally applied (at the time of origination) for the originator's own account. See "--Description of Mortgage Assets--Mortgage Loan Underwriting Standards." The Company also intends that all Mortgage Loans held by the Company will be serviced pursuant to the Servicing Agreement, which requires the Servicer to service the Company's Mortgage Loans in a manner substantially the same as for similar work performed by the Servicer for transactions on its own behalf. It also requires the Servicer to take all reasonable steps necessary to comply with and to use its best efforts to cause the Company to comply with any applicable federal and state statutes or regulations or private mortgage insurance requirements while servicing all loans pursuant to the Servicing Agreement.

         RELATIONSHIP WITH WEBSTER BANK POLICIES. Because of the nature of the Company's relationship with Webster Bank and its affiliates, it is the Company's policy that the terms of any financial dealings with Webster Bank and its affiliates will be consistent with those available from third parties in the mortgage lending industry. It is the intention of the Company and Webster Bank that any agreements and transactions between the Company, on the one hand, and Webster Bank or its affiliates, on the other hand, including, without limitation, the purchase of Mortgage Loans, are fair to all parties and are consistent with market terms for such types of transactions. The Servicing Agreement provides that foreclosures and dispositions of the Mortgage Loans are to be performed with a view toward maximizing the recovery by the Company as owner of the Mortgage Loans, and the Servicer shall service the Mortgage Loans solely with a view toward the interests of the Company, and without regard to the interests of Webster Bank or any of its affiliates. However, there can be no assurance that any such agreement or transaction will be on terms as favorable to the Company as would have been obtained from unaffiliated third parties.

         There are no provisions in the Company's amended and restated certificate of incorporation (the "Certificate of Incorporation") limiting any officer, director, security holder or affiliate of the Company from having any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest or from engaging in acquiring, holding and managing Mortgage Assets. As described herein, it is expected that Webster Bank and its affiliates will have direct interests in transactions with the Company (including without limitation the sale of Mortgage Assets to the Company); however, it is not currently anticipated that any of the officers or directors of the Company will have any interests in such Mortgage Assets.

         OTHER POLICIES. The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940, as amended. The Company does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, (iii) actively trade in loans or other investments,
(iv) offer securities in exchange for property, or (v) make loans to third parties, including without limitation officers, directors or other affiliates of the Company. The Company may, under certain circumstances, purchase Preferred Shares in the open market or otherwise. The Company has no present intention of causing the Company to repurchase any shares of its capital stock, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT.

         The Company intends to publish and distribute to stockholders, in accordance with the rules of the Nasdaq Stock Market, annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by the Company's independent public accountants. The Company will maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for as long as any of the Preferred Shares are outstanding.

         The Company currently intends to make investments and operate its business at all times in such a manner as to be consistent with the requirements of the Code to qualify as a REIT. However, future economic, market, legal, tax or other considerations may cause the Board of Directors to determine that it is in the best interests of the Company and its stockholders to revoke its REIT status.

DESCRIPTION OF MORTGAGE ASSETS

         Information with respect to the Company's Mortgage Assets is presented as of June 30, 1997. The Company's portfolio of Mortgage Assets may or may not have the characteristics described below at future dates, although the Company currently intends to maintain 100% of its portfolio in a combination of Residential Mortgage Loans and Mortgage-Backed Securities.

         GENERAL. At June 30, 1997, the Residential Mortgage Loans owned by the Company had an aggregate outstanding principal balance of $613.6 million. The Company's Residential Mortgage Loans at June 30, 1997 were originated in the ordinary course of the real estate lending activities of Webster Bank or acquired by Webster Bank as a result of acquisitions. All of the Company's Residential Mortgage Loans at June 30, 1997 were originated generally in accordance with the underwriting standards customarily employed by the originator during the period in which such Mortgage Loans were originated.

         The following table sets forth the composition of the Company's loan portfolio in dollar amounts and in percentages at June 30, 1997, and a reconciliation of loans receivable, net.

                                                                   JUNE 30, 1997
                                                                  (In Thousands)
                  Residential Mortgage Loans.................... $   613,627
                  Mortgage Loans Net Items:
                    Allowance for Loan Losses...................      (1,544)
                    Unearned Premiums and Deferred
                      Loan Fees, Net............................       1,436
                                                                 -----------

                    Residential Mortgage Loans, Net............. $   613,519
                                                                 ===========

         All of the Company's Residential Mortgage Loans at June 30, 1997 were originated between January 1979 and April 1997, and have an original term to stated maturity of up to 30 years. The following table sets forth information regarding the origination dates of the Company's Residential Mortgage Loans.

                                                     AGGREGATE PRINCIPAL BALANCE
               YEAR IN WHICH RESIDENTIAL              OF RESIDENTIAL MORTGAGE
            MORTGAGE LOANS WERE ORIGINATED            LOANS AT JUNE 30, 1997
            ------------------------------           -----------------------
                                                           (In Thousands)
         1979-1984..........................                $     1,881
         1985-1989..........................                     54,840
         1990-1994..........................                    284,996
         1995...............................                     93,738
         1996...............................                    121,049
         1997...............................                     57,123
                                                            -----------

                                                            $   613,627
                                                            ===========

         At June 30, 1997, the weighted average Loan-to-Value Ratio of the Residential Mortgage Loans was 65.3%. "Loan-to-Value Ratio" means the ratio (expressed as a percentage) of the current principal amount of such Mortgage Loan to the lesser of (i) the appraised value at origination of the underlying mortgaged property and (ii) if the Mortgage Loan was made to finance the acquisition of property, the purchase price of the mortgaged property. The mortgage notes with respect to all of the Residential Mortgage Loans at June 30, 1997 contain "due-on-sale" provisions, which restrict the assumption of the Residential Mortgage Loan by a proposed transferee and accelerate the payment of the outstanding principal balance of the Residential Mortgage Loan.

         The   following   table  sets  forth  the   contractual   maturity  and
interest-rate sensitivity of the Company's Residential Mortgage Loans at June 30, 1997.

                                                                         CONTRACTUAL MATURITY
                                                        ------------------------------------------------------
                                                        ONE YEAR        ONE TO          OVER
                                                         OR LESS      FIVE YEARS     FIVE YEARS          TOTAL
                                                        --------      ----------     ----------          -----
                                                                            (In Thousands)
Residential Mortgage Loans:
   Fixed Rate.......................................  $        -      $      374    $    216,653     $   217,027

   Adjustable Rate..................................     185,521         198,643          12,436         396,600
                                                      ----------      ----------    ------------     -----------

     Total..........................................  $  185,521      $  199,017    $    229,089     $   613,627
                                                      ==========      ==========    ============     ===========

         At June 30, 1997, (i) $4.7 million of the Residential Mortgage Loans were more than 30 days past due in the payment of principal or interest; (ii) $633,000 were in nonaccrual status; and (iii) $6.7 million were more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest.

         The Company has established allowances for loan losses in an amount deemed prudent by management based in large part on the loss experience of Webster Bank in determining the adequacy of loan loss allowances. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When the Company determines a problem asset to be uncollectible, it either establishes a specific allowance for expected losses or charges-off expected losses to the allowance for loan losses. As a subsidiary of Webster Bank, the Company's determination as to the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional valuation allowances.

         The following table sets forth certain information regarding the Company's loans accounted for on a nonaccrual basis at June 30, 1997. The Company has no real estate acquired through foreclosure.

                                                                 JUNE 30, 1997
                                                                (In Thousands)

Residential Mortgage Loans Accounted for on a
   Nonaccrual Basis............................................. $         633
Real Estate Acquired Through Foreclosure........................             -
                                                                 -------------

     Total...................................................... $         633
                                                                 =============

         Interest  on  nonaccrual   loans  that  would  have  been  recorded  as
additional income for the six months ended June 30, 1997 had the loans been current in accordance with their original terms approximated $16,205.

         The following table sets forth information as to delinquent loans in the Company's loans receivable portfolio before net items.

                                                        JUNE 30, 1997
                                                  ------------------------
                                                                PERCENTAGE
                                                  PRINCIPAL      OF LOANS
                                                  BALANCES      RECEIVABLE
                                                  --------      ----------
                                                       (In Thousands)

Residential Mortgage Loans Past Due
   30-89 Days and Still Accruing.............     $4,027                 .7%

         The Company's allowance for loan losses at June 30, 1997 totaled $1.5 million. All of such allowances are attributable to Residential Mortgage Loans, which are the only loans held by the Company at that date. In assessing the specific risks inherent in the portfolio, management takes into consideration the risk of loss on the Company's nonaccrual loans and watch list loans including an analysis of the collateral for the loans. Other factors considered are loss experience (including that of Webster Bank), loan concentrations, local economic conditions and other factors. As of June 30, 1997, the Company has not had any charge-offs, nor has it made any provisions for loan losses charged to operations.

         RESIDENTIAL MORTGAGE LOANS. The following table sets forth certain information with respect to each type of Residential Mortgage Loan owned by the Company at June 30, 1997:

                                                   Aggregate
                                                   Principal              Weighted Average        Weighted Average
                                                    Balance                   Loan-to-            Months Remaining
Loan Type                                       (In Thousands)               Value Ratio             to Maturity
---------                                       --------------            ----------------        ----------------
15 Year Fixed Rate Residential Mortgage Loans..   $   51,676                    47.7%                    143
20 Year Fixed Rate Residential Mortgage Loans..        1,632                    65.0                     210
25 Year Fixed Rate Residential Mortgage Loans..          835                    71.8                     277
30 Year Fixed Rate Residential Mortgage Loans..      162,884                    67.3                     321
Adjustable Rate Residential Mortgage Loans.....      396,600                    67.7                     316
                                                  ----------
   Total.......................................   $  613,627
                                                  ==========

         As of June 30, 1997, $217.0 million or 35.4% of the Residential Mortgage Loans bore interest at a fixed rate and $396.6 million or 64.6% bore interest at adjustable rates. The interest rate on an "adjustable rate mortgage" or an "ARM" is typically tied to an index (such as the interest rate on United States Treasury Bills) and is adjustable periodically. ARMs are typically subject to lifetime interest rate caps and/or periodic interest rate caps. As of June 30, 1997, the interest rates of the Residential Mortgage Loans ranged from 4.75% per annum to 9.50% per annum and the weighted average interest rate was 7.68% per annum.

         The following tables contain certain additional data with respect to the interest rates of certain of the Residential Mortgage Loans owned by the Company as of June 30, 1997:

                                   CURRENT INTEREST RATE OF RESIDENTIAL MORTGAGE LOANS

                                                          Number of                 Aggregate                 Percentage
                                                         Residential            Principal Balance            by Aggregate
Current Interest Rate                                  Mortgage Loans            (In Thousands)            Principal Balance
---------------------                                  --------------           -----------------          -----------------

Fixed Rate Loans:
-----------------
   6.501%-7.000%...............................               221                  $    25,599                    4.2%
   7.001%-7.500%...............................               558                       77,930                   12.7
   7.501%-8.000%...............................               667                      109,585                   17.9
   8.001%-8.500%...............................                 9                        1,558                    0.2
   8.501%-9.000%...............................                 9                        1,183                    0.2
   9.001%-9.500%...............................                 8                        1,172                    0.2
                                                           ------                  -----------                -------

     Total Fixed Rate Loans....................             1,472                      217,027                   35.4
                                                           ------                  -----------                -------

Adjustable Rate Loans:
----------------------
   4.501%-5.000%...............................                 2                          204                    0.1
   5.001%-5.500%...............................                 1                           84                      -
   5.501%-6.000%...............................                12                        4,554                    0.7
   6.001%-6.500%...............................                10                        3,780                    0.6
   6.501%-7.000%...............................               211                       46,942                    7.7
   7.001%-7.500%...............................               435                       85,102                   13.9
   7.501%-8.000%...............................               804                      129,900                   21.1
   8.001%-8.500%...............................               570                       98,145                   16.0
   8.501%-9.000%...............................               138                       26,538                    4.3
   9.001%-9.500%...............................                10                        1,351                    0.2
                                                           ------                  -----------                -------

     Total Adjustable Rate Loans...............             2,193                      396,600                   64.6
                                                           ------                  -----------                -------

Total Residential Mortgage Loans...............             3,665                  $   613,627                  100.0%
                                                           ======                  ===========                =======

         "Gross Margin," with respect to an ARM, means the applicable fixed percentage which is added to the applicable index to calculate the current interest rate paid by the borrower of such adjustable rate Residential Mortgage Loan (without taking into account any interest rate caps or minimum interest rates). As of June 30, 1997, the weighted average Gross Margin of the adjustable rate Residential Mortgage Loans was approximately 2.78%. The following table sets forth certain additional data with respect to the Gross Margin of the adjustable rate Residential Mortgage Loans owned by the Company as of June 30, 1997:

                                                       GROSS MARGIN

                                                                            Aggregate                Percentage
                                                    Number of           Principal Balance           by Aggregate
Gross Margin                                     Mortgage Loans          (In Thousands)           Principal Balance
------------                                     --------------         -----------------         -----------------

Less than 2.75%.............................             156               $   19,474                    4.9%
2.75%.......................................           1,462                  294,326                   74.2
Greater than 2.75%..........................             575                   82,800                   20.9
                                                     -------               ----------                -------

   Total....................................           2,193               $  396,600                  100.0%
                                                     =======               ==========                =======

         The current portfolio of Residential Mortgage Loans includes loans directly originated by Webster Bank, as well as loans acquired by Webster Bank in connection with its merger and acquisition activity over recent years. The interest rate of each type of ARM product owned by the Company at June 30, 1997 adjusts at the times (each, a "Rate Adjustment Date") and in the manner described below subject to lifetime interest rate caps, to minimum interest rates and, in the case of most ARMs owned by the Company at June 30, 1997, to maximum periodic adjustment increases or decreases, each as specified in the mortgage note relating to the ARM. Information set forth below regarding interest rate caps and minimum interest rates applies to the Residential Mortgage Loans owned by the Company at June 30, 1997 only. Mortgage Loans purchased by the Company after that date may be subject to different interest rate caps and minimum interest rates.

         Each ARM bears interest at its initial interest rate until its first Rate Adjustment Date. Effective with each Rate Adjustment Date, the monthly principal and interest payment on an adjustable rate Mortgage Loan will be adjusted to an amount that will fully amortize the then-outstanding principal balance of such Residential Mortgage Loan over its remaining term to stated maturity and that will be sufficient to pay interest at the adjusted interest rate. Certain of the types of Residential Mortgage Loan products that are ARMs contain an option, which may be exercised by the mortgagor, to convert the ARM into a fixed rate loan for the remainder of the mortgage term. If a Residential Mortgage Loan that is an ARM is converted into a fixed rate loan, the interest rate will be determined at the time of conversion as specified in the mortgage note relating to such Mortgage Loan and will remain fixed at such rate until the stated maturity of such Residential Mortgage Loan. Mortgage Loans owned by the Company at June 30, 1997 generally allow the mortgagor to prepay at any time some or all of the outstanding principal balance of the Mortgage Loan without a fee or penalty.

         Current ARM products offered by Webster Bank include six month, one-year and three-year ARMs. Webster Bank also offers five-year and ten-year fixed rate Residential Mortgage Loans with the ability to automatically convert to a one-year ARM after five or ten years, respectively.

         MORTGAGE LOAN UNDERWRITING STANDARDS. Webster Bank has represented to the Company that all of the Mortgage Loans contributed by Webster Bank to the Company in March 1997 were originated generally in accordance with the underwriting policies customarily employed by the originator during the period in which those Residential Mortgage Loans were originated.

         In the Mortgage Loan approval process, Webster Bank assesses both the borrower's ability to repay the Mortgage Loan and the adequacy of the proposed security. Credit approval is vested with the board of directors of Webster Bank and delegated to certain officers in accordance with the credit authorizations approved by the board of directors of Webster Bank. Any significant Mortgage Loan not conforming to Webster Bank's approved policies must be approved by the executive vice president of mortgage banking or the chief executive officer of Webster Bank. All Mortgage Loans of $3.0 million or more are presented to the board of directors of Webster Bank for final approval.

         The approval process for all types of Mortgage Loans includes on-site appraisals of the properties securing such loans and a review of the applicant's financial records and credit, payment and banking history, and tax returns. Webster Bank generally lends up to 95% of the appraised value of single family residential dwellings to be owner-occupied.

         Webster Bank requires title insurance policies protecting the priority of Webster Bank's liens for all Mortgage Loans and also requires fire and casualty insurance for permanent Mortgage Loans. The borrower selects the insurance carrier, subject to Webster Bank's approval. Generally, for any Residential Mortgage Loan in an amount exceeding 80% of the appraised value of the security property, Webster Bank currently requires mortgage insurance from an independent mortgage insurance company.

         Substantially all Mortgage Loans originated by Webster Bank contain a "due-on-sale" clause providing that Webster Bank may declare a Mortgage Loan immediately due and payable in the event, among other things, that the borrower sells the property securing the loan without the consent of Webster Bank.

         GEOGRAPHIC DISTRIBUTION. Approximately 92% of the residential real estate properties underlying the Company's Residential Mortgage Loans as of June 30, 1997 were located in Connecticut. The remaining properties are located primarily in Massachusetts, New York and Rhode Island. Consequently, these Residential Mortgage Loans may be subject to a greater risk of default than other comparable Residential Mortgage Loans in the event of adverse economic, political or business developments in Connecticut that affect the ability of residential property owners in any of these areas to make payments of principal and interest on the underlying mortgages.

         LOAN-TO-VALUE RATIOS; INSURANCE. Approximately 95% of the Company's Residential Mortgage Loans as of June 30, 1997 having Loan-to-Value Ratios of greater than 80%, are insured under primary mortgage guaranty insurance policies. At the time of origination of the Residential Mortgage Loans, each of the primary mortgage insurance policy insurers was approved by FNMA or FHLMC. A standard hazard insurance policy is required to be maintained by the mortgagor with respect to each Residential Mortgage Loan in an amount equal to the replacement value or the principal balance of such Residential Mortgage Loan, whichever is less. If the residential real estate property underlying a Residential Mortgage Loan is located in a flood zone, such Residential Mortgage Loan may also be covered by a flood insurance policy as required by law. No special hazard insurance policy or mortgagor bankruptcy insurance will be maintained by the Company with respect to its Residential Mortgage Loans.

SERVICING

         The Mortgage Loans owned by the Company are serviced by Webster Bank pursuant to the terms of the Servicing Agreement. Webster Bank in its role as servicer under the terms of the Servicing Agreement is herein referred to as the "Servicer." The Servicer will receive fees at an annual rate of (i) 8 basis points for fixed rate loan servicing and collection work, (ii) 8 basis points for variable rate loan servicing and collection work and (iii) 5 basis points for all other services to be provided, in each case based on the daily outstanding balances of all of the Company's loans for which the Servicer is responsible.

         The Servicing Agreement generally requires the Servicer to service the Company's Mortgage Loans in a manner substantially the same as for similar work performed by the Servicer for transactions on its own behalf. It also requires the Servicer to use its best efforts to comply with any applicable federal and state statutes or regulations or private mortgage insurance requirements while servicing all loans pursuant to the Servicing Agreement. The Servicer will collect and remit principal and interest payments, administer mortgage escrow accounts, submit and pursue insurance claims and initiate and supervise foreclosure proceedings on the Mortgage Loans it services. The Servicer will also provide accounting and reporting services required by the Company for such Mortgage Loans. The Servicer may, in its discretion, arrange with a defaulting borrower a schedule for the liquidation of delinquencies, provided that, in the case of Residential Mortgage Loans, no primary mortgage guaranty insurance coverage is adversely affected. The Servicer may also be directed by the Company, at any time during the servicing process, to dispose of any Mortgage Loan which is placed in a nonaccrual status, renegotiated due to the financial deterioration of the borrower or which has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. The Servicer may from time to time assign all or a portion of its rights and obligations under the Servicing Agreement to an affiliate of the Company. The Servicer will not, in connection with the assignment of any of its obligations under the Servicing Agreement, be discharged or relieved in any respect from its obligation to the Company to perform its obligations under the Servicing Agreement.

         The Servicer will be required to pay all expenses related to the performance of its duties under the Servicing Agreement. The Servicer will be required to make advances of taxes and required insurance premiums that are not collected from borrowers with respect to any Mortgage Loan serviced by it, unless it determines that such advances are nonrecoverable from the mortgagor, insurance proceeds or other sources with respect to such Mortgage Loan. If such advances are made, the Servicer generally will be reimbursed prior to the Company being reimbursed out of proceeds related to such Mortgage Loan. The Servicer also will be entitled to reimbursement by the Company for expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans serviced by it and in connection with the restoration of mortgaged property. If claims are not made or paid under applicable insurance policies or if coverage thereunder has ceased, the Company will suffer a loss to the extent that the proceeds from liquidation of the mortgaged property, after reimbursement of the Servicer's expenses in the sale, are less than the outstanding principal balance of the related Mortgage Loan. The Servicer will be responsible to the Company for any loss suffered as a result of the Servicer's failure to make and pursue timely claims or as a result of actions taken or omissions made by the Servicer which cause the policies to be cancelled by the insurer. The Servicer may institute foreclosure proceedings, exercise any power of sale contained in any mortgage or deed of trust, obtain a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property underlying a Mortgage Loan by operation of law or otherwise in accordance with the terms of the Servicing Agreement. Under the Servicing Agreement, the Servicer also provides certain investment and fund management services to the Company.

         In the event of a material breach of a party's obligations under the Servicing Agreement, the non defaulting party may terminate the Servicing Agreement ten days after written notice and a demand to the other party if such breach has not been cured. The Company also has the right to terminate the Servicing Agreement on 30 days' notice if the Servicer alters its reporting practices in a manner that is not acceptable to the Company. In the event that the Servicer is no longer an affiliate of the Company, the Servicing Agreement will terminate.

         The Company and the Servicer have agreed to indemnify the other party against a breach of the representations, warranties and covenants in the Servicing Agreement, subject to certain limitations.

         The Servicer will be entitled to retain any late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. The Servicer will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it. At the end of each calendar month, the Servicer remits amounts due to the Company net of all fees and charges due to the Servicer.

         When any mortgaged property underlying a Mortgage Loan is conveyed by a mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. The terms of a particular Mortgage Loan or applicable law, however, may provide that the Servicer is prohibited from exercising the "due-on-sale" clause under certain circumstances related to the security underlying the Mortgage Loan and the buyer's ability to fulfill the obligations under the related mortgage note. Upon any assumption of a Mortgage Loan by a transferee, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

COMPETITION

         The Company does not anticipate that it will engage in the business of originating Mortgage Loans. It does anticipate that it will purchase additional Mortgage Assets and that all or substantially all of these Mortgage Assets will be purchased from Webster Bank and affiliates of Webster Bank. Accordingly, the Company does not expect to compete with mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in acquiring its Mortgage Assets.

LEGAL PROCEEDINGS

         The Company is not a party to, nor is any of its property the subject of, any material pending legal proceedings other than routine litigation incidental to its business.

                            SELECTED FINANCIAL DATA


         The selected financial data set forth below is based upon and should be read in connection with the Company's audited financial statements and notes thereto appearing elsewhere herein.

FINANCIAL CONDITION DATA:

                                                                At June 30, 1997
                                                                ----------------
                                                                 (In Thousands)

Assets:
   Cash....................................................         13,415
   Total Mortgage Loans, Net...............................        613,519
   Accrued Interest Receivable.............................          3,751
   Prepaid Expenses and Other Assets.......................            107
                                                                 ---------

       Total Assets........................................      $ 630,792
                                                                 =========

Liabilities and Shareholders' Equity:
   Total Liabilities.......................................      $     274

Shareholder's Equity:
   Preferred Stock.........................................          2,000
   Common Stock............................................              1
   Paid in Capital.........................................        615,021
   Retained Earnings.......................................         13,496
                                                                 ---------
     Total Shareholder's Equity............................        630,518
                                                                 ---------
       Total Liabilities and Shareholder's Equity..........      $ 630,792
                                                                 =========



INCOME STATEMENT DATA:                                           For the Period
                                                               from March 17, 1997
                                                               (Date of Inception)
                                                                to June 30, 1997
                                                                ----------------
                                                                 (In Thousands)

Interest Income:
   Net Interest Income.....................................       $ 13,613
   Provision for Loan Losses...............................              -
                                                                  --------
       Net Interest Income After Provision
         for Loan Losses...................................         13,613

Noninterest Expenses.......................................             59
                                                                  --------

Income Before Taxes........................................         13,554
Income Taxes...............................................              -
                                                                  --------

Net Income.................................................         13,554
Preferred Stock Dividends..................................             58
                                                                  --------

Net Income Available to Common Shareholder.................       $ 13,496
                                                                  ========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Company is a wholly-owned subsidiary of Webster Bank and was incorporated in March 1997 to provide a cost-effective means of raising funds, including equity capital, on a consolidated basis for Webster. Total assets at June 30, 1997 were $630.8 million of Mortgage Assets, net.

         The Company will elect to be treated as a REIT under the Code, and will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. Furthermore, the Company and Webster Bank will benefit significantly from federal and state tax treatment of dividends paid by the Company as a result of its qualification as a REIT. The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Company's financial statements and other financial data included elsewhere herein.

ASSET QUALITY

         GENERAL. The Company presently maintains asset quality by acquiring Residential Mortgage Loans that have been conservatively underwritten, aggressively managing nonaccrual assets and maintaining adequate reserve coverage. At June 30, 1997, Residential Mortgage Loans comprised 100% of the total loan portfolio.

         NONACCRUAL ASSETS. The aggregate amount of nonaccrual assets was $633,000 at June 30, 1997.

                                                             At June 30, 1997
                                                             ----------------
                                                              (In Thousands)
Nonaccrual Assets:
   Loans Accounted for on a Nonaccrual Basis:
     Residential Fixed Rate Loans............................     $   53
     Residential Variable Rate Loans.........................        580
                                                                  ------

       Total.................................................     $  633
                                                                  ======

         At June 30, 1997, the allowance for loan losses was $1.5 million, or 243.9% of nonaccrual assets and .25% of total Mortgage Loans, net. Management believes that the allowance for loan losses is adequate to cover expected losses in the portfolio.

LIQUIDITY AND CAPITAL RESOURCES

         The primary sources of liquidity for the Company are net cash flows from operating activities and investing activities. Net cash flows from investing activities primarily include the purchase and maturity of Residential Mortgage Loans. While scheduled loan amortization and short term investments are predictable sources of funds, loan prepayments are greatly influenced by general interest rates, economic conditions and competition. One of the inherent risks of investing in loans is the ability of such instruments to incur prepayments of principal prior to maturity at prepayment rates different than those estimated at the time of purchase. This generally occurs because of changes in market interest rates. The market values of fixed rate loans are sensitive to fluctuations in market interest rates, declining in value as interest rates rise. If interest rates decrease, the market value of loans generally will tend to increase with the level of prepayments also normally increasing.

ASSET/LIABILITY MANAGEMENT

         The goal of the Company's asset/liability policy is to manage interest rate risk so as to maximize net interest income over time in changing interest rate environments while maintaining acceptable levels of risk. The Company must provide for sufficient liquidity for daily operations. The Company prepares estimates of the level of prepayments and the effect of such prepayments on the level of future earnings due to reinvestment of funds at rates different than those that currently exist. The Company is unable to predict future fluctuations in interest rates and as such the market values of certain of the Company's financial assets are sensitive to fluctuations in market interest rates. Changes in interest rates can affect the value of its loans and other interest-earning assets.

RESULTS OF OPERATIONS

         From the March 17, 1997 date of inception of the Company to June 30, 1997, the Company reported net income of $13.5 million, or $134,960 per share. Because the Company was formed in March 1997, there are no comparable results from previous periods. Total interest income for the period amounted to $13.6 million, net of servicing fees. The average balance of total Mortgage Loans for the period was $616.1 million, net, and the average yield was 7.68%. There were no provisions for loan losses for the period. Noninterest expenses amounted to $59,000. No income tax expense was recorded for the period.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data of the Company presented herein have been prepared in accordance with generally accepted accounting principles ("GAAP"), which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

         Unlike most industrial companies, virtually all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services. In the current interest rate environment, the maturity structure of the Company's assets is critical to the maintenance of acceptable performance levels.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Company's Board of Directors currently consists of three members. Directors are elected for a one-year term. The Company currently has three officers. The Company has no other employees.


         The persons who are current directors and executive officers of the Company are as follows:

Name                                     Age       Position and Offices Held
----                                     ---       -------------------------

John V. Brennan.........................  45       President and Director
Ross M. Strickland......................  48       Director
Harriet Munrett Wolfe...................  44       Director
Gregory S. Madar........................  35       Vice President and Secretary
Peter J. Swiatek........................  38       Vice President and Treasurer


         The following is a summary of the experience of the executive officers and directors of the Company:

         John V. Brennan is the President and a director of the Company. He is also the Executive Vice President, Chief Financial Officer and Treasurer of Webster and Webster Bank. Mr. Brennan, a certified public accountant, joined Webster Bank in 1986 as Senior Vice President and Treasurer. He was elected

Chief Financial Officer in 1990 and Executive Vice President in 1991. Prior to joining Webster Bank, he was a senior manager with the accounting firm of KPMG Peat Marwick LLP.

         Ross M. Strickland is a director of the Company. He is also the Executive Vice President -- Mortgage Banking of Webster and Webster Bank, positions he has held since his employment in 1991. Prior to joining Webster Bank, he was Executive Vice President of Residential Lending with the former Northeast Savings, F.A., Hartford, Connecticut, from 1988 to 1991. Prior to joining Northeast Savings, he was National Sales Manager, Credit Resources Group, for Shearson Lehman Brothers.

         Harriet Munrett Wolfe is a director of the Company. She is also the Senior Vice President, Counsel and Secretary of Webster and Webster Bank. Mrs. Wolfe joined Webster and Webster Bank in March 1997 as Senior Vice President and Counsel, and was appointed Secretary in June 1997. Prior to joining Webster and Webster Bank, she was in private practice. From November 1990 to January 1996, she was Vice President and Senior Counsel of Shawmut Bank Connecticut, N.A., Hartford, Connecticut. Prior to joining Shawmut, she was Associate Legal Counsel and Assistant Secretary of the former Citytrust, Bridgeport, Connecticut.

         Gregory S. Madar is the Vice President and Secretary of the Company. He is also Vice President and Tax Manager of Webster Bank. Mr. Madar, a certified public accountant, joined Webster Bank in 1995. Prior to joining Webster Bank, he was Controller of Millane Nurseries, Inc. from 1993 to 1995. Prior to joining Millane Nurseries, he was a tax manager with KPMG Peat Marwick LLP in Hartford. He was associated with KPMG from 1987 to 1993.

         Peter J. Swiatek is the Vice President and Treasurer of the Company. He is also Senior Vice President and Controller of Webster Bank and Controller of Webster Financial Corporation. Mr. Swiatek joined Webster in 1990 as Vice President of Accounting. He was elected Controller in 1992 and Senior Vice President in 1993. Prior to joining Webster Bank, Mr. Swiatek was the Controller of the former The Bank of Hartford.

EMPLOYEES; COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         The Company currently has three officers, none of whom receive separate compensation as employees of the Company. The Company has retained the Advisor to perform certain functions pursuant to the Advisory Agreement described below under "--The Advisor." Each officer of the Company currently is also an officer of Webster Bank. The Company will maintain corporate records and audited financial statements that are separate from those of Webster Bank and any of Webster Bank's affiliates. It is not currently anticipated that the officers, directors or employees of the Company will have any pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest.

         The Company does not intend to pay the directors of the Company fees for their services as directors. Although no direct compensation will be paid by the Company, under the Advisory Agreement, the Company will reimburse Webster Bank for its proportionate share of the salaries of such persons.

AUDIT COMMITTEE

         The entire Board of Directors serves as the Company's audit committee, which reviews the engagement of the Company's independent accountants and the functions performed by the independent accountants pursuant to the terms of the accountants' engagement. The audit committee will also review the adequacy of the Company's internal accounting controls.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by the Connecticut Business Corporation Act (the "Connecticut Corporation Law"), the personal liability of a director to the Company and its stockholders for monetary damages for breach of such director's duty. The Company's Certificate of Incorporation and by-laws (the "By-Laws") require the Company to indemnify, to the fullest extent permitted by applicable law, including the Connecticut Corporation Law, any director or officer of the Company. The By-Laws also entitle any director or officer to be reimbursed for the expenses of prosecuting any claim against him or her arising out of his or her status as such, and empower the Company to purchase and maintain insurance to protect any director or officer against any liability asserted against him or her, or incurred by him or her, arising out of his or her status as such.

THE ADVISOR

         In connection with the formation of the Company and the consummation of the Offering as described herein, the Company has entered into the Advisory Agreement with Webster Bank to administer the day-to-day operations of the Company. Webster Bank in its role as advisor under the terms of the Advisory Agreement is herein referred to as the "Advisor." The Advisor is responsible for
(i) monitoring  the credit  quality of the Mortgage  Assets held by the Company,
(ii) advising the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets, and (iii) maintaining custody of the documents related to the Company's Mortgage Assets. The Advisor may at any time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates involved in the business of managing Mortgage Assets. If no affiliate of the Advisor is engaged in the business of managing Mortgage Assets, the Advisor may, with the approval of a majority of the Board of Directors, subcontract all or a portion of its obligations under the Advisory Agreement to unrelated third parties. The Advisor may assign its rights or obligations under the Advisory Agreement to any affiliate of the Company. The Advisor will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement.

         The Advisor and its affiliates have substantial experience in the mortgage lending industry, both in the origination and in the servicing of mortgage loans. At June 30, 1997, the Advisor and its affiliates owned approximately $2.9 billion of Residential Mortgage Loans. In their Residential Mortgage Loan business, the Advisor and its affiliates originate and purchase Residential Mortgage Loans and then sell such loans to investors, primarily in the secondary market, while generally retaining the rights to service such loans. The Advisor and its affiliates also purchase servicing rights on Residential Mortgage Loans. At June 30, 1997, in addition to loans serviced for its own portfolio, the Advisor and its affiliates serviced Residential Mortgage Loans having an aggregate principal balance of approximately $1.2 billion.

         The Advisory Agreement has an initial term of two years, and will be renewed automatically for additional one-year periods unless notice of nonrenewal is delivered by either party to the other party. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior written notice. The Advisor will be entitled to receive an advisory fee equal to $150,000 per year with respect to the advisory services provided by it to the Company.


                            BENEFITS TO WEBSTER BANK

         Webster Bank expects to realize the following benefits in connection with the Offering and other transactions constituting the formation of the
Company:

    o Webster Bank will benefit from federal and state tax treatment of dividends paid by the Company as a result of its qualification as a REIT. The dividends payable on the Preferred Shares will be deductible for federal and Connecticut state income tax purposes as a result of the Company's qualification as a REIT. Also as a result of the Company's qualification as a REIT, as well as its qualification under certain Connecticut tax law requirements (including that capital contributions from unrelated parties, as of the end of the relevant tax period, exceed 5% of the Company's total real estate assets), Webster Bank will be able to deduct from its income, dividends received on the Common Stock for Connecticut corporation income tax purposes.

    o Webster Bank is entitled to receive advisory and servicing fees and dividends in respect of the Common Stock. For the first 12 months following completion of the Offering, these fees and dividends are anticipated to be as follows:

         Advisory Fees.......................................... $150,000
         Servicing Fees.........................................  800,000(1)
         Common Stock Dividends.................................         (2)
                                                                 ----------
                                                                 $
                                                                 ==========

----------
         (1) Assumes that for the first 12 months following completion of the Offering, the Company holds Residential Mortgage Loans with an average outstanding principal balance of $1.0 billion. See "Business and Strategy--Servicing" for a description of the basis upon which the servicing fees will be calculated.

         (2) The amount of dividends to be paid in respect of the Common Stock is expected to be equal to the excess of the Company's "REIT taxable income" (excluding capital gains and certain items of non-cash income) over the amount of dividends paid in respect of Preferred Stock. Assuming that the dividend rate on the AMPS remains constant at ___%, the aggregate annual dividend amount of the Preferred Shares will be approximately $_____ million. Assuming that (i) prior to completion of the Offering, Webster contributes at least $______ of Mortgage-Backed Securities to the Company, (ii) the net proceeds of the Offering and principal repayments (net of dividends paid) are reinvested in additional Mortgage Assets with characteristics similar to those held at June 30, 1997, (iii) during the first quarter of 1998 Webster Bank contributes approximately $____ million of additional Mortgage Assets to the Company, and (iv) interest rates remain constant during such 12-month period, the Company anticipates that the Company will generate "REIT taxable income" (excluding capital gains and certain items of non-cash income) of approximately $____ million, after payment of servicing and advisory fees, during such 12-month period.

    o Webster Bank also is entitled to retain any ancillary fees, including, but not limited to, late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. In addition, Webster Bank, as Servicer, will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by the Servicer.


                             REQUIRED ASSET COVERAGE

         The Required Asset Coverage, determined pursuant to the procedures set forth below, must be maintained as of each Evaluation Date. The term "Evaluation Date" means (a) the Date of Original Issue and (b) the third Business Day immediately preceding each Auction Date thereafter. The term "Cure Date" means the second Business Day after each Evaluation Date.

         On each Evaluation Date, the Company shall determine (i) the Market Value of Eligible Assets owned by the Company on that date and the Adjusted Value thereof, using the Adjustment Factors set forth below, (ii) the aggregate Adjusted Value of all such Eligible Assets, and (iii) whether the Required Asset Coverage and the Required Dividend Coverage exist. If the Required Asset Coverage or the Required Dividend Coverage does not exist on an Evaluation Date, then the Company shall make the above mentioned determinations on the related Cure Date.

         The "Required Asset Coverage" on any Evaluation Date or Cure Date, as the case may be, shall be deemed to exist if the aggregate Adjusted Value of all Eligible Assets of the Company as of the opening of business on such date equals or exceeds the Required Asset Coverage on such date. The Required Asset Coverage on any such date means an aggregate amount equal to the sum of (i) the number of shares of AMPS outstanding on such Evaluation Date multiplied by $25,000.00 and the number of shares of Series B Preferred Stock outstanding on such Evaluation Date multiplied by $10.00, (ii) an amount equal to all accumulated and unpaid dividends on Preferred Shares on such Evaluation Date, (iii) to the extent not duplicative of clause (ii), an amount equal to the dividends projected to accrue on Preferred Shares outstanding on such Evaluation Date until the next scheduled Dividend Payment Date for such Preferred Shares, at the Applicable Dividend Rate in effect on such Evaluation Date for the AMPS and at __% for the Series B Preferred Shares, (iv) an amount equal to the dividends projected to accumulate on each Preferred Share outstanding on such Evaluation Date from and after the scheduled Dividend Payment Date specified in clause (iii) until the ____ day after such Evaluation Date specified in clause (iii) above, at an assumed applicable dividend rate equal to ____ times the Applicable Dividend Rate for AMPS determined in the most recent Auction for a 28-day Dividend Period, (v) except to the extent already included under the foregoing provisions, the sum of all accrued liabilities that would appear on the face of a balance sheet of the Company as of such Evaluation Date in accordance with GAAP, including, without limitation, operating expenses of the Company and securities sold under an obligation to repurchase, and (vi) projected expenses for the next succeeding three-month period.

         For the purpose of calculation of Required Asset Coverage, no Preferred Shares shall be deemed outstanding if prior to or concurrently with the determination of Required Asset Coverage the requisite notice of redemption shall have been mailed and the requisite Liquid Assets for redemption of such shares shall have been irrevocably deposited with the Custodian for the purpose of such redemption. Eligible Assets of the Company are determined on an accrual basis in accordance with customary practice under which Eligible Assets sold but not yet delivered are not reflected as Eligible Assets in the calculation and Eligible Assets purchased and not yet received are so reflected as Eligible Assets in the calculation. The Liquid Assets deposited with the Custodian with irrevocable instructions and authority to pay the redemption price for shares of AMPS subject to redemption will not be included as Eligible Assets in the
calculation  of  Required  Asset  Coverage.   See   "Description  of  Preferred
Shares--Auction Market Preferred Stock--Redemption."

         The calculations of the Market Value and the Adjusted Value of the Eligible Assets and the Required Asset Coverage and Dividend Coverage as of each Evaluation Date and related Cure Date, if any, shall be set forth in a certificate of Required Asset Coverage (a "Required Asset Coverage Certificate"). The Company shall deliver a Required Asset Coverage Certificate to the Custodian and each of S&P and Fitch (the "Rating Agencies") on the Date of Original Issue, on each Auction Date and by the close of business two Business Days after each other Evaluation Date, or, if necessary, by the close of business on any related Cure Date. In each case, such Required Asset Coverage Certificate must be signed by the President, the Treasurer or the Secretary of the Company. If the Required Asset Coverage is not maintained as of any Evaluation Date and is not restored by the next Cure Date, then the Company will have an obligation to redeem Preferred Shares as described under "Description of Preferred Shares--Series B Preferred Shares--Redemption" and "Description of Preferred Shares--Auction Market Preferred Stock--Redemption."

         The acquisition of additional Eligible Assets by the Company to restore the Required Asset Coverage may be made by capital contributions from Webster Bank, to the extent permitted by applicable law. Webster Bank may, but has no obligation to, make capital contributions to the Company. Such contributions may be subject to regulatory restrictions.

         Funds  received  by  the  Company  from  its   investments,   including
repayments of principal and repayments of mortgages underlying the Eligible Assets, will be used for its general corporate purposes, particularly to pay the Company's operating expenses and obligations, to pay dividends on the Common Stock and Preferred Stock and to maintain the Required Asset Coverage through reinvestment in Mortgage Assets.

         The determination of the aggregate Adjusted Value of the Eligible Assets involves two separate calculations, which were established after consultation with S&P and Fitch. The first calculation (Calculation I) determines the market value (the "Market Value") of the Eligible Assets owned by the Company. The second calculation (Calculation II) takes the Market Value of each Eligible Asset owned by the Company and applies a specific Adjustment Factor to such value for each category of Eligible Assets to determine the Adjusted Value of such Eligible Assets.

         Calculation I: The "Market Value" of the Eligible Assets is computed as follows:

                  (a) Cash, demand and time deposits, and certificates of deposit shall be valued at 100% of face value.

                  (b) The aggregate principal amount of the mortgage loans evidenced by Mortgage-Backed Securities having a remaining term to maturity greater than 90 days shall be multiplied by the lower of the bid prices, as of the close of business in New York City on the last Business Day prior to such Evaluation Date, for the same kind of certificate or, if not available, some other security having, as nearly as practicable, comparable interest rates and maturities, as quoted by any nationally recognized securities pricing service.

                  (c) Each Short-Term Money Market Instrument (except for those described in (a) above) or any U.S. Treasury Securities having a remaining term to maturity less than or equal to 90 days, shall be valued by multiplying the face amount thereof by the lower of the bid prices therefor obtained by the Company as of the close of business in New York City on the last Business Day prior to the applicable Evaluation Date as quoted by any nationally recognized securities pricing service.

         Calculation II: The "Adjusted Value" of each Eligible Asset, as of any time, shall be the lesser of (i) the Market Value thereof as of such time, divided by the applicable Adjustment Factor and (ii) 100% of the principal balance of such Eligible Asset. The table which follows presents the Adjustment Factors for specific types of Eligible Assets.

                                                                                              ADJUSTMENT
                                          ELIGIBLE ASSET                                        FACTOR
                                          --------------                                      ----------

         Cash, Demand Deposits and Next Business Day Repurchase Agreements................
         Mortgage-Backed Securities.......................................................
         U.S. Treasury Securities.........................................................
         Short-Term  Money  Market  Instruments  (Other  than Demand  Deposits  and Next
            Business Day Repurchase Agreements)...........................................

         The total of such Market Values, as adjusted, is the aggregate Adjusted Value of the Eligible Assets.

         The calculation of the Adjusted Value of the Eligible Assets may be made on bases other than those set forth above if S&P and Fitch have advised the Company in writing that the revised calculation of Adjusted Value would not adversely affect their respective then-current ratings of the shares of AMPS.

         If the Market Value on any Cure Date is being determined, the Market Value of any Eligible Assets owned by the Company both on such Cure Date and on the related Evaluation Date shall for such purpose have the Market Value therefor as calculated on such related Evaluation Date.

         The Company shall maintain records of price quotations used to determine Market Value for at least three years from the date of such determination.

         The calculation of Required Asset Coverage is designed to ensure that the Company shall continue to own Eligible Assets that have a Market Value which is substantially in excess of the redemption price of the outstanding Preferred Shares. The Market Value of the Eligible Assets will fluctuate with general changes in interest rates and possibly other factors. The Adjustment Factors applicable to the different types of Eligible Assets vary because of the differences in volatility of the market prices of such assets. On the Date of Original Issue, the Market Value of the Company's Eligible Assets is expected to exceed the redemption price of the outstanding Preferred Shares by approximately $_____ million.


                           REQUIRED DIVIDEND COVERAGE

         The Company is required to maintain a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares. On each Evaluation Date and Dividend Payment Date, the Company is required to deposit or have on deposit with the Custodian and thereafter to maintain on deposit until the Business Day prior to the next ensuing related Dividend Payment Date, sufficient Liquid Assets to pay the dividends which will accumulate on the then outstanding Preferred Shares from and after such Date of Original Issue, most recent Dividend Payment Date or such Dividend Payment Date, as the case may be, until the next scheduled Dividend Payment Date for each outstanding Preferred Share at the Applicable Dividend Rate for each share of AMPS outstanding and at ___% per annum for each Series B Preferred Share outstanding. The source of funds for the Company to pay dividends will be its cash or funds received from interest and principal payments on its Mortgage Assets. Liquid Assets include cash, demand deposits, Short-Term Money Market Instruments and Next Business Day Repurchase Agreements.


                         DESCRIPTION OF PREFERRED SHARES

         The following summary sets forth the material terms and provisions of the AMPS and the Series B Preferred Shares, and is qualified in its entirety by reference to the terms and provisions of the Company's Certificate of Incorporation, which has been filed with SEC as an exhibit to the Registration Statement (as defined below) of which this Prospectus forms a part. See "Description of Capital Stock."

GENERAL

         The AMPS and Series B Preferred Shares constitute the two authorized series of the Preferred Stock of the Company, which Preferred Stock may be issued from time to time in one or more series with such rights, preferences and limitations as are determined by the Company's Board of Directors. The Board of Directors has authorized the Company to issue the Preferred Shares offered hereby, subject to limitations prescribed by Connecticut law and the Company's Certificate of Incorporation.

         When issued, the Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the Preferred Shares will have no preemptive rights with respect to any shares of the capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Preferred Shares will not be subject to any sinking fund or other obligation of the Company for their repurchase or retirement.

RANKING

         The AMPS and the Series B Preferred Shares are of equal rank with respect to dividend rights and rights upon liquidation. The Preferred Shares rank senior to the Company's Common Stock with respect to dividend rights and rights upon liquidation. Additional shares of Preferred Stock ranking senior to the Preferred Shares may not be issued without the approval of persons holding at least 67% of the aggregate liquidation value of the Preferred Shares.

REQUIRED ASSET COVERAGE

         The Company is required to maintain a Required Asset Coverage designed to ensure that the Company continues to own Eligible Assets with a Market Value in excess of the aggregate redemption price of the outstanding Preferred Shares. Although the Company is expected to hold a majority of its assets as Residential Mortgage Loans, such assets will not constitute Eligible Assets. Eligible Assets include primarily Mortgage-Backed Securities, cash and certain Liquid Assets and other marketable securities. As of each Evaluation Date, the Company will value the Eligible Assets to determine whether their Adjusted Value meets the Required Asset Coverage as set forth under the heading "Required Asset Coverage." The Company estimates that at the Date of Original Issue, based on the anticipated composition of the Company's portfolio and current market valuations, the Market Value of Eligible Assets will be approximately $____ million and the Adjusted Value of Eligible Assets will be approximately $_____ million. Assuming issuance of the Preferred Shares offered hereby, the aggregate liquidation preference would be $75.0 million (or $76.5 million if the Underwriters' over-allotment option is exercised). The Required Asset Coverage on that date is expected to be approximately $____ million. Accordingly, on the Date of Original Issue, the Market Value of the Company's Eligible Assets is expected to exceed the redemption price of the outstanding Preferred Shares by approximately $_____ million. The Market Value of the Company's Eligible Assets will fluctuate with general changes in interest rates, and can be expected to vary from time to time depending on market conditions. The Adjustment Factors applicable to different types of Eligible Assets used to calculate Adjusted Value vary because of differences in volatility of the market prices of such assets. While there can be no assurance that the Market Value or Adjusted Value of the Company's
Eligible  Assets  will be  maintained  at such  levels,  if the  Required  Asset
Coverage is not maintained or restored as required, the Company would be obligated, subject to regulatory approval, to redeem such number of Preferred Shares as would cause the Required Asset Coverage to be restored. See "Required Asset Coverage."

         The Company's ability to maintain the Required Asset Coverage could be impeded by restrictions that federal regulators could place on the activities and operations of Webster Bank or the Company under certain circumstances. In addition, any redemption of Preferred Shares could be subject to the approval of federal regulators.

REQUIRED DIVIDEND COVERAGE

         The Company is required to maintain a Required Dividend Coverage designed to ensure that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares. On each Evaluation Date and Dividend Payment Date, the Company is required to deposit or have on deposit with the Custodian and thereafter to maintain on deposit until the Business Day prior to the next ensuing related Dividend Payment Date, sufficient Liquid Assets to pay the dividends which will accumulate on the then outstanding Preferred Shares from and after such Date of Original Issue, the most recent Dividend Payment Date or such Dividend Payment Date, as the case may be, until the next scheduled Dividend Payment Date for each outstanding Preferred Share at the Applicable Dividend Rate for each share of AMPS outstanding and at ____% per annum for each Series B Preferred Share outstanding. The source of funds for the Company to pay dividends will be its cash or funds received from interest and principal payments on its Mortgage Assets. Liquid Assets include cash, demand deposits, Short-Term Money Market Instruments and Next Business Day Repurchase Agreements.

RIGHTS UPON LIQUIDATION

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares at the time outstanding will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to the Preferred Shares upon liquidation, liquidating distributions in the amount of $25,000.00 per share of AMPS and $10.00 per Series B Preferred Share, plus all accrued and unpaid dividends, if any, thereon to the date of liquidation.

         After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Preferred Shares and such other classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         For such purposes, the consolidation or merger of the Company with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

         Except as expressly required by applicable law, or except as indicated below, the holders of the Preferred Shares will not be entitled to vote. In the event the holders of Preferred Shares are entitled to vote as indicated below, each Preferred Share will be entitled to vote proportionately based upon the liquidation preference associated with such Preferred Share.

         If at the time of any annual meeting of the Company's stockholders for the election of directors the Company has failed to pay or declare and set aside for payment a dividend during any of the dividend periods on the Series B Preferred Shares and any other series of Preferred Stock of the Company other than the AMPS, the number of directors then constituting the Board of Directors of the Company will be increased by two (if not already increased by two due to a default in preference dividends), and the holders of the Preferred Shares will be entitled to elect such two additional directors to serve on the Company's Board of Directors at each such annual meeting. Each director elected by the holders of shares of the Preferred Stock shall continue to serve as such director until the later of (i) the full term for which he or she shall have been elected or (ii) the payment of all accrued and unpaid dividends on the Preferred Stock.

         The affirmative vote or consent of persons holding at least 67% of the aggregate liquidation value of the Preferred Stock of the Company, including the Preferred Shares, will be required (a) to issue additional shares of Preferred Stock senior to the Preferred Shares, (b) to create any series of stock which shall, as to dividends or distribution of assets, rank prior to any outstanding series of Preferred Stock of the Company other than a series which shall not have any right to object to such creation or (c) alter or change the provisions of the Company's Certificate of Incorporation so as to adversely affect the voting powers, preferences or special rights of the holders of a series of Preferred Stock of the Company; provided that if such amendment shall not adversely affect all series of Preferred Stock of the Company, such amendment need only be approved by persons holding at least 67% of the aggregate liquidation value of all series of Preferred Stock adversely affected thereby.

RESTRICTIONS ON OWNERSHIP

         For information regarding restrictions on ownership of the Series B Preferred Shares, see "Description of Capital Stock--Restrictions on Ownership and Transfer."

RATINGS

         The AMPS will be rated _______ by S&P and _______ by Fitch. The Series B Preferred Shares will be rated _______ by S&P and _______ by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

LISTING ON NASDAQ STOCK MARKET

         Prior to this Offering, there has been no market for the Preferred Shares. The AMPS will not be listed on any exchange. Application has been made to list the Series B Preferred Shares on the Nasdaq Stock Market. However, there can be no assurance that an active, or any, trading market will develop or be maintained for the Preferred Shares.


SERIES B PREFERRED SHARES

         The transfer agent, registrar and dividend disbursement agent for the Series B Preferred Shares will be The Bank of New York. The registrar for Series B Preferred Shares will send notices to stockholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company.

         DIVIDENDS. Holders of Series B Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors of the Company out of assets of the Company legally available therefor, cash dividends at the rate of _____% per annum of the liquidation preference (equivalent to $______ per share per annum). Dividends on the Series B Preferred Shares shall be payable quarterly in arrears on the fifteenth day of January, April, July and October in each year (as to the Series B Preferred Shares, each such date being a "Dividend Payment Date"), at such annual rates, commencing on January 15, 1998. Dividends in each quarterly period will accrue from the first day of such period, whether or not declared or paid for the prior quarterly period. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company.

         The right of holders of Series B Preferred Shares to receive dividends is cumulative. Accordingly, if the Board of Directors fails to declare a dividend on the Series B Preferred Shares for a quarterly dividend period, then holders of the Series B Preferred Shares will have a prior right to receive a dividend for that period, and the Company will have an obligation to pay a dividend for that period.

         When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series B Preferred Shares and the shares of any other series of capital stock ranking on a parity as to dividends with the Series B Preferred Shares, dividends may be declared upon the Series B Preferred Shares and any other such parity shares, but only if such dividends are declared pro rata so that the amount of dividends declared per share on the Series B Preferred Shares and such other shares shall in all cases bear to each other the same ratio that the amount of accrued but unpaid dividends on the Series B Preferred Shares and such other parity shares bear to each other. If no dividend is declared on the Preferred Shares for a quarterly period, the payment of dividends on the Common Stock will be prohibited for that period.

         For a discussion of the tax treatment of distributions to stockholders, see "Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders Generally" and "--Taxation of Non-U.S. Stockholders of the Company," and for a discussion of certain potential regulatory limitations on the Company's ability to pay dividends, see "Risk Factors--Dividend and Other Regulatory Restrictions on Operations of the Company."

         REDEMPTION. The Series B Preferred Shares will not be redeemable prior to ______ __, 2002 (except upon the occurrence of a Tax Event or upon a default in the Required Asset Coverage). On or after such date, the Series B Preferred Shares will be redeemable at the option of the Company, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at a redemption price of $10.00, plus the accrued and unpaid dividends to the date of redemption, if any, thereon.

         Any such redemption must comply with the prompt corrective action and capital distribution regulations of the OTS, which may prohibit a redemption and may require the OTS' prior written approval. Unless full dividends on the Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been set apart for payment for the then-current dividend period, no Series B Preferred Shares shall be redeemed unless all outstanding Series B Preferred Shares are redeemed and the Company shall not purchase or otherwise acquire any Series B Preferred Shares; provided, however, that the Company may purchase or acquire Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Shares.

         The Company will also have the right at any time, upon the occurrence of a Tax Event and with the prior written approval of the OTS, to redeem the Series B Preferred Shares, in whole (but not in part) at a redemption price of $______ per share, plus the accrued and unpaid dividends to the date of redemption, if any, thereon. "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Shares, there is a substantial risk that (a) dividends paid or to be paid by the Company with respect to the capital stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes, (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (c) dividends received or to be received by Webster Bank from the Company are not, or will not be, fully deductible by Webster Bank for Connecticut corporation income tax purposes.

         Upon a default in the Required Asset Coverage, the Company will have to either restore such Coverage or redeem enough Preferred Shares to restore such Coverage. Any such redemptions could be subject to the prior approval of the OTS.

AUCTION MARKET PREFERRED STOCK

         GENERAL. The following is a brief description of the terms of the AMPS. This description, and the information set forth under "--Auction Procedures for AMPS" below, do not purport to be complete and are subject to and qualified in their entirety by reference to the Company's Certificate of Incorporation establishing the terms of the AMPS, the Auction Agent Agreement and the Broker-Dealer Agreements. A copy of the Certificate of Incorporation may be obtained upon request from the Auction Agent.

         The Company's Certificate of Incorporation designates one series of Preferred Stock, comprising 2,600 shares designated as "Series A Auction Market Preferred Stock". The Certificate of Incorporation provides that holders of AMPS rank prior to the holders of Common Stock in their entitlement to dividends and upon liquidation of the Company. The Company also has the right to designate additional authorized shares of Preferred Stock as additional series of AMPS ("Additional AMPS") or otherwise. As of the date of this Prospectus, no shares of AMPS are outstanding and, accordingly, there has not been a market for AMPS. In the absence of a successful Auction, there is no assurance that a secondary market for the AMPS will develop or, in the event such a market for the AMPS does develop, that shares of AMPS will trade at or close to a price of $25,000.00. See "--Auction Procedures for AMPS--Orders by Existing Holders and Potential Holders."

         In addition, as of the date of this Prospectus, 100 shares of Common Stock are outstanding and all of such shares are owned directly by Webster Bank. Immediately prior to the Date of Initial Issue of the AMPS, a further _____ shares of Common Stock will also be issued and outstanding and owned directly by Webster Bank upon Webster Bank's contribution to the Company of additional Mortgage Assets and cash.

         Applicable Dividend Rates on the shares of AMPS will be determined in Auctions which will be conducted generally every fourth Wednesday following the initial Auction. The initial Auction is expected to occur on ________, 199___ for the AMPS.

         When issued and sold, the shares of AMPS will have a liquidation preference of $25,000.00 per share, plus an amount equal to accumulated and unpaid dividends, and will be fully paid and nonassessable. See "--Rights Upon Liquidation." The shares of AMPS are subject to redemption in the event of a Tax Event or upon default in the Required Asset Coverage. See "Description of Preferred Shares -- Auction Market Preferred Stock -- Redemption."

         Except in an Auction, the Company may purchase or otherwise acquire shares of AMPS at any price, whether higher or lower than the applicable redemption price, so long as the Company is current in the payment of dividends on the AMPS. Any shares of AMPS redeemed, purchased or otherwise acquired by the Company may not be resold or reissued and must be retired. Such shares will revert to the status of authorized but unissued shares of Preferred Stock undesignated as to class.

         AMPS represent a perpetual equity interest in the Company and, unlike indebtedness of the Company, do not give rise to a claim for payment of a principal amount at a particular date. As such, AMPS effectively rank behind all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company.

         The Auction Agent will serve as transfer agent and registrar for the AMPS.

         DIVIDENDS. The holders of shares of AMPS shall be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cumulative cash dividends at the Applicable Dividend Rate per annum, determined as set forth below under "--Determination of Dividend Rate," payable on the respective dates set forth below.

         Dividends on the shares of AMPS will be payable in arrears and will accumulate (whether or not earned or declared) from the date on which the Company originally issues the AMPS (the "Date of Original Issue"). Each day on which dividends on shares of AMPS would be payable, but for adjustments set forth below, is referred to herein as a "Normal Dividend Payment Date."

                  (a) (i) If the Securities Depository shall as of a Normal Dividend Payment Date make available to its members and participants the amounts due as dividends on shares of AMPS in next-day funds on the dates on which such dividends are payable and (ii) a Normal Dividend Payment Date is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date that is next succeeded by a Business Day; or

                  (b) (i) If the Securities Depository shall as of a Normal Dividend Payment Date make available to its members and participants the amounts due as dividends on shares of AMPS in immediately available funds on the dates on which such dividends are payable (and the Securities

Depository shall have so advised the Auction Agent) and (ii) a Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

         As to the AMPS, each date on which dividends on the shares of AMPS shall be payable as determined as set forth above is referred to herein as a "Dividend Payment Date." Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Dividend Payment Date because of the foregoing adjustments, each succeeding Dividend Payment Date shall be, subject to such adjustments, the date determined as set forth below in the second succeeding paragraph as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend Payment Date.

         The initial Dividend Rate is ___% and the initial Dividend Payment Date for AMPS is _______________, 199_.

         After the initial Dividend Period, each subsequent Dividend Period will (except for the adjustments described above) be 28 days in length (each such 28-day period, together with the period commencing on the Date of Original Issue and ending on the day preceding the initial Dividend Payment Date, will be referred to herein as a "Dividend Period"). After the initial Dividend Period, each successive Dividend Period will commence on the last Dividend Payment Date for the preceding Dividend Period and will end on the day preceding the next Dividend Payment Date.

         Prior to each Dividend Payment Date, the Company is required to deposit with the Auction Agent sufficient funds for the payment of declared dividends.

         Each dividend shall be payable to the holder or holders of record of the AMPS as of the opening of business on the Business Day immediately preceding the applicable Dividend Payment Date. So long as the shares of AMPS are held of record by the nominee of the Securities Depository, dividends will be paid to the nominee of the Securities Depository on each Dividend Payment Date. See "Auction Procedures for AMPS--Restrictions and Transfers ." The Securities Depository will credit the accounts of the Agent Members of Existing Holders in accordance with the Securities Depository's normal procedures, which now provide for payments in same-day funds settled through wire transfer of such funds to Agent Members who, in turn, based on their current practice are expected to distribute to the persons for whom they are acting as agents in same-day funds. The Agent Member of an Existing Holder will be responsible for holding or disbursing such payments to Existing Holders in accordance with the instructions of such Existing Holders. Dividends in arrears for any past Dividend Period may be declared and paid at any time, on a regular Dividend Payment Date or otherwise, to the holders of record. Any dividend payment made on shares of AMPS shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

         Holders of shares of AMPS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of AMPS which may be in arrears, other than any applicable Late Charge.

         So long as any shares of AMPS are outstanding, the Company may not (except as set forth below or elsewhere in this Prospectus) (i) declare, pay or set aside for payment any dividend or other distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock or securities ranking junior to the AMPS as to dividends and upon liquidation) in respect of its Common Stock or any other stock of the Company ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or (ii) redeem, purchase or otherwise acquire for any consideration (or pursuant to any sinking fund therefor) any shares of Common Stock or any such junior shares or parity shares (and other than pursuant to a conversion or exchange into junior shares or securities) unless full cumulative dividends on all outstanding shares of the AMPS (whether or not earned or declared) shall have been declared for all Dividend Periods terminating on or prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

         When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the shares of the AMPS and the shares of any other series of capital stock of the Company ranking on a parity as to dividends with the AMPS (including the Series B Preferred Shares), dividends may be declared upon shares of the AMPS and any other such parity shares, but only if such dividends are declared pro rata so that the amount of dividends declared per share on the AMPS and such other shares shall in all cases bear to each other the same ratio that the amount of accrued but unpaid dividends per share on the shares of the AMPS and such other parity shares bear to each other.

         The amount of dividends per share of the AMPS payable for each Dividend Period shall be computed by multiplying the Applicable Rate for each Dividend Period by a fraction, the numerator of which shall be the number of days in the Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $25,000.00.

         Determination of Dividend Rate. The dividend rate for the AMPS during the period from and after the Date of Original Issue to the initial Dividend Payment Date will be the rate per annum calculated as set forth above, and the dividend rate for each subsequent Dividend Period will, except as provided below, be at a rate per annum (the "Applicable Rate") that results from the next preceding Auction. See "--Auction Procedures for AMPS--Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate."

         In the event shares of AMPS are duly called for redemption, the Applicable Rate until the Redemption Date shall be the Applicable Rate in effect on the date the Notice of Redemption is given.

         In the event of the failure by the Company to pay to the Auction Agent by 1:30 p.m., New York City time, (i) on the Business Day next preceding any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share or (ii) the Business Day next preceding any Redemption Date, the full Redemption Price to be paid on such Redemption Date after a Notice of Redemption has been given, and if the Company has ordered its bank in a timely manner to make payment and the Auction Agent is unable to confirm receipt of funds by the time referred to above and such funds are not received within three Business Days thereafter, then until such time as the full amount due, as described below, shall have been paid to the Auction Agent, (a) Auctions will be discontinued, (b) the dividend rate established in the immediately preceding Auction shall be disregarded and
(c) the Applicable Rate for each succeeding Dividend Period, commencing on the last Dividend Payment Date shall be equal to the Default Rate. With respect to any such failure, the "Default Rate" will be the lesser of (i) 20% and (ii) 300% of the applicable Benchmark Rate determined as of the Business Day next preceding the date on which such Default occured. The foregoing shall continue until there shall occur a Dividend Payment Date at least one Business Day prior to which the full amount of any dividends (whether or not earned or declared) payable on each Dividend Payment Date prior to and including such Dividend Payment Date then due shall have been paid to the Auction Agent, and thereupon, commencing with such Dividend Payment Date, Auctions for the AMPS shall resume on the terms stated herein.

          Any failure referred to in the immediately preceding paragraph with respect to the AMPS shall be deemed to be cured if as of 1:30 p.m., New York City time, on the third Business Day next succeeding any such failure, the Company shall have paid to the Auction Agent (A) in the case of a failure to timely pay dividends, the full amount of the dividends (whether or not earned or declared) to be paid for the Dividend Period with respect to which such failure occurred, plus a late charge in an amount equal to the product of (i) the lesser of (a) __% and (b) ___% of the applicable Benchmark Rate on the date of occurrence of such failure, (ii) a fraction, the numerator of which shall be the number of days during which such failure exists and is not cured in accordance with this sentence (including the day such failure occurs and excluding the day such failure is cured) and the denominator of which shall be 360, and (iii) the full amount of such dividends, or (B) in the case of a failure to pay the Redemption Price, the full amount of the aggregate Redemption Price for the shares that have been called for redemption, plus a late charge in an amount equal to the product of (i) the lesser of (a) __% and (b) __% of the applicable Benchmark Rate on the Business Day on which the Company was required to pay the aggregate Redemption Price to the Auction Agent, (ii) a fraction, the numerator of which shall be the number of days (not to exceed 6 days) during which such failure exists and is not cured in accordance with this sentence (including the day such failure occurs and excluding the day such failure is cured) and the denominator of which shall be 360, and (iii) the aggregate liquidation preference of the shares so called for redemption. If the Company shall have cured such failure by making timely payment to the Auction Agent, the Auction Agent will give written notice of such cure to each Existing Holder of shares of AMPS at the address contained in the records of the Auction Agent to each Broker-Dealer as promptly as practicable after such cure is effected.

         If no dividend is declared on the Preferred Shares for a period, the payment of dividends on the Common Stock will be prohibited for that period.

         REDEMPTION. The AMPS may be redeemed for cash at the option of the Company, in whole or in part, on any Dividend Payment Date (except during the initial Dividend Period) at a Redemption Price of $25,000.00 per share, plus the quarterly accrued and unpaid dividend, if any, thereon. Upon a default in the Required Asset Coverage, the Company will have to either restore such Coverage or redeem enough Preferred Shares to restore such Coverage. Any such redemptions could be subject to the prior approval of the OTS. See "Description of Preferred Shares -- Auction Market Preferred Stock -- Redemption."

AUCTION PROCEDURES FOR AMPS

         GENERAL. Holders of AMPS will be entitled to receive cumulative cash dividends when, as and if declared by the Board of Directors out of funds legally available therefor, on each Dividend Payment Date then ending at the rate per share equal to the Applicable Rate per annum for each such Dividend Period.

         The Company's Certificate of Incorporation provides that the Applicable Rate per annum for AMPS for each Dividend Period after the Initial Dividend Period shall be equal to the rate per annum that the Auction Agent advises results on the Business Day preceding the first day of such Dividend Period from implementation of auction procedures (the "Auction Procedures") set forth in such Certificate of Incorporation, in which persons determine to hold or offer to purchase or sell shares of AMPS. The Auction Procedures are attached as Appendix B to this Prospectus.

         As described under "--Broker-Dealers" below, the Broker-Dealer Agreements between the Broker-Dealers and the Auction Agent provide that a Broker-Dealer may submit Orders and purchase AMPS as a principal, in Auctions or otherwise. Because all Orders by holders of shares of AMPS must be submitted through a Broker-Dealer, if a Broker-Dealer submits an Order as principal in an Auction, it may have knowledge of Orders placed through it in that auction and therefore have an advantage over other bidders; such Broker-Dealer, however, would normally not have knowledge of Orders submitted by other Broker-Dealers in that Auction.

         The ability of an investor to dispose of shares of AMPS may be largely dependent on the success of the Auction for the AMPS. If there are insufficient clearing bids ("Clearing Bids") in an Auction with respect to the AMPS, then investors that have submitted Sell Orders will not be able to sell in the Auction any shares of AMPS subject to such submitted Sell Orders, except to the extent there are Submitted Bids at rates less than or equal to the Maximum Applicable Rate. There is no assurance that any particular Auction will be successful and neither the Company nor any Broker-Dealer is obligated to take any action to ensure that an Auction will be successful. In the absence of a successful Auction, there is no assurance that a secondary market for the AMPS will develop or that in the event such a market does develop, that shares of AMPS will trade at or close to a price per share of $1,000.00. In addition, the Auctions require the active participation of one or more Broker-Dealers. While in connection with the AMPS, the Auction Agent is expected to enter into agreements with certain firms to act as Broker-Dealers and has entered into an agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as a Broker-Dealer (collectively, the "Broker-Dealer Agreements"), to the extent Broker-Dealers resign or cease actively participating in the Auctions, the liquidity of the market and the efficient functioning of the Auctions could be reduced.

         AUCTION AGENT AGREEMENT. The Company will enter into an auction agent agreement (the "Auction Agent Agreement") with The Bank of New York (together with any successor bank or trust company or other entity entering into a similar agreement with the Company, the "Auction Agent") which will provide, among other things, that the Auction Agent will follow the Auction Procedures for the purposes of determining the Applicable Dividend Rate. Each periodic implementation of such procedures is hereinafter referred to as an "Auction." The Company will pay the Auction Agent compensation for its services under the Auction Agent Agreement.

         The Auction Agent will act as agent for the Company in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent has been negligent in ascertaining the pertinent facts. Pursuant to the Auction Agent Agreement, the Company will be required to indemnify the Auction Agent for certain losses and liabilities incurred by the Auction Agent without negligence or bad faith on its part in connection with the performance of its duties under such agreement.

         The Company may terminate the Auction Agent Agreement at any time by so notifying the Auction Agent. The Auction Agent may terminate the Auction Agent Agreement upon 90 days' prior notice to the Company. No such termination by the Company or resignation by the Auction Agent shall be effective until (i) the Company has entered into an agreement or agreements with a successor auction agent containing substantially the same terms and conditions as the Auction Agent Agreement and (ii) such successor auction agent has entered into agreements with the Broker-Dealers containing substantially the same terms and conditions as the Broker-Dealer Agreements. Upon receiving a resignation notice from the Auction Agent, the Company will use its best efforts to enter into an agreement or agreements with a successor auction agent containing substantially the same terms and conditions as the Auction Agent Agreement.

         In addition to serving as the Auction Agent in connection with the Auction Procedures, the Auction Agent will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS. The Auction Agent, however, will serve merely as the agent of the Company, acting in accordance with the Company's instructions, and will not be responsible for any evaluation or verification of the various matters required to be certified to it.

         BROKER-DEALER AGREEMENTS. The Auctions require the participation of one or more Broker-Dealers. The Auction Agent will enter into an agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Lead Broker-Dealer") and may enter into similar agreements (collectively, the "Broker-Dealer Agreements") with one or more other broker-dealers (collectively, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, the "Broker-Dealers") selected by the Company which provide for the participation of such Broker-Dealers in Auctions.

         A Broker-Dealer Agreement will be terminated by the Auction Agent at the direction of the Company or may be terminated (a) by a Broker-Dealer with the consent of the Company (which may not be unreasonably withheld or delayed) upon five days prior written notice to the Auction Agent, or (b) by the Auction Agent, upon five days prior written notice to the Broker-Dealer, as long as such termination by the Auction Agent does not relate to Merrill Lynch, Pierce, Fenner & Smith Incorporated. Notice of termination of a Broker-Dealer Agreement taking effect within 10 days prior to an Auction Date will be deemed to be effective on the second Business Day following such Auction Date. The Company shall not unreasonably withhold or delay its consent to terminations, provided that the Company need not consent to terminations resulting in fewer than two Broker-Dealer Agreements in effect with respect to the AMPS at any time. Notwithstanding any of the above, all Broker-Dealer Agreements will terminate upon the termination of the Auction Agent Agreement.

         Holders and prospective purchasers of shares of AMPS must submit orders through the Broker-Dealers in order to participate in the Auctions. Broker-Dealers may communicate among themselves in order to encourage bidding and to determine the level of interest in the market. In addition, Broker-Dealers may submit orders and purchase shares of AMPS as principal, either in Auctions or otherwise. See "--Broker-Dealers" below.

         RESTRICTIONS ON TRANSFER; BOOK ENTRY. Holders of shares of AMPS may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or a Sell Order placed in an Auction to or through a Broker-Dealer; provided that in the case of all transfers other than pursuant to Auctions, the Company or a Broker-Dealer or Agent Member shall advise the Auction Agent of such transfer. All of the outstanding shares of AMPS will be represented by a single certificate registered in the name of the Securities Depository or its nominee, and a holder will not be entitled to receive any certificate representing any shares of AMPS which such holder acquires. In addition, the ownership of the shares of AMPS as to which the holder is the Existing Holder will be maintained in book-entry form by the Securities Depository, for the account of its Agent Member, which in turn will maintain such records of the holder's beneficial ownership.

         As used herein, "Existing Holder" of any shares of AMPS means a person who is listed as the beneficial owner of such shares of AMPS in the records of the Auction Agent. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, a list of the initial Existing Holders of the shares of AMPS provided by the Broker-Dealers, the results of Auctions and notices from the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of shares of AMPS to another person. The Auction Agent will be required to register a transfer of beneficial ownership of shares of AMPS from an Existing Holder to another person only if (i) such transfer is pursuant to an Auction or (ii) the Auction Agent has been notified in writing
(A) by such Existing Holder, the agent member of the Securities Depository of such Existing Holder or the Broker-Dealer of such Existing Holder (the "Agent
Member") of such transfer or (B) by the Broker-Dealer of any person that purchased or sold such shares of AMPS in an Auction of the failure of such shares of

AMPS to be transferred as a result of the Auction. Any such notice shall be effective for an Auction only if received by the Auction Agent by 3:00 p.m., New York City time, on the Business Day preceding the related Auction Date.

         SECURITIES DEPOSITORY. The Depository Trust Company will act as Securities Depository for the Agent Members with respect to shares of AMPS. A single certificate for all of the shares of AMPS will be registered in the name of Cede & Co. ("Cede"), as nominee of the Securities Depository. Each such certificate will bear a legend to the effect that such certificate is issued subject to the provisions restricting transfers of shares of AMPS contained in the Certificate of Incorporation. The Company will issue stop-transfer instructions to the Auction Agent, as transfer agent for the AMPS. Cede will be the initial holder of record of all shares of AMPS, and Existing Holders of the shares of AMPS will not receive certificates representing their ownership interest in such shares. The Securities Depository will maintain lists of its participants and will maintain the positions (ownership interests) held by each Agent Member in the AMPS, whether as an Existing Holder for its own account or as nominee for another Existing Holder. Payments and communications made by the Company to holders of the AMPS will be duly made by making payments to, and communicating with, the Securities Depository, whose nominee is the record holder of all shares of the AMPS and, except as specifically provided herein, the Company will have no further responsibility, obligation or liability with respect to such payment or communication.

         AUCTION DATES. The following is a brief summary of the procedures to be used in conducting Auctions. This summary is qualified by reference to the Auction Procedures set forth in Appendix B hereto. After the initial Dividend Period, an Auction to determine the Applicable Rate of AMPS for a given Dividend Period will be held on the Business Day next preceding the first day of such Dividend Period (the date of each Auction being referred to herein as an "Auction Date"). "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.

         Generally, Auctions for the offered AMPS will be conducted every fourth Wednesday. A new Dividend Period will commence on the first Business Day following the applicable Auction Date (also a Dividend Payment Date). The Auction Date and the first day of the related Dividend Period (both of which must be Business Days) need not be consecutive calendar days. For example, in most cases, if the Wednesday that normally would be an Auction Date is not a Business Day, then such Auction Date will be the preceding Tuesday and the first day of the related Dividend Period will continue to be the following Thursday.

ORDERS FOR AMPS BY EXISTING HOLDERS AND POTENTIAL HOLDERS

         Prior to the Submission Deadline on each Auction Date:

                  (a) Each Existing Holder may submit to a Broker-Dealer by telephone or otherwise a:

                  (i) "Hold Order" indicating the number of outstanding shares, if any, of AMPS that such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                  (ii) "Bid" indicating the number of outstanding shares, if any, of AMPS that such Existing Holder offers to sell if the Applicable Rate for the next succeeding Dividend Period is less than the rate specified in such Bid; and/or

                  (iii) "Sell Order" indicating the number of outstanding shares, if any, of AMPS that such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period.

                  (b) Broker-Dealers will contact prospective purchasers of shares of AMPS (each such prospective purchaser is hereinafter referred to as a "Potential Holder" and the term Potential Holder includes an Existing Holder with respect to an offer by such Existing Holder to purchase additional shares) by telephone to determine whether such Potential Holders desire to submit Bids in which such Potential Holders will indicate the number of shares of AMPS which they offer to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rates per annum specified in such Bids.

         The communication to a Broker-Dealer of the foregoing information is hereinafter referred to as an "Order" and, collectively, as "Orders." An Existing Holder or a Potential Holder placing an Order is hereinafter referred to as a "Bidder" and, collectively, as "Bidders."

         An Existing Holder may submit different types of Orders in an Auction with respect to shares of AMPS then held by such Existing Holder, including Bids to acquire additional shares of AMPS. For information concerning the priority given to different types of Orders placed by an Existing Holder, see "--Submission of Orders by Broker-Dealers to Auction Agent" below.

         A Bid for shares by an Existing Holder with a rate higher than the Maximum Applicable Rate will be treated as a Sell Order, and a Bid by a Potential Holder with a rate higher than such Maximum Applicable Rate will not be considered. See "--Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" and "--Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares" below.

         A Sell Order submitted by an Existing Holder shall constitute an irrevocable offer to sell the shares of AMPS subject thereto and a Bid submitted by an Existing Holder shall constitute an irrevocable offer to sell the shares of AMPS subject thereto if the rate specified in such Bid is higher than the Applicable Rate determined in the Auction. A Bid submitted by a Potential Holder shall constitute an irrevocable offer to purchase the number of shares of AMPS subject thereto if the rate specified in the Bid is less than or equal to the Applicable Rate determined in accordance with the Auction Procedures. The number of shares purchased or sold may be subject to proration procedures. See "--Acceptance or Rejection of Submitted Bids and Sell Orders and Allocations of Shares" below. Each purchase or sale shall be made for settlement on the Business Day next succeeding the Auction Date at a price per share equal to $25,000.00. See "--Notification of Results; Settlement" below.

         If an Order or Orders covering all of the outstanding shares of AMPS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, either because a Broker-Dealer failed to contact such Existing Holder or otherwise, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         For the purposes of an Auction, shares of AMPS for which the Company shall have given Notice of Redemption, as set forth under "Description of Preferred Shares--Auction Market Preferred Stock--Redemption," shall not be considered as outstanding and shall not be included in such Auction. Pursuant to the Certificate of Incorporation, the Company is required to retire any shares of AMPS it may acquire.

         The ability of an investor to dispose of shares of AMPS may be largely dependent on the success of the Auction. If there are insufficient Clearing Bids in an Auction, then investors that have submitted Sell Orders will not be able to sell in the Auction any shares of AMPS subject to such submitted Sell Offers except to the extent there are Submitted Bids by Potential Holders at rates less than or equal to the Maximum Applicable Rate. There is no assurance that any particular Auction will be successful and neither the issuer nor any Broker-Dealer is obligated to take any action to ensure that an Auction will be successful. In the absence of successful Auctions, there is no assurance that a secondary market for the AMPS will develop or that in the event such a market does develop, that shares of AMPS will trade at or close to a price per share of $25,000.00. In addition, the Auctions require the active participation of one or more Broker-Dealers. While the Auction Agent expects to enter into agreements with certain firms to act as Broker-Dealers and has entered into an agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as a Broker-Dealer, to the extent Broker-Dealers resign or cease actively participating in the Auctions, the liquidity of the market and the efficient functioning of the Auctions could be reduced.

SUBMISSIONS OF ORDERS FOR AMPS BY BROKER-DEALERS TO AUCTION AGENT

         Prior to 1:00 p.m., New York City time, on each Auction Date, or such other time on the Auction Date specified by the Auction Agent (the "Submission Deadline"), each Broker-Dealer will submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

         If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one-thousandth (.001) of 1%.

         If one or more Orders covering in the aggregate more than the number of outstanding shares of AMPS held by any Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid in the following order of priority:

                  (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of outstanding shares held by such Existing Holder, provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Order exceeds the number of outstanding shares held by such Existing Holder, the number of shares of AMPS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of outstanding shares held by such Existing Holder;

                  (ii)(A) any Bid submitted on behalf of such Existing Holder shall be considered valid up to and including the excess of the number of outstanding shares held by such Existing Holder over the number of shares subject to any Hold Order referred to in clause (i) above, and (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of outstanding shares subject to such Bids is greater than such excess, the number of shares of AMPS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares equal to such excess, and (C) subject to subclause (A), if two or more Bids with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess and in any such event the number, if any, of such outstanding shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

                  (iii) any Sell Order shall be considered valid up to and including the excess of the number of outstanding shares held by such Existing Holder over the sum of the shares subject to Hold Orders referred to in clause
(i) and valid Bids by such Existing Holder referred to in clause (ii) above, provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of outstanding shares subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to such Sell Order shall be reduced pro rata so that such Sell Orders shall cover the number of shares equal to such excess.

         If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of AMPS specified.

         DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE. Not earlier than the Submission Deadline, the Auction Agent will assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such "Hold Order," "Bid" or "Sell Order" as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and will determine the excess of the number of outstanding shares of AMPS over the number of outstanding shares subject to Submitted Hold Orders (such excess, the "Available Auction Preferred") and whether Sufficient Clearing Bids have been made in the Auction. "Sufficient Clearing Bids" will have been made if the number of outstanding shares that are the subject of Submitted Bids by Potential Holders (including Existing Holders who have submitted Bid Orders to purchase additional shares) with rates not higher than the Maximum Applicable Rate equals or exceeds the number of outstanding shares that are the subject of Submitted Sell Orders (including the number of outstanding shares subject to Submitted Bids by Existing Holders specifying rates higher than the Maximum Applicable Rate) unless such excess or such equality exists because the number of shares subject to such Submitted Sell Orders and Submitted Bids are each zero because all of the outstanding shares are the subject of Submitted Hold Orders.

         If Sufficient Clearing Bids have been made in an Auction, the Auction Agent will determine the lowest rate specified in the Submitted Bids of Existing Holders and Potential Holders (the "Winning Bid Rate") which will cause the number of shares subject to Submitted Bids specifying a rate less than or equal to the Winning Bid Rate to be not less than the number of shares of Available Auction Preferred in such Auction. If Sufficient Clearing Bids have been made, the Winning Bid Rate will be the Applicable Rate for the Dividend Period next succeeding such Auction for all shares then outstanding.

         If Sufficient Clearing Bids have not been made in an Auction other than because all of the outstanding shares of AMPS are the subject of Submitted Hold Orders, then the Applicable Rate for such next succeeding Dividend Period will be the Maximum Applicable Rate on the Auction Date. If Sufficient Clearing Bids have not been made, Existing Holders that have submitted Sell Orders will not be able to sell in the Auction any shares subject to such Submitted Sell Orders, except to the extent there are Submitted Bids by Potential Holders at rates less than or equal to the Maximum Applicable Rate. See "--Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares" below.

         If all of the outstanding shares are subject to Submitted Hold Orders, the Applicable Rate for the next Dividend Period for all such shares will be equal to the All Hold Rate in effect on the date of the applicable Auction.

         As used herein with respect to shares of AMPS, "Maximum Applicable Rate" means a per annum rate equal to the lesser of (i) the Rate Multiple multiplied by the applicable Benchmark Rate in effect on the related Auction Date and (ii) 20%.

         The "Rate Multiple," when used with respect to shares of AMPS on an Auction Date, means the percentage, determined as set forth below, based on the prevailing rating of the AMPS in effect at the close of business on the Business Day preceding such Auction Date:

                                                                       Rate
            Prevailing Rating                                        Multiple
            -----------------                                        --------

              AA- or Above                                               150%
                A- to A+                                                 200%
              BBB- to BBB +                                              250%
               BB- to BB+                                                275%
                Below BB-                                                300%

         The Maximum Applicable Rate cannot in any event exceed 20% per annum. In the event that the AMPS is not rated by S&P or Fitch, the Rate Multiple will be 300%.

         Notwithstanding the foregoing, with respect to any Auction Date, the Company may, by telephonic and written notice to the Auction Agent delivered by 10:00 a.m. on such Auction Date, increase (but not thereafter decrease) the percentage Rate Multiple for AMPS to be in effect on or after such Auction Date.

         For purposes of the Rate Multiple definition, the "prevailing rating" of the AMPS shall be (i) AA- or Above, if the AMPS has a rating AA- or better by S&P or the equivalent of such rating by such agency or a substitute rating agency or substitute rating agencies selected as provided below, (ii) A- to A+, if the AMPS has a rating of A- to A+ by S&P or the equivalent of such rating by such agency or a substitute rating agency or substitute rating agencies selected as provided below, (iii) BBB- to BBB+, if the AMPS has a rating of BBB- to BBB + by S&P or the equivalent of such rating by such agency or a substitute rating agency or substitute rating agencies selected as provided below, (iv) BB- to BB+, if the AMPS has a rating of BB- to BB+ by S&P or the equivalent of such rating by such agency or a substitute rating agency or substitute rating agencies selected as provided below, and (v) Below BB- if the AMPS has a rating of Below BB- by S&P or the equivalent of such rating by such agency as a substitute rating agency or substitute rating agencies selected as provided below. The Company shall take all reasonable action necessary to enable S&P to provide and maintain a rating for the AMPS. If S&P shall not make any such  rating  available,  the  Company  shall  select  a  nationally  recognized statistical  rating  organization  (as  that  term  is  used  in the  rules  and regulations  of the SEC under the  Exchange  Act) or two  nationally  recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be. Even if S&P makes a rating available for the AMPS, at any time the Company may select one or more other nationally recognized statistical rating organizations to provide additional ratings for the AMPS. In the event that two or more Rating Agencies make ratings available on AMPS at the request of the Company, and any such rating by a Rating Agency is lower than the equivalent of such rating by the other Rating Agency or Rating Agencies, the "prevailing rating" shall be based on the lower rating made available by such Rating Agencies.

          "Benchmark Rate" means the One-Month LIBOR.

         "One-Month LIBOR" means, with respect to a Dividend Period relating to a Dividend Payment Date (in the following order of priority):

               (i) the rate (expressed as a percentage per annum) for deposits in U.S. dollars in the London interbank market having a one-month maturity commencing on the second London Business Day following the related Determination Date that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Determination Date;

               (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, the Company will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) as of 11:00 a.m. (London time) on such Determination Date to prime banks in the London interbank market for deposits in U.S. dollars having a one-month maturity commencing on the second London Business Day following such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), of such quotations;

               (iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Company shall request three major banks in the City of New York to provide such banks' offered quotations (expressed as percentages per annum) as of 11:00 a.m. (New York time) on such Determination Date to leading European banks for loans in U.S. dollars having a one-month maturity commencing on the second London Business Day following such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655))of such quotations; and

               (iv) if fewer than two such quotations are provided as requested in clause (iii) above, One-Month LIBOR will be One-Month LIBOR determined with respect to the Dividend Period immediately preceding such current Dividend Period.

          If the rate for deposits in U.S. dollars having a one-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable One-Month LIBOR for such Determination Date.

          Absent manifest error, the Company's determination of One-Month LIBOR and its calculation of the Applicable Dividend Rate for each Dividend Period will be final and binding.

         ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATIONS OF SHARES. Based on the determinations made under "--Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" above and subject to the discretion of the Auction Agent to round as described below, Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the order of priority set forth in the Auction Procedures with the result that Existing Holders and Potential Holders of AMPS shall sell, continue to hold and/or purchase shares of AMPS as set forth below. Existing Holders that submitted or were deemed to have submitted Hold Orders shall continue to hold the shares of AMPS subject to such Hold Orders.

         If Sufficient Clearing Bids have been made, Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                  (a) each Existing Holder that placed a Submitted Bid specifying a rate higher than the Winning Bid Rate, or a Submitted Sell Order, will sell the outstanding shares of AMPS subject to such Submitted Bid or Submitted Sell Order;

                  (b)  each   Existing   Holder  that  placed  a  Submitted  Bid
specifying a rate lower than the Winning Bid Rate will continue to hold the outstanding shares of AMPS subject to such Submitted Bid;

                  (c)  each  Potential   Holder  that  placed  a  Submitted  Bid
specifying a rate lower than the Winning Bid Rate will purchase the number of shares of AMPS subject to such Submitted Bid;

                  (d) each Existing Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate shall continue to hold the outstanding shares of AMPS subject to such Submitted Bid, unless the number of outstanding shares of AMPS subject to all such Submitted Bids is greater than the excess of the Available Auction Preferred over the number of shares of AMPS accounted for in clauses (b) and (c) above, in which event such Existing Holder with such a Submitted Bid shall sell a number of outstanding shares of AMPS determined on a pro rata basis based on the number of outstanding shares subject to all such Submitted Bids by such Existing Holders; and

                  (e) each Potential Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate shall purchase any Available Auction Preferred not accounted for in clause (b), (c) or (d) above on a pro rata basis based on the number of outstanding shares subject to all such Submitted Bids by such Potential Holders.

         If  Sufficient  Clearing  Bids have not been made,  Submitted  Bids and
Submitted Sell Orders shall be accepted or rejected in the following order or priority and all other Submitted Bids shall be rejected:

                  (a)  each   Existing   Holder  that  placed  a  Submitted  Bid
specifying a rate equal to or lower than the Maximum Applicable Rate shall continue to hold the outstanding shares subject to such Submitted Bid;

                  (b)  each  Potential   Holder  that  placed  a  Submitted  Bid
specifying a rate equal to or lower than the Maximum Applicable Rate shall purchase the number of shares subject to such Submitted Bid; and

                  (c) each Existing Holder that placed a Submitted Bid specifying a rate higher than the Maximum Applicable Rate, or a Submitted Sell Order, shall sell a number of outstanding shares determined on a pro rata basis based on the number of outstanding shares subject to all such Submitted Bids and Submitted Sell Orders.

         If as a result of the Auction Procedures described above any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share (or, if fractional shares have been authorized, a fraction of a share in a fractional denomination not authorized), the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, (i) round up or down the number of shares being sold or purchased on such Auction Date so that the number of shares sold or purchased by each Existing Holder or Potential Holder shall be whole shares (or authorized fractional shares) of AMPS and (ii) allocate such whole shares (or authorized fractional shares) of AMPS for purchase among Potential Holders even if such allocation results in one or more of such Potential Holders not purchasing shares of AMPS.

         NOTIFICATION OF RESULTS; SETTLEMENT. The Auction Agent will advise each Broker-Dealer that submitted a Bid or Sell Order on behalf of a Bidder whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next succeeding Dividend Period by telephone at approximately 3:00 p.m., New York City time, on each Auction Date. Each Broker-Dealer that submitted a Bid or Sell Order on behalf of a Bidder will then advise such Bidder whether such Bid or Sell order was accepted or rejected, will confirm purchases and sales with each Bidder purchasing or selling shares of AMPS as a result of the Auction and will advise each Bidder purchasing or selling shares of AMPS to give instructions to its Agent Member of the Securities Depository to pay the purchase price against delivery of such shares by book entry or to deliver such shares by book entry against payment therefor as appropriate. If an Existing Holder selling shares of AMPS as a result of an Auction fails to instruct its Agent Member to deliver such shares, the Broker-Dealer that submitted the Bid or Sell Order of such Existing Holder shall instruct such Agent Member to deliver such shares by book entry on behalf of such Existing Holder against payment therefor. Each Broker-Dealer that submitted a Hold Order on behalf of an Existing Holder will also advise such Existing Holder of the Applicable Rate for the next Dividend Period. The Auction Agent will record each transfer of beneficial ownership of shares of AMPS on the registry of Existing Holders to be maintained by the Auction Agent.

         The Auction Agent will also send an administrative message through the Securities Depository advising the Agent Member of each Bidder purchasing shares of the amount ($25,000.00 for each share of AMPS purchased) that it will be required to pay against registration of transfer of shares of AMPS to be purchased. The Auction Agent will also advise the Agent Member of each Existing Holder selling shares of the number of shares as to which it will be required to authorize registration of transfer against payment therefor.

         Pursuant to the Auction Agent Agreement, based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of AMPS to be purchased and the aggregate number of shares of AMPS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers such Broker-Dealer shall deliver, or from which Broker-Dealer or Broker-Dealers such Broker-Dealer shall receive, as the case may be, shares of AMPS. Pursuant to the Broker-Dealer Agreements, each Broker-Dealer shall, in such manner and at such time or times as in its sole discretion it may determine, allocate purchases and sales of shares of AMPS among the Potential Holders, if any, and Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent.

         In accordance with the Securities Depository's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through the Securities Depository and the accounts of the respective Agent Members at the Securities Depository will be debited and credited as necessary to effect the purchase and sale of shares of AMPS as determined in the Auction. Purchasers will make payment to the Securities Depository through their Agent Members in same-day funds; the Securities Depository will make payment to Agent Members in accordance with its normal procedures, which now provide for wire transfer of same-day funds. Agent Members currently distribute such funds to the persons for whom they are acting as agents in same-day funds.

         The settlement procedures for Auctions for the AMPS are attached hereto as Appendix A.

         BROKER-DEALERS. The Auction Agent after each Auction will pay, from funds provided by the Company, to each Broker-Dealer a fee equal to ____% of the purchase price of shares of AMPS placed by such Broker-Dealer at such Auction, multiplied by the number of days in the Dividend Period to which such Auction relates and divided by 360. For purposes of the preceding sentence, shares of AMPS will be deemed placed by a Broker-Dealer if such shares were (i) the subject of Hold Orders deemed to have been submitted by Existing Holders of shares of AMPS that were acquired by such Existing Holders through such
Broker-Dealer, (ii) the subject of valid Hold Orders placed by the Broker-Dealer, (iii) the subject of either of the following Orders submitted by such Broker-Dealer: (A) a Submitted Bid of an Existing Holder that was rejected so that such Existing Holder continues to hold such shares as a result of the Auction or (B) a Submitted Bid of a Potential Holder that was accepted so that such Potential Holder purchases such shares as a result of the Auction and (iv) with regard to an Auction in which there were not Sufficient Clearing Bids, a Submitted Sell Order of an Existing Holder that was rejected.

         The Broker-Dealer Agreements provide that if any Existing Holder on whose behalf a Broker-Dealer submitted a Bid or Sell Order that is accepted or rejected fails to instruct its Agent Member to deliver shares by book entry against payment therefor, such Broker-Dealer shall instruct such Agent Member to deliver such shares by book entry on behalf of such Existing Holder against payment therefor. The delivery of funds by a Broker-Dealer for the purchase of shares of AMPS by a Potential Holder on behalf of whom such Broker-Dealer submitted an Order shall not relieve such Potential Holder of any liability to such Broker-Dealer for payment for such shares. Each Broker-Dealer Agreement provides that neither the Company nor the Auction Agent shall have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Agent Members to deliver shares of AMPS or to pay for shares of AMPS purchased or sold pursuant to an Auction or otherwise. As long as Cede, or any other nominee for a Securities Depository or any Securities Depository, continues to hold the shares of AMPS, no share certificates will need to be delivered by any Existing Holder to reflect any transfer of shares effected by an Auction.

         The Broker-Dealer Agreements provide that a Broker-Dealer may submit Orders in Auctions for its own account, unless the Company notifies all Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit only Hold Orders and Sell Orders for their own accounts. If a Broker-Dealer submits an Order for its own account in any Auction, it may have knowledge of Orders placed through it in that Auction and therefore have an advantage over other Bidders; such Broker-Dealer, however, would not have knowledge of Orders submitted by other Broker-Dealers in that Auction. In the Broker-Dealer Agreements, each Broker-Dealer agrees to handle customer orders in accordance with its respective duties under applicable securities laws and rules.


                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

         The following summary of the terms of the capital stock of the Company does not purport to be complete and is subject in all respects to the applicable provisions of the Connecticut Corporation Law and the Certificate of Incorporation and By-Laws of the Company.

COMMON STOCK

         GENERAL. The Company is authorized to issue 1,000 shares of Common Stock. There are currently 100 issued and outstanding shares of Common Stock, all of which are owned by Webster Bank.

         DIVIDENDS. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided that, if the Company fails to declare and pay full dividends on the Preferred Shares in any dividend period, the Company may not make any dividends or other distributions with respect to the Common Stock for such dividend period. In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its annual "REIT taxable income" (not including capital gains and certain items of non-cash income) to stockholders. See "Federal Income Tax Considerations."

         VOTING RIGHTS. Subject to the rights, if any, of the holders of any series of Preferred Stock, all voting rights are vested in the Common Stock. The holders of Common Stock are entitled to one vote per share. All of the issued and outstanding shares of Common Stock currently are held by Webster Bank.

         RIGHTS UPON LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid or set aside for the holders of all series of Preferred Stock the full preferential amounts to which such holders are entitled, the holders of Common Stock will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

PREFERRED STOCK

         The Company is currently authorized to issue _____ shares of Preferred Stock, (i) 2,600 of which are designated Series A Auction Market Cumulative Preferred Stock, par value $1.00 per share, (ii)1,150,000 of which are designated Series B ____% Cumulative Preferred Stock, par value $1.00 per share, and (iii) _____ of which are designated excess stock, par value $1.00 per share (the "Excess Stock").

         Subject to limitations prescribed by Connecticut law and the Company's Certificate of Incorporation, the Board of Directors or, if then constituted, a duly authorized committee thereof, is authorized to issue, from the authorized but unissued shares of capital stock of the Company, Preferred Stock in such series as the Board of Directors may determine and to establish, from time to time, the number of shares of Preferred Stock to be included in any such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of any such series, and such other subjects or matters as may be fixed by resolution of the Board of Directors.

         Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

         Either the Certificate of Incorporation or a certificate of amendment relating to each series of Preferred Stock will set forth the preferences and other terms of such series, including without limitation the following: (1) the title and stated value, if any, of such series; (2) the number of shares of such series offered and the liquidation preference per share of such series; (3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such series; (4) whether such series of Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such series shall accumulate; (5) the provision for a sinking fund, if any, for such series; (6) the provision for redemption, if applicable, of such series; (7) the relative ranking and preferences of such series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (8) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (9) any other specific terms, preferences, rights, limitations or restrictions of such series; and (10) any voting rights of such series.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         The Company's Certificate of Incorporation contains certain restrictions on the number of shares of Preferred Stock that individual stockholders may directly or beneficially own. For the Company to qualify as a REIT under the Code, no more than 50% of the value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "Five or Fewer Test"). The capital stock of the Company must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year (the "One Hundred Persons Test"). The Certificate of Incorporation of the Company contains restrictions on the acquisition and ownership of Preferred Stock intended to ensure compliance with the One Hundred Persons Test. Such provisions include a restriction that if any transfer of shares of capital stock of the Company would cause the Company to be owned by fewer than 100 persons, such transfer shall be null and void and the intended transferee will acquire no rights to the stock.

         Subject to certain exceptions specified in the Company's Certificate of Incorporation, no natural person or entity is permitted to own more than $50,000 of the aggregate liquidation value (the "Ownership Limit") of the Series B Preferred Shares.

         The  Certificate  of  Incorporation  provides  that shares of Preferred
Stock owned, or deemed to be owned, by, or transferred to a stockholder in excess of the Ownership Limit, or which would cause the Company to fail to qualify as a REIT (the "Excess Shares"), will automatically be transferred, by operation of law, to a trustee as a trustee of a trust for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place. Any distributions paid prior to the discovery of the prohibited transfer or ownership are to be repaid by the original transferee to the Company and by the Company to the trustee; any vote of the shares while the shares were held by the original transferee prior to the Company's discovery thereof shall be void ab initio and the original transferee shall be deemed to have given its proxy to the trustee. Any unpaid distributions with respect to the original transferee will be rescinded as void ab initio. In liquidation, the original transferee stockholder's ratable share of the Company's assets would be limited to the price paid by the original transferee for the Excess Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer. The trustee of the trust shall promptly sell the shares to any person whose ownership is not prohibited, whereupon the interest of the trust shall terminate. Proceeds of the sale shall be paid to the original transferee up to its purchase price (or, if the original transferee did not purchase the shares, the value on its date of acquisition) and any remaining proceeds shall be paid to a charity to be named by the Company.

         All certificates representing shares of Series B Preferred Shares will bear a legend referring to the restrictions described above.


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

         The Company's Certificate of Incorporation requires that any person who beneficially owns 0.5% (or such lower percentage as may be required by the Code or the Treasury Regulations) of the outstanding shares of any series of Preferred Stock of the Company must provide certain information to the Company within 30 days of June 30 and December 31 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

SUPER-MAJORITY DIRECTOR APPROVAL

         The Certificate of Incorporation requires approval by two-thirds of the Company's Board of Directors in order for the Company to file a voluntary petition of bankruptcy.

BUSINESS COMBINATIONS

         The Connecticut Corporation Law establishes special requirements with respect to "business combinations" between a Connecticut corporation or any majority-owned subsidiary of a Connecticut corporation and any person (other than the corporation or any of its subsidiaries) who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding shares of voting stock of the corporation; any person who is an affiliate of the corporation and at any time within the two years immediately prior to the date in question beneficially owned 10% of more of the voting power of the then outstanding shares of voting stock; or generally an affiliate or associate of an interested shareholder (an "Interested Shareholder"), subject to certain exemptions. "Business combinations" generally include (i) any merger, consolidation or statutory share exchange; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets (other than in the usual and regular course of business) that has an aggregate book value of ten percent or more of the total market value of the corporation's outstanding shares or its net worth; (iii) certain issuances or transfers of equity securities that have an aggregate market value of five percent or more of the total market value of the corporation's outstanding shares; (iv) the adoption of a plan of liquidation or dissolution that is proposed by an Interested Shareholder; and (v) any reclassification of securities or any merger, consolidation or share exchange of the corporation with any of its subsidiaries which has the effect of increasing by 5% or more of the total number of outstanding shares the proportionate amount of any class of equity securities owned by an Interested Shareholder. In general, an Interested Shareholder may not engage in a "business combination" with the corporation unless the business combination is approved by the affirmative vote of (i) the board of directors of the corporation and (ii) (a) the holders of 80% of the voting power of the outstanding shares of voting stock of the corporation and (b) the holders of two-thirds of the voting power of the outstanding shares other than voting stock held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the consideration received by the corporation's common stockholders and other stockholders meets certain price requirements and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for his shares. Further, a corporation may not engage in a business combination with an Interested Shareholder for a period of five years after the Interested Shareholder's stock acquisition date unless the business combination or purchase of stock is approved prior to the stock acquisition date by the board of directors of the corporation and by a majority of the nonemployee directors of which there shall be at least two. These provisions of the Connecticut Corporation Law do not apply to business combinations that are excepted under the Connecticut Corporation Law. The Certificate of Incorporation exempts from the Connecticut Corporation Law any business combination with Webster Bank or Webster, and any and all other entities whether currently existing or formed in the future affiliated with either of the foregoing.


                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes the federal income tax considerations regarding the Offering. The following description is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be (and should not be construed as) tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition,


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

the discussion is intended to address only those federal income tax considerations that are generally applicable to all stockholders of the Company. It does not discuss all aspects of federal income taxation that might be relevant to a specific stockholder in light of its particular investment or tax circumstances. The description does not purport to deal with all aspects of taxation that may be relevant to stockholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions, broker-dealers, tax-exempt organizations (except to the extent discussed under the heading "--Taxation of Tax-Exempt Stockholders of the Company") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "--Taxation of Non-U.S. Stockholders of the Company").

         The information in this section is based on the Code, current, temporary and proposed income tax regulations promulgated under the Code (the
"Treasury Regulations"), the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. As discussed below, the Taxpayer Relief Act of 1997 (the "1997 Act") contains certain changes to the REIT qualification requirements and the taxation of REITs that may be material to a holder of Preferred Shares, but which will become effective only for the Company's taxable years commencing on or after January 1, 1998. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and practices and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. The Company has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the Company. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

         EACH PROSPECTIVE PURCHASER OF PREFERRED SHARES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE OWNERSHIP AND DISPOSITION OF THE SHARES OF AN ENTITY ELECTING TO BE TAXED AS A REIT IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.

TAXATION OF THE COMPANY

         The Company will elect to be treated as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1997. The Company believes that it is organized, has operated, and will continue to operate in such a manner as to qualify for taxation as a REIT under the Code. The Company intends to continue to operate in such a manner, but no assurance can be given that it will continue to operate in such a manner so as to qualify or remain qualified.

         Sections 856 through 860 of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the rules that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

         Hogan & Hartson L.L.P. has acted as tax counsel to the Company in connection with the Offering. In the opinion of Hogan & Hartson L.L.P., commencing with the Company's taxable year ending December 31, 1997, the Company was organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation and its actual method of operation since formation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is conditioned upon certain representations made by the Company as to factual matters relating to the organization and operation of the Company and its Mortgage Assets. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on an ongoing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Hogan & Hartson L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure of the Company to Qualify as a REIT."

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is distributed currently to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows:

         o The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

         o Under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference.

         o If the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

         o If the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property or sales to which Section 1033 of the Code applies), such income will be subject to a 100% tax.

         o If the Company should fail to satisfy the 75% gross income test or the 95% gross income test (each as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability.

         o If the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

REQUIREMENTS FOR QUALIFICATION AS A REIT

         Organizational Requirements. The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors,
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (vii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions
(i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi). In the opinion of Hogan & Hartson L.L.P., the Company does not constitute a financial institution within the meaning of condition (iv).

         The Company believes that it will have issued sufficient shares with sufficient diversity of ownership in the Offering to allow it to satisfy conditions (v) and (vi). In addition, the Company's Certificate of Incorporation provides for restrictions regarding the transfer and ownership of its shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Description of Capital Stock of the Company -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "-- Failure of the Company to Qualify as a REIT."

         Treasury Regulations require that the Company each year demand from certain record owners of its shares certain information in order to assist the Company in ascertaining that the share ownership requirements described above are satisfied. Pursuant to the 1997 Act, for the Company's taxable years commencing on or after January 1, 1998, if the Company were to fail to comply with these Treasury Regulation requirements for any year, it would be subject to a $25,000.00 penalty. If the Company's failure to comply was due to intentional disregard of the requirements, the penalty is increased to $50,000. However, if the Company's failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed. If the Company complies with the regulatory rules on ascertaining its actual owners but does not know, or would not have known by exercising reasonable diligence, whether it failed to meet the requirement that it not be closely held, the Company will be treated as having met the requirement. These rules enacted as part of the 1997 Act are a change to the prior law, under which a REIT would be disqualified if it failed to comply with these Treasury Regulations.

         In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company will have a calendar taxable year.

         In order to qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. The Company was a newly formed entity that will make a REIT election for its first taxable year. Hence, the Company itself has no undistributed "C corporation earnings and profits."

         Income Tests. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements.

         o First, at least 75% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

         o Second, at least 95% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from such real property investments, dividends, interest, including certain hedging instruments, and gain from the sale or disposition of stock or securities, including certain hedging instruments (or from any combination of the foregoing).

         o Third, for the 1997 taxable year, the Company must derive less than 30% of its gross income from the sale or other disposition of
              (i) real  property  held for less  than  four  years

              (other than  foreclosure  property and  involuntary  conversions),
              (ii) stock or securities held for less than one year, and (iii) property in a prohibited transaction. Pursuant to the 1997 Act, the Company will not have to meet this test for its taxable years commencing on or after January 1, 1998.

         For interest to qualify as "interest on obligations secured by mortgages on real property or on interests in real property," the obligation must be secured by real property having a fair market value at the time of acquisition at least equal to the principal amount of the loan. The term "interest" includes only an amount that constitutes compensation for the use or forbearance of money. For example, a fee received or accrued by a lender which is in fact a charge for services performed for a borrower rather than a charge for the use of borrowed money is not includible as interest; amounts earned as consideration for entering into agreements to make loans secured by real property, although not interest, are otherwise treated as within the 75% and 95% classes of gross income so long as the determination of those amounts does not depend on the income or profits of any person. By statute, the term interest does not include any amount based on income or profits except that the Code provides that (i) interest "based on a fixed percentage or percentages of receipts or sales" is not excluded and (ii) when the REIT makes a loan that provides for interest based on the borrower's receipts or sales and the borrower leases under one or more leases based on income or profits, only a portion of the contingent interest paid by the borrower will be disqualified as interest.

         Rents received or deemed received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if certain statutory conditions are met that limit rental income essentially to rentals on investment-type properties. In the event that a REIT acquires by foreclosure property that generates income that does not qualify as "rents from real property," such income will be treated as qualifying for three years following foreclosure (which period may be extended by the IRS so long as (i) all leases entered into after foreclosure generate only qualifying rent, (ii) only limited construction takes place, and (iii) within 90 days of foreclosure, any trade or business in which the property is used is conducted by an independent contractor from which the REIT derives no income). Pursuant to the 1997 Act, for taxable years commencing on or after January 1, 1998, this grace period will be extended to the close of the third year following the year of foreclosure. In the event the special foreclosure property rules applies to qualify otherwise unqualified income, the net income that qualifies only under the special rule for foreclosure property will be subject to tax, as described above.

         The Company anticipates that all the interest on its Mortgage Assets will satisfy the 75% and 95% gross income tests.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above under "--Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

         Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.

         o First, at least 75% of the value of the Company's total assets must be represented by real estate assets including (i) its allocable share of real estate assets held by partnerships in

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

              which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company, cash, cash items and government securities.

         o Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class.

         o Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

         After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of an additional capital contribution of proceeds of an offering of shares by the Company such as this Offering), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

         Annual Distribution Requirements. The Company is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration.

         To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company, however, may designate some or all of its retained net capital gain, so that, although the designated amount will not be treated as distributed for purposes of this tax, a stockholder would include its proportionate share of such amount in income, as long-term capital gain, and would be treated as having paid its proportionate share of the tax paid by the Company with respect to such amount. The stockholder's basis in its shares would be increased by the amount the stockholder included in income and decreased by the amount of the tax the stockholder is treated as having paid. The Company would make an appropriate adjustment to its earnings and profits. For a more detailed description of the tax consequences to a stockholder of such a designation, see "--Taxation of Taxable U.S. Stockholders of the Company Generally." The Company intends to make timely distributions sufficient to satisfy these annual distribution requirements.

         The Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. See "Business and Strategy--Dividend Policy." It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. If such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which


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

may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

         Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         The Company may avail itself of consent dividend  procedures set out in
Section 565 of the Code and the related Treasury Regulations to satisfy the 95% distribution requirement or to avoid imposition of an excise tax. A consent dividend is a hypothetical dividend that is treated for U.S. federal tax purposes as though it actually had been paid in cash on the last day of the year. To avail itself of the consent dividend procedures, the Company would have to obtain consent on Form 972 from the stockholders who were actual owners of shares on the last day of the year. The amount of hypothetical dividend would be treated as though it actually had been paid to the consenting stockholder and then recontributed by the stockholder to the Company. The Company would avail itself of consent dividend procedures only with respect to the Common Stock. The consent dividend procedures are practical in this case because all of the Common Stock is expected to be held by a single holder.

FAILURE OF THE COMPANY TO QUALIFY AS A REIT

         If the Company fails to qualify for taxation as a REIT in any taxable year, and if the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would significantly reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS OF THE COMPANY GENERALLY

         As used herein, the term "U.S. Stockholder" means a holder of Preferred Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

         Distributions Generally. As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of such U.S. Stockholders that are corporations. U.S. Stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

         Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as gains from the sale or exchange of a capital asset held for more than one year (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares in the

Company. It is not clear whether, for a U.S. Stockholder who is an individual or an estate or trust, such amounts will be taxable at the rate applicable to mid-term capital gains (i.e., gains from the sale of capital assets held for more than one year but not more than 18 months) or at the rate applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than 18 months). This uncertainty may be clarified by future legislation or regulations.

         Generally, for an individual or an estate or trust, the maximum tax rate applicable to mid-term capital gains is 28% and the maximum tax rate applicable to long-term capital gains is 20%. However, for such taxpayers (i) mid-term capital gains resulting from sales of depreciable real property are taxed at the rate applicable to ordinary income to the extent that prior depreciation deductions with respect to the property were claimed in excess of the depreciation that would have been allowed if computed on a straight-line basis; and (ii) long-term capital gains resulting from sales of depreciable real property are taxed at a maximum rate of 25% to the extent of the depreciation deductions taken with respect to such property. The IRS has authority to issue regulations pursuant to which the capital gain dividends received by a taxable U.S. Stockholder that is an individual or an estate or trust could be subject to these special rates.

         To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S.
Stockholder has in its shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in its shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

         Capital Gain Distributions. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his Preferred Shares. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

         Certain Dispositions of Shares. Upon any sale or other disposition of Preferred Shares, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such Preferred Shares for tax purposes. Such gain or loss will be capital gain or loss if the Preferred Shares have been held by the U.S. Stockholder as a capital asset.

         In the case of a U.S. Stockholder who is an individual or an estate or trust, such gain or loss will be mid-term capital gain or loss if such shares have been held for more than one year but not more than 18 months and long-term capital gain or loss if such shares have been held for more than 18 months. In the case of a U.S. Stockholder that is a corporation, such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares in the Company that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Company which were required to be treated as long-term capital gains.

         Pursuant to the 1997 Act, for the Company's taxable years commencing on or after January 1, 1998, the Company may designate its net capital gain so that with respect to retained net capital gains, a U.S. Stockholder would include its proportionate share of such gain in income, as long-term capital gain, and would be treated as having paid its proportionate share of the tax paid by the Company with respect to the gain. The U.S. Stockholder's basis in its shares would be increased by its share of such gain and decreased by its share of such tax. With respect to such long-term capital gain of a U.S. Stockholder that is an individual or an estate or trust, the IRS, as described above in this section, has authority to issue regulations that could apply the special tax rate applicable generally to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property.

BACKUP WITHHOLDING FOR COMPANY DISTRIBUTIONS

         The Company will report to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Non-U.S. Stockholders of the Company."

TAXATION OF TAX-EXEMPT STOCKHOLDERS OF THE COMPANY

         The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder (except certain tax-exempt stockholders described below) has not held its Preferred Shares as "debt financed property" within the meaning of the Code and such Preferred Shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt stockholder. Similarly, income from the sale of Preferred Shares will not constitute UBTI unless such tax-exempt stockholder has held such Preferred Shares as "debt financed property" within the meaning of the Code or has used the Preferred Shares in a trade or business.

         For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

         Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension held REIT" if
(i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated for purposes of the "not closely held" requirement as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either
(a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as

UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts.

         Based on the anticipated ownership of shares immediately following the Offering, and as a result of certain limitations on transfer and ownership of shares contained in the Certificate of Incorporation, the Company does not expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. STOCKHOLDERS OF THE COMPANY

         The rules governing United States federal income taxation of the ownership and disposition of Preferred Shares by persons that, for purposes of such taxation, are not U.S. Stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Preferred Shares, including any reporting requirements.

         Distributions by the Company. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

         Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption discussed above.

         Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Preferred Shares, but rather will reduce the adjusted basis of such Preferred Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Preferred Shares, they will give rise to gain from the sale or exchange of its Preferred Shares, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Stockholder's United States tax liability, if any, with respect to the distribution.

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

         Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless
(i) investment in the Preferred Shares is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as domestic stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

         Under the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA") distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be taxed at the same rates applicable to domestic stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability.

         Sale of Preferred Shares. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of Preferred Shares generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The Preferred Shares will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes that at the closing of the Offering it will be a "domestically controlled REIT," and therefore that the sale of Preferred Shares will not be subject to taxation under FIRPTA. However, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Preferred Shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S.
Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

         Even if the Company does not qualify as or ceases to be a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of Preferred Shares would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if
(i) the Preferred Shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., with respect to the Series B Preferred Shares, the Nasdaq Stock Market) and (ii) such Non-U.S. Stockholder owned 5% or less of the value of the Company's stock throughout the five year period ending on the date of the sale or exchange. If gain on the sale or exchange of Preferred Shares were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the Preferred Shares would be required to withhold and remit to the IRS 10% of the purchase price.

         Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii)  distributions  attributable  to gain  from  the sale or  exchange  by the
Company
of  United  States  real  property  interests.   As  a  general  matter,  backup
withholding and information reporting will not apply to a payment of the proceeds of a sale of Preferred Shares by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Preferred Shares by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Preferred Shares is subject to both backup withholding and information reporting unless the stockholder  certifies  under  penalty  of  perjury  that the  stockholder  is a
Non-U.S. Stockholder, or otherwise establishes an exemption. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS. Regulations recently issued by the IRS, which will be effective for payments made after December 31, 1998, make certain modifications to the certification procedures applicable to Non-U.S. Stockholders. Prospective investors should consult their tax advisors regarding the certification requirements for Non-U.S. Stockholders.

OTHER TAX CONSEQUENCES FOR THE COMPANY AND ITS STOCKHOLDERS

         The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the Federal Income Tax Considerations discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.


                              ERISA CONSIDERATIONS

GENERAL

         In evaluating the purchase of Preferred Shares, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as the assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively,
"Plans") should consider (a) whether the ownership of Preferred Shares is in accordance with the documents and instruments governing such Plan; (b) whether the ownership of Preferred Shares is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code; (c) whether the Company's assets are treated as assets of the Plan; and (d) the need to value the assets of the Plan annually. In addition, the fiduciary of an individual retirement account under Section 408 of the Code (an "IRA") considering the purchase of Preferred Shares should consider whether the ownership of Preferred Shares would result in a non-exempt prohibited transaction under Section 4975 of the Code.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial actions. PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF PREFERRED SHARES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

         Under Department of Labor ("DOL") regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. ss. 2510.3-101), when a Plan or IRA makes an equity investment in another entity, the underlying assets of the entity will not be considered Plan Assets if the equity interest is a "publicly-offered security."

         For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) sold to the Plan or IRA as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Preferred Shares will be registered under the Securities Act and the Exchange Act within the time periods specified in the Plan Asset Regulation.

         The Plan Asset Regulation provides that a security is "widely held" only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. The Company expects the Series B Preferred Shares to be "widely held" upon the completion of the Offering.

         The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Series B Preferred Shares, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." The Company believes that any restrictions imposed on the transfer of the Preferred Shares are limited to the restrictions on transfer generally permitted under the Plan Asset Regulation and are not likely to result in the failure of the Series B Preferred Shares to be "freely transferable."

         A Plan should not acquire or hold the Preferred Shares if the Company's underlying assets will be treated as the assets of such Plan. However, the Company believes that under the Plan Asset Regulation the Series B Preferred Shares should be treated as "publicly-offered securities" and, accordingly, the underlying assets of the Company should not be considered to be assets of any Plan or IRA investing in the Series B Preferred Shares.

EFFECT OF PLAN ASSET STATUS

         ERISA generally requires that the assets of a Plan be held in trust and that the trustee, or an investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the Plan. As discussed above, the assets of the Company under current law do not appear likely to be assets of the Plans receiving Series B Preferred Shares as a result of the Offering. However, if the assets of the Company were deemed to be assets of the Plans under ERISA, certain directors and officers of the Company might be deemed fiduciaries with respect to the Plans that invest in the Company and the prudence and other fiduciary standards set forth in ERISA would apply to them and to all investments.

         If the assets of the Company were deemed to be Plan Assets, transactions between the Company and parties in interest or disqualified persons with respect to the investing Plan or IRA could be prohibited transactions unless a statutory or administrative exemption is available. In addition, investment authority would also have been improperly delegated to such fiduciaries, and, under certain circumstances, Plan fiduciaries who make the decision to invest in the Preferred Shares could be liable as co-fiduciaries for actions taken by the Company that do not conform to the ERISA standards for investments under Part 4 of Title I of ERISA.

PROHIBITED TRANSACTIONS

         Section 406 of ERISA provides that Plan fiduciaries are prohibited from causing the Plan to engage in certain types of transactions. Section 406(a) prohibits a fiduciary from knowingly causing a Plan to engage directly or indirectly in, among other things: (a) a sale or exchange, or leasing, of property with a party in interest; (b) a loan or other extension of credit with a party in interest; (c) a transaction involving the furnishing of goods, services or facilities with a party in interest; or (d) a transaction involving the transfer of Plan Assets to, or use of Plan Assets by or for the benefit of, a party in interest. Additionally, Section 406 prohibits a Plan fiduciary from dealing with Plan Assets in its own interest or for its own account, from acting in any capacity in any transaction involving the Plan on behalf of a party (or representing a party) whose interests are adverse to the interests of the Plan, and from receiving any consideration for its own account from any party dealing with the Plan in connection with a transaction involving Plan Assets. Similar provisions in Section 4975 of the Code apply to transactions between disqualified persons and Plans and IRAs and result in the imposition of excise taxes on such disqualified persons.

         If a prohibited transaction has occurred, Plan fiduciaries involved in the transaction could be required to (a) undo the transaction, (b) restore to the Plan any profit realized on the transaction and (c) make good to the Plan any loss suffered by it as a result of the transaction. In addition, parties in interest or disqualified persons would be required to pay excise taxes or penalties.

         If the investment constituted a prohibited transaction under Section 408(e)(2) of the Code by reason of the Company engaging in a prohibited transaction with the individual who established an IRA or his or her beneficiary, the IRA would lose its tax-exempt status. The other penalties for prohibited transactions would not apply.

         Thus, the acquisition of the Preferred Shares by a Plan could result in a prohibited transaction if an Underwriter, the Company, Webster Bank or any of their affiliates is a party in interest or disqualified person with respect to the Plan. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Preferred Shares were acquired pursuant to and in accordance with one or more "class exemptions" issued by the Department of Labor, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker-dealers (such as the Underwriters), reporting dealers, and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).

         A Plan should not acquire the Preferred Shares pursuant to the Offering if such acquisition will constitute a non-exempt prohibited transaction.

UNRELATED BUSINESS TAXABLE INCOME

         Plan fiduciaries should also consider the consequences of holding more than 10% of the Preferred Shares if the Company is "predominantly held" by qualified trusts. See "Federal Income Tax Considerations--Taxation of Tax-Exempt Stockholders of the Company."


                 INFORMATION REGARDING WEBSTER AND WEBSTER BANK

         Webster is the savings and loan holding company of Webster Bank, and as such, its primary business is the business of Webster Bank. Webster is subject to the informational requirements of the Exchange Act, and the rules and regulations thereunder, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W.,

Washington, D.C. 20549. In addition, such reports, proxy statements and other information filed by Webster may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is (http://www.sec.gov). Webster's common stock is traded on the Nasdaq Stock Market. Reports, proxy statements and other information concerning Webster can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                                  UNDERWRITING

          Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") between the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Keefe, Bruyette & Woods, Inc. (the "Underwriters"), the Company has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the number of Preferred Shares set forth opposite its name below.

                                                                                   Number of              Number of Series B
                        Underwriter                                              Shares of AMPS             Preferred Shares
                        -----------                                              --------------           ------------------

         Merrill Lynch, Pierce, Fenner & Smith
                       Incorporated....................................
         Keefe, Bruyette & Woods, Inc..................................
                                                                                   -----------             -----------------
                       Total..........................................
                                                                                   ===========             =================

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Shares being sold pursuant to the Underwriting Agreement if any are purchased. Under certain circumstances, the purchase commitments of nondefaulting Underwriters may be increased.

         The Underwriters have advised the Company that they propose initially to offer the AMPS directly to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $____ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $___ per share to certain other dealers. After the initial public offering of the AMPS, the public offering price, concession and discount may be changed.

         The Underwriters have advised the Company that they propose initially to offer the Series B Preferred Shares directly to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $____ per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $___ per share to certain other dealers. After the initial public offering of the Series B Preferred Shares, the public offering price, concession and discount may be changed.

         The Company has granted the Underwriters an option, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of 150,000 additional Series B Preferred Shares, solely to cover over-allotments, if any, at the public offering price set forth on the cover page of this Prospectus, less the underwriting discount set forth in the Underwriting Agreement. If the Underwriters exercise this option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of Series B Preferred Shares to be purchased by it shown in the foregoing table bears to the 1,000,000 Series B Preferred Shares initially offered hereby.

         In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

     The Company has agreed that for a period of 90 days from the date of this Prospectus it will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of any Preferred Shares or securities of the Company which are substantially similar to or convertible into or exchangeable for Preferred Shares.

     Application has been made to list the Series B Preferred Shares on the Nasdaq Stock Market. Prior to the Offering, there has been no public market for the Series B Preferred Shares. The Underwriters have advised the Company that they intend to make a market in the Series B Preferred Shares prior to the commencement of trading on the Nasdaq Stock Market. The Underwriters will have no obligation to make a market in the Series B Preferred Shares, however, and may cease market making activities, if commenced, at any time.

         In connection with the Offering, the rules of the SEC permit the Underwriters to engage in certain transactions that stabilize the price of the Preferred Shares. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Preferred Shares.

         If the Underwriters create a short position in the Series B Preferred Shares in connection with the Offering (i.e., if they sell more Series B Preferred Shares than are set forth on the cover page of this Prospectus), the Underwriters may reduce that short position by purchasing Series B Preferred Shares in the open market. The Underwriters may also elect to reduce any short position by exercising all or a part of the over-allotment option described herein.

         The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase shares of Series B Preferred Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Series B Preferred Shares, they may reclaim the amount of the selling concession from the selling group members who sold those shares as part of the Offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

         Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment banking services to affiliates of the Company, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                                     EXPERTS

         The financial statements of Webster Preferred Capital Corporation as of June 30, 1997 and for the period March 17, 1997 (date of inception) to June 30, 1997, included in this Prospectus, have been so included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in this Prospectus and given upon the authority of said firm as experts in accounting and auditing.


                                     RATINGS

         The AMPS will be rated ___ by S&P and ___ by Fitch and the Series B Preferred Shares will be rated ___ by S&P and ___ by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Preferred Shares, and, accordingly, there can be no assurance that the respective ratings assigned to the Preferred Shares upon initial issuance will not be lowered or withdrawn by the assigning rating organization at any time thereafter.


                                  LEGAL MATTERS

         The validity of the Preferred Shares offered hereby will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. Certain tax matters described under "Federal Income Tax Considerations" will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                              AVAILABLE INFORMATION

         The Company has filed with the SEC a Registration Statement (of which this Prospectus forms a part) on Form S-11 (the "Registration Statement") under the Securities Act, with respect to the Preferred Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Preferred Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto.

         The Registration Statement and the exhibits forming a part thereof filed by the Company with the SEC can be inspected at and copies can be obtained at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov.

         The Certificate of Incorporation establishing the rights, preferences and limitations of the Preferred Shares provides that the Company shall maintain its status as a reporting company under the Exchange Act, for as long as any of the Preferred Shares are outstanding and pursuant thereto will furnish stockholders with annual reports containing audited financial statements.

                                    GLOSSARY

         "Additional AMPS" means additional series of AMPS designated by the Company.

         "Adjusted Value" means, with respect to an Eligible Asset, as of any time, the lesser of (i) the Market Value thereof as of such time, divided by the applicable Adjustment Factor and (ii) 100% of the principal balance of such Eligible Asset. The calculation of the Adjusted Value may be made on bases other than those set forth in "Required Asset Coverage" if S&P and Fitch have advised the Company in writing that the revised calculation of Adjusted Value would not adversely affect their respective then current ratings of the shares of the AMPS.

         "Adjustment Factors" for specific types of Eligible Assets are set forth in "Required Asset Coverage."

         "Advisor" means Webster Bank in its role as advisor under the Advisory Agreement.

         "Advisory Service Agreement" means the advisory service agreement, made as of October __, 1997, between Webster Bank and the Company.

         "Agent Member" means the agent member of the Securities Depository of an Existing Holder.

         "All Hold Rate" means 90% of the applicable Benchmark Rate.

         "AMPS" means the shares of Series A Auction Market Cumulative Preferred Stock of the Company offered hereby.

         "Applicable Dividend Rate" means the dividend rate for the AMPS during the period from and after the Date of Original Issue to the initial Dividend Payment Date calculated in the manner set forth in "Description of Preferred Shares -- Auction Market Preferred Stock -- Dividends." The dividend rate for each subsequent Dividend Period will be the rate that results from the next preceding Auction, except as provided in "Description of Preferred Shares -- Auction Market Preferred Stock -- Dividends."

         "ARM" or "adjustable rate mortgage" means a Mortgage Loan with an interest rate that is typically tied to an index (such as the interest rate on United States Treasury Bills) and is adjustable periodically. ARMs are typically subject to lifetime interest rate caps and/or periodic interest rate caps.

         "Auction" means each periodic implementation of the Auction Procedures.

         "Auction Agent" means The Bank of New York together with any successor bank or trust company or other entity entering into an agreement similar to the Auction Agent Agreement with the Company.

         "Auction Agent Agreement" means the auction agent agreement to be entered into between the Company and the Auction Agent.

         "Auction Date" means an auction to determine the Applicable Dividend Rate of the AMPS for a given Dividend Period that is held on the Business Day next preceding the first day of such Dividend Period.

         "Auction Procedures" means the auction procedures attached to this Prospectus as Appendix B.

         "Available Auction Preferred" means the excess of the number of outstanding shares of AMPS over the number of outstanding shares subject to Submitted Hold Orders.

         "Benchmark Rate" means the One-Month LIBOR.

         "Bid" means an Order that indicates the number of outstanding shares, if any, of AMPS that an Existing Holder offers to sell if the Applicable Dividend Rate for the next succeeding Dividend Period is less than the rate specified in such Bid.

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

         "Bidder" means an Existing Holder or a Potential Holder that places an Order.

         "Board of Directors" means the board of directors of the Company.

         "Broker-Dealer"   means   Merrill   Lynch,   Pierce,   Fenner  &  Smith
Incorporated and one or more broker-dealers selected by the Company who enter into Broker-Dealer Agreements with the Auction Agent.

         "Broker-Dealer Agreements" means agreements entered into between the Auction Agent and a Broker-Dealer.

         "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.

         "By-Laws" means the By-Laws of the Company.

         "Cede" means Cede & Co., as nominee of the Securities Depository.

         "Certificate   of   Incorporation"   means  the  Amended  and  Restated
Certificate of Incorporation of the Company.

         "Clearing Bids" means clearing bids in an Auction.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercial Mortgage Loan" means a whole loan secured by a first mortgage or deed of trust on a commercial real estate property or a multi-family property.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means Webster Preferred Capital Corporation, a Connecticut corporation.

         "Connecticut   Corporation   Law"   means  the   Connecticut   Business
Corporation Act as in effect from time to time or any successor statute thereto.

         "Cure Date" means the second Business Day after each Evaluation Date.

         "Custodian" means The Bank of New York.

         "Date of Original Issue" means the date on which the Company originally issues the AMPS.

         "Default" means any failure by the Company to pay the Auction Agent by 1:30 p.m., New York City time, on the Business Day next preceding the Dividend Payment Date or the Redemption Date, the full amount of any dividend on any shares of AMPS or the Redemption Price of any shares of AMPS called for redemption.

         "Default Rate" means the rate per annum equal to the lesser of (i) 20% and (ii) 300% of the Benchmark Rate determined as of the Business Day next preceding the date on which such Default occurred.

         "Derby" means Derby Savings Bank.

         "Dividend Payment Date" means with respect to the AMPS, each date on which dividends on shares of AMPS shall be payable as determined in "Description of Preferred Shares -- Auction Market Preferred Stock -- Dividends," and with respect to the Series B Preferred Shares, the fifteenth day of January, April, July and October in each year, commencing on January 15, 1998.

         "Dividend Period" means with respect to the AMPS, for the initial Dividend Period, the period commencing on the Date of Original Issue and ending on the day preceding the Initial Dividend Payment Date, and for after the initial Dividend Period, each successive Dividend Period commences on the Last Dividend Payment Date for the preceding Dividend Period and will end on the day preceding the next Dividend Payment Date.

         "DOL" means the United States Department of Labor.

         "Eligible Assets" means cash, demand deposits, next Business Day repurchase agreements, Mortgage-Backed Securities, U.S. Treasury Securities and Short-Term Money Market Instruments.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Evaluation Date" means (a) the Date of Original Issue and (b) the third business day immediately preceding each Auction Date.

         "Excess Shares" means the shares of Preferred Stock owned, or deemed to be owned, by, or transferred to a stockholder in excess of the Ownership Limit, or which would otherwise cause the Company to fail to qualify as a REIT.

         "Excess Stock" means the shares of Preferred Stock, par value $1.00, of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Holder" means with respect to the AMPS a person who is listed as the beneficial owner of such shares of AMPS in the records of the Auction Agent.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

         "Fitch" means Fitch Investor Service, Inc.

         "Five or Fewer Test" means the Code requirement that no more than 50% of the value of the Company's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         "GAAP" means generally accepted accounting principles.

         "GNMA" means the Government National Mortgage Association.

         "Gross Margin" means, with respect to a Residential Mortgage Loan that is an ARM, the applicable fixed percentage which is added to the applicable index to calculate the current interest rate paid by the borrower of the adjustable rate Residential Mortgage Loan (without taking into account any interest rate caps or minimum interest rates). Gross Margin is inapplicable to fixed rate Residential Mortgage Loans.

         "Hold Order" means an Order by an Existing Holder that indicates the number of outstanding shares, if any, of AMPS such the Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period.

         "Interested Shareholder" generally means any person (other than the corporation or any of its subsidiaries) who beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding shares of voting stock of a corporation; any person who is an affiliate of the corporation and at any time within the two years immediately prior to the date in question beneficially owned 10% or more of the voting power of the then outstanding shares of voting stock; or generally an affiliate or associate of an interested shareholder.

         "IRA" means an individual retirement account under Section 408 of the Code.

         "IRS" means the Internal Revenue Service.

         "Lead Broker-Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Liquid Assets" means cash, demand deposits, Short-Term Money Market Instruments and Next Business Day Repurchase Agreements.

         "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the ratio (expressed as a percentage) of the current principal amount of such Mortgage Loan to the lesser of (i) the appraised value at origination of the underlying mortgaged property and (ii) if the Mortgage Loan was made to finance the acquisition of property, the purchase price of the mortgaged property.

         "Market Value" means the market value of the Eligible Assets owned by the Company computed as described in "Required Asset Coverage."

         "Maximum Applicable Rate" means a per annum rate equal to the lesser of
(i) the Rate Multiple multiplied by the Benchmark Rate in effect on the related Auction Date and (ii) 20%. The Maximum Applicable Rate cannot in any event exceed 20% per annum.

         "Mortgage Assets" means real estate mortgage assets, including but not limited to Residential Mortgage Loans, Mortgage-Backed Securities and Commercial Mortgage Loans.

         "Mortgage-Backed Securities" means securities rated at least AA by at least one nationally recognized independent rating organization at the time of purchase by the Company, or representing interests in or obligations backed by pools of Mortgage Loans issued or guaranteed by Fannie Mae, FHLMC and GNMA.

         "Mortgage Loans" means whole loans secured by single family (one to four units) residential real estate properties or by commercial real estate properties.

         "Nasdaq Stock Market" means the Nasdaq Stock Market's National Market Tier.

         "1997 Act" means the Taxpayer Relief Act of 1997.

         "National   Association  of  Securities  Dealers"  means  the  National
Association of Securities Dealers, Inc.

         "Next Business Day Repurchase Agreements" means agreements with institutions that have outstanding commercial paper rated at least A-1+ by S&P or F-1+ by Fitch pursuant to which the Company will purchase securities that are Eligible Assets at a specified price and agree to sell such securities to the seller on the next Business Day.

         "Non-U.S. Stockholders" means holders of Preferred Shares that, for purposes of United States federal income taxation, are not U.S. Stockholders.

         "Normal Dividend Payment Date" means each day on which dividends on shares of AMPS would be payable, but for the adjustments set forth in
"Description  of  Preferred   Shares  --  Auction  Market   Preferred  Stock  --
Dividends."

         "Notice of Redemption" means with respect to the AMPS the notice mailed by the Company to each record holder of shares of AMPS and to the Auction Agent not less than 15 nor more than 25 days prior to the applicable Redemption Date.

         "Offering" means the offering of AMPS and Series B Preferred Shares pursuant to this Prospectus.

         "One Hundred Persons Test" means the Code requirement that the capital stock of the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

         "One-Month LIBOR" means, with respect to a Dividend Period relating to a Dividend Payment Date (in the following order of priority):

               (i) the rate (expressed as a percentage per annum) for deposits in U.S. dollars in the London interbank market having a one-month maturity commencing on the second London Business Day following the related Determination Date that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Determination Date;

               (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, the Company will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) as of 11:00 a.m. (London time) on such Determination Date to prime banks in the London interbank market for deposits in U.S. dollars having a one-month maturity commencing on the second London Business Day following such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g. 9.876545% or .09876545) would be rounded to 9.87655% (or .0987655)), of such quotations;

               (iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Company shall request three major banks in the City of New York to provide such banks' offered quotations (expressed as percentages per annum) as of 11:00 a.m. (New York time) on such Determination Date to leading European banks for loans in U.S. dollars having a one-month maturity commencing on the second London Business Day following such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655))
          of such quotations; and

               (iv) if fewer than two such quotations are provided as requested in clause (iii) above, One-Month LIBOR will be One-Month LIBOR determined with respect to the Dividend Period immediately preceding such current Dividend Period.

          If the rate for deposits in U.S. dollars having a one-month maturity that initially appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable One-Month LIBOR for such Determination Date.

     Absent manifest error, the Company's determination of One-Month LIBOR and its calculation of the Applicable Dividend Rate for each Dividend Period will be final and binding.

         "Order" means the communication to a Broker-Dealer of a Hold Order, a Bid or a Sell Order.

         "OREO" means other real estate owned.

         "OTS" means the Office of Thrift Supervision.

         "Ownership Limit" means the provision in the Company's Certificate of Incorporation limiting any natural person or entity from owning more than $50,000 of the aggregate liquidation value of the Series B Preferred Shares.

         "People's" means People's Savings Bank & Trust.

         "Plan" means a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to ERISA, a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as the assets of an employee benefit plan subject to ERISA.

         "Plan Asset Regulation" means the DOL regulations governing what constitutes the assets of a Plan or IRA for purposes of ERISA and the related prohibited transaction provisions of the Code, 29 C.F.R. Sec. 2510.3-101.

         "Plan Assets" means the assets of a Plan or IRA for purposes of ERISA.

         "Potential Holder" means prospective purchasers of shares of AMPS, including an Existing Holder with respect to an offer by such Existing Holder to purchase additional shares.

         "Preferred Shares" means the AMPS and the Series B Preferred Shares offered hereby.

         "Preferred Stock" means the preferred stock, par value $1.00 per share, of the Company.

         "Prospectus" means this prospectus, as the same may be amended or supplemented.

         "PTCE" means a Prohibited Transaction Class Exemption.


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


         "Rate Adjustment Date" means, with respect to any ARM, a date on which the interest rate on such ARM adjusts.

         "Rate Multiple" means with respect to shares of AMPS on an Auction Date, the percentage, determined as set forth in "Description of Preferred
Shares -- Auction Market Preferred Stock -- Submission of Orders by Broker-Dealers to Auction Agent -- Determination of Sufficient Clearing Bids, Winning Bids and Applicable Rate," based on the prevailing rating of the AMPS in effect at the close of business on the Business Day preceding such Auction Date.

         "Rating Agencies" means S&P and Fitch.

         "Redemption Date" means with respect to the AMPS the date specified in the applicable Notice of Redemption.

         "Redemption Price" means with respect to the AMPS the price per share specified in the applicable Notice of Redemption.

         "Registration Statement" means the registration statement filed by the Company with the SEC on Form S-11 under the Securities Act with respect to the Preferred Shares.

         "REIT"  means a real  estate  investment  trust as defined  pursuant to
Section 856 of the Code, or any successor provisions thereof.

         "REIT taxable income" shall have the meaning set forth in "Federal Income Tax Considerations--Requirements for Qualifications as a REIT--Annual Distribution Requirements."

         "Required Asset Coverage Certificate" means a certificate of Required Asset Coverage signed by the President, the Treasurer or the Secretary of the Company.

         "Required Asset Coverage" means on any Evaluation Date or Cure Date, as the case may be, an aggregate amount equal to the sum of (i) the number of shares of AMPS outstanding on such Evaluation Date multiplied by $25,000.00 and the number of shares of Series B Preferred Stock outstanding on such Evaluation Date multiplied by $10.00, (ii) an amount equal to all accumulated and unpaid dividends on Preferred Shares on such Evaluation Date, (iii) to the extent not duplicative of clause (ii), an amount equal to the dividends projected to accrue on the Preferred Shares outstanding on such Evaluation Date until the next scheduled Dividend Payment Date for such Preferred Shares, at the Applicable Dividend Rate in effect on such Evaluation Date for the AMPS and at __% for the Series B Preferred Shares, (iv) an amount equal to the dividends projected to accumulate on each Preferred Share outstanding on such Evaluation Date from and after the scheduled Dividend Payment Date specified in clause (iii) until the ____ day after such Evaluation Date specified in clause (iii) above, at an assumed applicable dividend rate equal to ____ times the Applicable Dividend Rate for AMPS determined in the most recent Auction for a 28-day Dividend
Period, (v) except to the extent already included under the foregoing provisions, the sum of all accrued liabilities that would appear on the face of a balance sheet of the Company as of such Evaluation Date in accordance with GAAP, including, without limitation, operating expenses of the Company and securities sold under an obligation to repurchase, and (vi) projected expenses for the next succeeding three-month period.

         "Required Dividend Coverage" means that the Company has sufficient Liquid Assets to pay dividends accumulated on the Preferred Shares. On each Evaluation Date and Dividend Payment Date, the Company is required to deposit or have on deposit with the Custodian and thereafter to maintain on deposit until the Business Day prior to the next ensuing related Dividend Payment Date or Dates, sufficient Liquid Assets to pay the dividends which will accumulate on the then outstanding Preferred Shares from and after such Date of

Original Issue, the most recent Dividend Payment Date or such Dividend Payment Date, as the case may be, until the next scheduled Dividend Payment Date for each outstanding Preferred Share at the Applicable Dividend Rate for each share of AMPS and at ___% per annum for each Series B Preferred Shares Outstanding.

         "Residential Mortgage Loan" means a whole loan secured by a first mortgage or deed of trust on a single family (one to four units) residential real estate property.

         "S&P" means Standard & Poor's Ratings Group.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Depository" means initially The Depository Trust Company or a successor entity acting as securities depository.

         "Sell Order" means an Order by an Existing Holder that indicates the number of outstanding shares, if any, of AMPS, that such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period.

         "Series B Preferred Shares" means the shares of Series B ___% Cumulative Preferred Stock of the Company offered hereby.

         "Series B Preferred Stock" means the Series B ____% Convertible Preferred Stock of the Company.

         "Servicer" means Webster Bank in its role as servicer under the Servicing Agreement.

         "Servicing Agreement" means the master service agreement, dated March 17, 1997, between Webster Bank and the Company, pursuant to which Webster Bank services the Mortgage Loans owned by the Company.

         "Settlement Procedures" means the settlement procedures attached to this Prospectus as Appendix A.

         "Short-term Money Market Instruments" means the following instruments if, on the date of purchase or other acquisition by the Company, they have remaining terms to maturity of not more than 90 days:

               (i) zero coupon U.S. Treasury Securities and obligations fully guaranteed as to principal and interest by the full faith and credit of the United States which are not zero coupon securities;

               (ii) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof, if (A) the deposits of the Company in such depository institution or trust company are fully insured by the FDIC or (B) the commercial paper, if any, and the long-term unsecured debt obligations (other than such obligations whose ratings are based on the credit of a person or entity other than such institution or trust company) of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper, if any, and the long-term unsecured debt obligations of such holding company) at the time of the Company's investment therein, or contractual commitment providing for such investment, have a credit rating from S&P or Fitch of, at least A-1+ or F-1+, respectively, in the case of commercial paper, and a rating from S&P or Fitch of AAA, in the case of debt obligations:

               (iii) repurchase obligations with respect to U.S. Treasury Securities or any security described in clause (i) above entered into with any depository institution, trust company or securities dealer (acting as principal) which meets the credit rating requirements for long-term unsecured debt obligation described in clause (ii) above, and Next Business Day Repurchase Agreements with respect to Eligible Assets with institutions that have outstanding commercial paper rated at least A-1+ by S&P or F-1+ by Fitch provided that under the terms of a repurchase agreement, the Company will purchase securities at a specified price and agree to resell such securities to the seller on a specified date; and

               (iv) commercial paper of an institution rated at least A-1+ by S&P or F-1+ by Fitch at the time of the Company's investment therein, or contractual commitment providing for such investment.

         "Submission Deadline" means 1:00 p.m., New York City time, on each Auction Date, or such other time on the Auction Date specified by the Auction Agent.

         "Submitted Bid" means a Bid that is submitted or deemed submitted to the Auction Agent by a Broker-Dealer.

         "Submitted Hold Order" means a Hold Order that is submitted or deemed submitted to the Auction Agent by a Broker-Dealer.

         "Submitted Hold Orders" means a Hold Order submitted to the Auction Agent by a Broker-Dealer.

         "Submitted Order" means an Order that is submitted or deemed submitted to the Auction Agent by a Broker-Dealer.

         "Submitted Sell Order" means a Sell Order that is submitted or deemed submitted to the Auction Agent by a Broker-Dealer.

         "Sufficient Clearing Bids" with respect to an Auction will have been made if the number of outstanding shares that are the subject of Submitted Bids by Potential Holders (including Existing Holders who have submitted Bid Orders to purchase additional shares) with rates not higher than the Maximum Applicable Rate equals or exceeds the number of outstanding shares that are the subject of Submitted Sell Orders (including the number of outstanding shares subject to Submitted Bids by Existing Holders specifying rates higher than the Maximum Applicable Rate) unless such excess or such equality exists because the number of shares subject to such Submitted Sell Orders and Submitted Bids are each zero because all of the outstanding shares are the subject of Submitted Hold Orders.

         "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or
(iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Shares, there is a substantial risk that (a) dividends paid or to be paid by the Company with respect to the capital stock of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes, (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (c) dividends received or to be received by Webster Bank from the Company are not, or will not be, fully deductible by Webster Bank for Connecticut corporation business tax purposes.

         "Treasury Regulations" means the income tax regulations promulgated under the Code.

         "UBTI" means unrelated business taxable income.

         "Underwriters" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keefe, Bruyette & Woods, Inc., the Underwriters to whom the Company will sell the Preferred Shares pursuant to the terms of the Underwriting Agreement.

         "Underwriting Agreement" means the underwriting agreement between the Company and the Underwriters.

         "U.S. Stockholder" means a holder of Preferred Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

         "U.S. Treasury Securities" means any obligations issued by the United States and backed by the full faith and credit of the United States which are not zero coupon securities, but which may include such zero coupon securities having a maturity of less than one year that are sold at a discount from their face amount.

         "Webster" means Webster Financial Corporation, a Delaware corporation and the parent of Webster Bank.

         "Webster Bank" means Webster Bank, a federally chartered and federally insured savings bank, and the parent of the Company.

         "Winning Bid Rate" means the lowest rate specified in the Submitted Bids of Existing Holders and Potential Holders at an Auction.

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                      WEBSTER PREFERRED CAPITAL CORPORATION



Independent Auditors' Report.............................................   F-2

Statement of Condition at June 30, 1997..................................   F-3

Statement of Income for the period from March 17, 1997 (Date of
  Inception) to June 30, 1997............................................   F-4

Statement of Shareholder's Equity for the period from March 17, 1997
  (Date of Inception) to June 30, 1997...................................   F-5

Statement of Cash Flows for the period from March 17, 1997 (Date of
  Inception) to June 30, 1997............................................   F-6

Notes to Financial Statements............................................   F-7

                          Independent Auditors' Report
                          ----------------------------



The Board of Directors and Shareholder
Webster Preferred Capital Corporation
Waterbury, Connecticut:

We have audited the accompanying statement of condition of Webster Preferred Capital Corporation (a wholly-owned subsidiary of Webster Bank) as of June 30, 1997, and the related statements of income, shareholder's equity, and cash flows for the period March 17, 1997 (date of inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Webster Preferred Capital Corporation as of June 30, 1997, and the results of its operations and its cash flows for the period March 17, 1997 (date of inception) to June 30, 1997 in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP

October 15, 1997
Hartford, Connecticut

                      WEBSTER PREFERRED CAPITAL CORPORATION
                             STATEMENT OF CONDITION
                        (In Thousands, Except Share Data)

                                                                             At June 30, 1997
                                                                             ----------------

Assets:
Cash ........................................................................  $    13,415

Residential Mortgage Loans...................................................      615,063
Allowance for Loan Losses....................................................       (1,544)
                                                                               -----------

   Total Loans, Net (Note 2).................................................      613,519

Accrued Interest Receivable..................................................        3,751
Prepaid Expenses and Other Assets (Note 3)...................................          107
                                                                               -----------

   Total Assets..............................................................  $   630,792
                                                                               ===========

Liabilities and Shareholders' Equity:
Accrued Dividend Payable.....................................................           58
Accrued Expenses and Other Liabilities.......................................          216
                                                                               -----------
   Total Liabilities.........................................................          274

Shareholder's Equity: (Note 4)
10% Cumulative  Non-Convertible  Preferred Stock ($1,000 stated value)
  Authorized - 2,000 shares
   Issued - 2,000 shares at June 30, 1997....................................        2,000
Common Stock, par value $.01 per share:
   Authorized - 1,000 shares
   Issued - 100 shares at June 30, 1997......................................            1
Paid in Capital..............................................................      615,021
Retained Earnings............................................................       13,496
                                                                               -----------

     Total Shareholder's Equity..............................................      630,518
                                                                               -----------

     Total Liabilities and Shareholder's Equity..............................  $   630,792
                                                                               ===========


See accompanying notes to financial statements.

                      WEBSTER PREFERRED CAPITAL CORPORATION
                               STATEMENT OF INCOME
                       For the Period from March 17, 1997
                      (Date of Inception) to June 30, 1997
                        (In Thousands, Except Share Data)

                                                                            For the Period
                                                                          from March 17, 1997
                                                                          (Date of Inception)
                                                                           to June 30, 1997
                                                                          -------------------
Interest Income:
Loans  ...............................................................       $    13,750
Less:  Service Fees (Note 5)...........................................             (137)
                                                                             -----------

       Total Net Interest Income.......................................           13,613
Provision for Loan Losses..............................................                -
                                                                             -----------
Net Interest Income After Provision
  for Loan Losses......................................................           13,613
                                                                             -----------

Noninterest Expenses:
Advisory Fee Expense (Note 6)..........................................               52
Amortization of Start-up Costs.........................................                6
Other Noninterest Expenses.............................................                1
                                                                             -----------

       Total Noninterest Expenses......................................               59

Income Before Taxes....................................................           13,554
Income Taxes (Note 7)..................................................                -
                                                                             -----------

Net Income.............................................................           13,554
Preferred Stock Dividends..............................................               58
                                                                             -----------

Net Income Available to Common Shareholder.............................      $    13,496
                                                                             ===========

Net Income per Common Share............................................      $   134,960
                                                                             ===========


See accompanying notes to financial statements.


                      WEBSTER PREFERRED CAPITAL CORPORATION
                        STATEMENT OF SHAREHOLDER'S EQUITY
                       FOR THE PERIOD FROM MARCH 17, 1997
                      (DATE OF INCEPTION) TO JUNE 30, 1997
                                 (In Thousands)

                                                Preferred      Common           Paid In      Retained
                                                  Stock         Stock           Capital      Earnings           Total
                                                ---------      ------           -------      --------           -----

Balance, March 17, 1997...................     $      -       $     -       $         -     $       -      $          -
Contribution by Webster Bank..............        2,000             1           615,021             -           617,022
Net Income................................            -             -                 -        13,554            13,554
Dividends Paid or
   Accrued-Preferred Stock................            -             -                 -          (58)              (58)
                                               --------       -------       -----------     --------       -----------

                                               $  2,000       $     1       $   615,021     $  13,496      $    630,518
                                               ========       =======       ===========     =========      ============


See accompanying notes to financial statements.

                      WEBSTER PREFERRED CAPITAL CORPORATION
                             STATEMENT OF CASH FLOWS
                                 (In Thousands)

                                                                            For the Period
                                                                          from March 17, 1997
                                                                          (Date of Inception)
                                                                           to June 30, 1997
                                                                           -----------------
Operating Activities:
   Net Income..........................................................      $13,554
   Adjustments to Reconcile Net Income to Net
    Cash Provided (Used) by Operating Activities:
     Increase in Accrued Interest Receivable...........................       (3,751)
     Increase in Accrued Liabilities...................................          216
     Increase in Prepaid Expenses and Other Assets.....................         (107)
     Amortization of Deferred Fees.....................................           24
     Amortization of Mortgage Premium..................................          125
                                                                             -------

Net Cash Provided by Operating Activities..............................       10,061
                                                                             -------

Investing Activities:
   Purchase of Loans...................................................      (25,028)
   Principal Repayments of Loans.......................................       28,381
                                                                             -------

       Net Cash Provided by Investing Activities.......................        3,353
                                                                             -------

Financing Activities:
Investment from Webster Bank...........................................            1
                                                                             -------

       Net Cash Provided by Financing Activities.......................            1
                                                                             -------

Increase in Cash and Cash Equivalents..................................       13,415
Cash and Cash Equivalents at Beginning of Period.......................            -
                                                                             -------

Cash and Cash Equivalents at End of Period.............................      $13,415
                                                                             =======


Supplemental Disclosures:
   Income Taxes paid...................................................      $     -
   Interest Paid.......................................................            -
Supplemental Schedule of Financing Activity:
   Contribution of Mortgage Assets, net by Webster Bank
   In Exchange for 100 Shares of Common Stock and 2,000
   Shares of 10% Cumulative Non-Convertible Preferred
   Stock...............................................................      617,022


See accompanying notes to financial statements.


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

A)       BUSINESS

Webster Preferred Capital Corporation ("the Company") is a Connecticut corporation incorporated in March 1997 and a wholly owned subsidiary of Webster Bank. The Company was organized to provide a cost-effective means of raising funds, including equity capital, on a consolidated basis for Webster Financial Corporation. The Company will acquire, hold and manage real estate mortgage assets ("Mortgage Assets"). In March 1997, Webster Bank contributed approximately $617.0 million of Mortgage Assets, net as part of the formation of the Company. As of June 30, 1997, all of the Mortgage Assets owned by the Company are whole loans secured by first mortgages or deeds of trusts on single family (one to four unit) residential real estate properties ("Residential Mortgage Loans"). Although the Company may acquire and hold a variety of Mortgage Assets, its present intention is to acquire only Residential Mortgage Loans and certain mortgage-backed securities. As of June 30, 1997, approximately 35.4% of the Company's Residential Mortgage Loans are fixed rate loans and approximately 64.6% are adjustable rate loans.

The Company intends to elect to be treated as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and will generally not be subject to federal income tax to the extent that it distributes its earnings to its stockholders and maintains its qualification as a REIT. All of the shares of the Company's Common Stock, par value $0.01 per share, are owned by Webster Bank, which is a federally chartered and federally insured savings bank. Webster Bank has indicated to the Company that, for as long as any Preferred Shares are outstanding, Webster Bank intends to maintain direct ownership of 100% of the outstanding Common Stock of the Company.

B)       BASIS OF FINANCIAL STATEMENT PRESENTATION

The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheets and revenues and expenses for the periods presented. The actual results of the Company could differ from those estimates. Material estimates that are susceptible to near term changes include the determination of the allowance for loan losses.

C)       ALLOWANCE FOR LOAN LOSSES

An allowance for loan losses is established based upon a review of the loan portfolio, loss experience, specific problem loans, current and anticipated economic conditions and other pertinent factors which, in management's judgment, deserve current recognition in estimating loan losses.

Management believes that the allowance for loan losses is adequate. While management believes it uses the best available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process of Webster Bank, periodically may review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses based on judgments different from those of management.

D)       FORECLOSED PROPERTIES

Foreclosed properties consist of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. Foreclosed properties are reported at the lower of fair value less estimated selling expenses or cost with an allowance for losses to provide for declines in value. Operating expenses are charged to current period earnings and gains and losses upon disposition are reflected in the statements of income when realized.

E)       LOANS

Loans are stated at the principal amounts outstanding. Interest on loans is credited to income as earned based on the rate applied to principal amounts outstanding. Interest which is more than 90 days past due is not accrued. Such interest ultimately collected, if any, is credited to income in the period received.

F)       STATEMENT OF CASH FLOWS

For purposes of the Statement of Cash Flows, the Company considers cash on hand and in banks to be cash equivalents.

NOTE 2:  RESIDENTIAL MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                                                     At June 30, 1997
                                                                            ------------------------------------
                                                                            Carrying
                                                                             Amount                  Fair Value
                                                                            --------                 ----------
                                                                                      (In Thousands)
Residential Mortgage Loans:
     Fixed Rate 15 yr Loans...................................            $    51,676               $    51,615
     Fixed Rate 20 yr Loans...................................                  1,632                     1,636
     Fixed Rate 25 yr Loans...................................                    835                       828
     Fixed Rate 30 yr Loans...................................                162,884                   162,045
                                                                          -----------               -----------

         Total Fixed Rate Loans...............................                217,027                   216,124
                                                                          -----------               -----------

     Variable Rate 15 yr Loans................................                  4,823                     4,882
     Variable Rate 20 yr Loans................................                  2,977                     3,022
     Variable Rate 25 yr Loans................................                  7,975                     8,129
     Variable Rate 30 yr Loans................................                380,825                   385,938
                                                                          -----------               -----------

         Total Variable Rate Loans............................                396,600                   401,971
                                                                          -----------               -----------

     Total Residential Mortgage Loans.........................            $   613,627               $   618,095
                                                                                                    ===========
     Premiums and Deferred Fees on Loans, Net.................                  1,436
     Less Allowance for Loan Losses...........................                 (1,544)
                                                                          -----------

         Residential Mortgage Loans, Net......................            $   613,519
                                                                          ===========

In March 1997, Webster Bank contributed $617.0 million of Mortgage Assets, net as part of the formation of the Company. The $617.0 million consisted of $215.8 million of fixed rate loans, and $401.3 million of variable rate loans, net of premiums, deferred fees on loans and an allowance for loan losses.

The following table sets forth certain information regarding the Company's loans accounted for on a nonacccrual basis at June 30, 1997. The Company had no real estate acquired through foreclosure at that date.

                                                                                JUNE 30, 1997
                                                                                -------------
                                                                               (In Thousands)

Residential Mortgage Loans accounted for on a
   nonaccrual basis....................................................         $         633
Real estate acquired through foreclosure...............................                     -
                                                                                -------------

     Total.............................................................         $         633
                                                                                =============

The Company's Residential Mortgage Loans are exempt from the disclosure provisions of Statement of Financial Accounting Standard ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, whereby large groups of smaller balance loans, are collectively evaluated for impairment.

SUMMARY OF ESTIMATED FAIR VALUES

In estimating the fair value of residential real estate loans, loans with similar financial characteristics were classified by type. The types were fixed rate loans with a maturity of 30, 25, 20, and 15 years and variable rate loans with a maturity of at 30, 25, 20 and 15 years. The fair value of each category is calculated by discounting scheduled cash flows through estimated maturity using market discount rates. Adjustments were made to reflect credit and rate risks inherent in the portfolio.

The calculation of fair value estimates of financial instruments is dependent upon certain subjective assumptions and involves significant uncertainties, resulting in variability in estimates with changes in assumptions. Potential taxes and other expenses that would be incurred in an actual sale or settlement are not reflected in the amounts disclosed. Fair value estimates are not intended to reflect the liquidation value of the financial instruments.

NOTE 3:  PREPAID EXPENSES
--------------------------------------------------------------------------------
Prepaid expenses represent organization costs which were incurred during the formation of the company. These expenses are being amortized over periods of 3 and 5 years.

NOTE 4:  SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
The Company has authorized 1,000 shares of $.01 par value common stock and 2,000 shares of $.01 par value ($1,000 stated value) 10% cumulative nonconvertible preferred stock. On March 17, 1997, Webster Bank contributed $617.0 million of Mortgage Assets, net in exchange for 100 shares of common stock and 2,000 shares of preferred stock.

NOTE 5:  SERVICING
--------------------------------------------------------------------------------
The mortgage loans owned by the Company are serviced by Webster Bank pursuant to the terms of the Servicing Agreement. Webster Bank in its role as Servicer under the terms of the Servicing Agreement is herein referred to as the "Servicer". The Servicer will receive fees at an annual rate of (i) 8 basis points for fixed rate loan servicing and collection, (ii) 8 basis points for variable rate loan servicing and collection and (iii) 5 basis points for all other services to be provided, in each case based on the daily outstanding balances of all the Company's loans for which the Servicer is responsible.

The Servicer will be entitled to retain any late payment charges, prepayment fees, penalties and assumption fees collected in connection with Mortgage Loans serviced by it. The Servicer will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it. At the end of each calendar month, the Servicer is required to invoice the Company for all fees and charges due to the Servicer.

NOTE 6: ADVISORY SERVICES
--------------------------------------------------------------------------------
Advisory services are being provided pursuant to an Advisory Service Agreement with Webster Bank to provide the Company with the following types of services: administer the day-to-day operations, monitor the credit quality of the real estate mortgage assets, advise with respect to the acquisition, management, financing, and disposition of real estate mortgage assets and provide the necessary executive administration, human resource, accounting and control, technical support, record keeping, copying, telephone, mailing and distribution. The agreement also provides for investment and funds management services.

Operating expenses outside the scope of the Advisory Services Agreement will be paid directly by Webster Preferred Capital Corporation. Such expenses would include but not be limited to the following: fees for third party consultants, attorneys, external auditors and any other expenses incurred that are not directly related to the Advisory Services Agreement.

NOTE 7:  INCOME TAXES
--------------------------------------------------------------------------------
The Company intends to elect to be treated as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997, and believes that its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. As a REIT, the Company generally will not be subject to federal income tax on net income and capital gains that it distributes to the holders of its Common Stock and Preferred Stock. Therefore, no provision for federal income taxes has been included in the accompanying financial statements.

To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distributes to stockholders at least 95% of its "REIT taxable income" (not including capital gains and certain items of non-cash income). If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates.

                                                                      APPENDIX A


                              SETTLEMENT PROCEDURES


     The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix A constitutes a representation by Webster Preferred Capital Corporation (the "Company") that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party. Capitalized terms used herein shall have the respective meanings specified in the forepart of this Prospectus or Appendix B hereto, as the case may be.

          (a) On each Auction Date, by 3:00 p.m. the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

               (i) the Applicable  Dividend  Rate fixed for the next  succeeding
            Dividend Period;

               (ii)   whether   Sufficient   Clearing   Bids   existed  for  the
          determination of the Applicable Dividend Rate;

               (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of shares, if any, of AMPS then outstanding to be held or sold by such Existing Holder;

               (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of shares, if any, of AMPS to be purchased by such Potential Holder;

               (v) if the aggregate number of shares of AMPS to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of shares of AMPS to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of shares of AMPS and the number of such shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

               (vi) if the aggregate number of shares of AMPS to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of shares of AMPS to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of shares of AMPS and the number of such shares to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf of such Seller's Broker-Dealers acted; and

               (vii) the Auction Date of the next succeeding Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

               (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of shares of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Holder of the Applicable Dividend Rate for the next succeeding Dividend Period;

               (ii)  in  the  case  of  a  Broker-Dealer   that  is  a  Seller's
          Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was rejected, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of AMPS to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold shares of AMPS of the Applicable Dividend Rate for the next succeeding Dividend Period;

               (iii)   advise  each   Existing   Holder  on  whose  behalf  such
          Broker-Dealer submitted a Hold Order of the Applicable Dividend Rate for the next succeeding Dividend Period;

               (iv)  advise   each   Existing   Holder  on  whose   behalf  such
          Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

               (v)  advise   each   Potential   Holder  on  whose   behalf  such
          Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction;

          (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(i) above and any shares of AMPS received by it pursuant to (b)(ii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were rejected and the Existing Holders, if any, on whose behalf such
     Broker-Dealer submitted Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or
     (a)(vi) above.

          (d) On each Auction Date,

               (i) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

               (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

               (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a

          Seller's  Broker-Dealer (or its Agent Member)  identified  pursuant to
          (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and
          (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

          (e) On the day after the Auction Date,

               (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

               (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

               (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

*******
                                                                      APPENDIX B


                               AUCTION PROCEDURES


     The following procedures will be set forth in paragraph _ of the Amended and Restated Certificate of Incorporation establishing the AMPS. The terms not defined below (and referred to as defined in paragraphs _ through _ of the Amended and Restated Certificate of Incorporation) are defined in the forepart of this Prospectus, except that the term "Corporation" means the Company. Nothing contained in this Appendix B constitutes a representation by the Company that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party.

          (a) Certain Definitions. Capitalized terms not defined in this paragraph _ shall have the respective meanings specified in paragraphs _ through _ above of this Amended and Restated Certificate of Incorporation. As used in this paragraph _, the following terms shall have the following meanings, unless the context otherwise requires:

               (i) "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation.

               (ii) "Agent Member" means the member of or participant in the Securities Depository that will act on behalf of a Bidder.

               (iii) "AMPS" means the shares of Series A Auction Market Cumulative Preferred Stock of the Corporation as are subject to an Auction on any Auction Date.

               (iv)  "Auction"   means  the  periodic   implementation   of  the
          procedures set forth in this paragraph _.

               (v) "Auction Date" means, with respect to the shares of AMPS, the Business Day next preceding the first day of each Dividend Period for the shares of AMPS which commences after the Initial Dividend Period.

               (vi) "Available AMPS" has the meaning specified in paragraph _(d)(i)(A).

               (vii) "Bid" has the meaning specified in paragraph _(b)(i).

               (viii) "Bidder" has the meaning specified in paragraph _(b)(i).

               (ix)  "Bid  Excess"  has  the  meaning   specified  in  paragraph
          _(c)(iv)(B)(1).

               (x) "Broker-Dealer" means any broker-dealer or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph _ that has been selected by the Corporation to perform such functions and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

               (xi) "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph _.

               (xii) "Existing Holder," when used with respect to shares of AMPS, means a Person who is listed as the beneficial owner of such shares of AMPS in the records of the Auction Agent.

               (xiii)  "Hold  Order"  has the  meaning  specified  in  paragraph
          _(b)(i).

               (xiv) "Order" has the meaning specified in paragraph _(b)(i).

               (xv) "Outstanding", for purposes of this paragraph _, means, as of any date, the shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which Notice of Redemption shall have been given by the Corporation, (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any shares of AMPS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

               (xvi) "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

               (xvii) "Potential Holder," when used with respect to shares of AMPS, means any Person, including any Existing Holder, who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).

               (xviii) "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of AMPS.

               (xix) "Sell Excess" has the meaning specified in paragraph _(c)(iv)(C)(1).

               (xx)   "Sell  Order"  has  the  meaning  specified  in  paragraph
          _(b)(i).

               (xxi) "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

               (xxii) "Submitted Bid" has the meaning specified in paragraph _(d)(i).

               (xxiii) "Submitted Hold Order" has the meaning specified in paragraph _(d)(i).

               (xxiv) "Submitted Order" has the meaning specified in paragraph _(d)(i).

               (xxv) "Submitted Sell Order" has the meaning specified in paragraph _(d)(i).

               (xxvi) "Sufficient Clearing Bids" has the meaning specified in paragraph _(d)(i)(B).

               (xxvii)    "Winning  Bid  Rate"  has  the  meaning  specified  in
          paragraph _(d)(i)(C).

          (b) Orders by Existing Holders and Potential Holders.

               (i) Prior to the Submission Deadline on each Auction Date for the shares of AMPS:

                    (A) each Existing Holder may submit to a Broker-Dealer information as to:

                         (1) the number of Outstanding  shares,  if any, of AMPS
                    held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Dividend Rate for the next succeeding Dividend Period;

                         (2) the number of Outstanding  shares,  if any, of AMPS
                    that such Existing Holder desires to sell, provided that the Applicable Dividend Rate for the next succeeding Dividend Period shall be less than the rate per annum specified by such Existing Holder; and/or

                         (3) the number of Outstanding  shares,  if any, of AMPS
                    held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Dividend Rate for the next succeeding Dividend Period; and

                    (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of shares, if any, of AMPS that each such Potential Holder offers to purchase, provided that the Applicable Dividend Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

     For the purposes hereof, the communication to a Broker-Dealer of the information referred to in this paragraph _(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph _(b)(i) is hereinafter referred to as a "Hold Order", an Order containing the information referred to in clause
(A)(2) or (B) of this paragraph __ (b)(i) in hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph _(b)(i) is hereinafter referred to as a "Sell Order."

               (ii)(A)  A  Bid  by  an  Existing  Holder  shall   constitute  an
          irrevocable offer to sell:

                    (1) the number of  Outstanding  shares of AMPS  specified in such Bid if the Applicable Dividend Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid;

                    (2) the number of  Outstanding  shares of AMPS  specified in such Bid or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph _(e)(i)(D) if the Applicable Dividend Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid; or

                    (3) the number of  Outstanding  shares of AMPS  specified in such Bid or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph _(e)(ii)(C) if the rate per annum specified in such Bid shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                    (B) A Sell Order by an Existing  Holder shall  constitute an irrevocable offer to sell:

                    (1) the number of  Outstanding  shares of AMPS  specified in such Sell Order; or

                    (2) the number of  Outstanding  shares of AMPS  specified in such Sell Order or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph _(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                    (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                    (1) the number of  Outstanding  shares of AMPS  specified in such Bid if the Applicable Dividend Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                    (2) the number of  Outstanding  shares of AMPS  specified in such Bid or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph _(e)(i)(E) if the Applicable Dividend Rate determined on such Auction Date shall be equal to the rate per annum specified in such Bid.

     (c) Submission of Orders by Broker-Dealers to Auction Agent.

          (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order:

               (A) the name of the Bidder placing such Order;

               (B) the aggregate number of shares of AMPS that are the subject of such Order;

               (C) to the extent that such Bidder is an Existing Holder:

                    (1) the number of  shares,  if any,  of AMPS  subject to any
               Hold Order placed by such Existing Holder;

                    (2) the number of shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (3) the number of  shares,  if any,  of AMPS  subject to any
               Sell Order placed by such Existing Holder; and

               (D) to the extent that such Bidder is a Potential Holder, the rate and the number of shares of AMPS specified in such Potential Holder's Bid.

          (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of 1%.

          (iii) If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering such number of Outstanding shares.

          (iv) If one or more Orders covering in the aggregate more than the number of Outstanding shares of AMPS held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

               (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of AMPS held by such Existing Holder;

               (B)(1) any Bid shall be considered valid up to and including the excess (the "Bid Excess") of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph _(c)(iv)(A); and

                    (2) subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of AMPS subject to such Bids is greater than the Bid Excess, the number of shares of AMPS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of AMPS equal to the Bid Excess; and

                    (3) subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the Bid Excess, and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

               (C)(1) any Sell Order shall be considered valid up to and including the excess (the "Sell Excess") of the number of Outstanding shares of AMPS held by the Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph _(c)(iv)(A) and Bids referred to in paragraph _(c)(iv)(B); and

                    (2) subject to clause (1) above, if more than one Sell Order is submitted on behalf of such Existing Holder and the number of Outstanding shares of AMPS subject to such Sell Orders is greater than the Sell Excess, the number of shares of AMPS subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of shares of AMPS equal to the Sell Excess.

          (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of AMPS therein specified.

     (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

          (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

               (A) the excess of the total number of Outstanding shares of AMPS over the number of Outstanding Shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");

               (B) from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

          (x) the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate; and

          (y) the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders

(if such excess or such equality exists (other than because the number of shares of AMPS in clauses (x) and (y) is each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

               (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if the Auction Agent accepted:

                    (1) each Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying rates lower than such lowest rate, and

                    (2) each  Submitted Bid from  Potential  Holders  specifying such lowest rate and all other Submitted Bids from Potential Holders specifying rates lower than such lowest rate,

would result in such Existing Holders continuing to hold an aggregate number of Outstanding shares of AMPS that, when added to the number of Outstanding shares of AMPS to be purchased by such Potential Holders, would equal not less than the Available AMPS.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph _(d)(i), with respect to shares of AMPS, the Auction Agent shall advise the

     Corporation   of  the   Maximum   Applicable   Rate  and,   based  on  such
     determinations, the Applicable Dividend Rate for the next succeeding Dividend Period as follows:

                    (A) if Sufficient  Clearing Bids exist,  that the Applicable
               Dividend Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                    (B) if  Sufficient  Clearing  Bids do not exist  (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), then the Applicable Dividend Rate for such next succeeding Dividend Period will be the Maximum Applicable Rate on the Auction Date; or

                    (C) if all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the All Hold Rate in effect on such Auction Date.

     (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold shares of AMPS that are the subject of Submitted Hold Orders and, based on the determinations made pursuant to paragraph _(d)(i), the Submitted Bids and the Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph _(e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of AMPS that are the subject of such Submitted Bid;

               (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of AMPS that are the subject of such Submitted Bid;

               (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Holder to purchase the shares of AMPS that are the subject of such Submitted Bid;

               (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of shares of AMPS ("remaining shares"); equal to the excess of the Available AMPS over the number of shares of AMPS subject to Submitted Bids described in paragraphs _(e)(i)(B) and _(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of remaining shares by (y) a fraction, the numerator of which shall be the number of Outstanding shares of AMPS held by such

          Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of shares of AMPS obtained by multiplying the difference between the Available AMPS and the number of shares of AMPS subject to Submitted Bids described in paragraphs _(e)(i)(B), _(e)(i)(C) and _(e)(i)(D) by a fraction, the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraphs _(e)(iii) and _(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of AMPS that are the subject of such Submitted Bid;

               (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the shares of AMPS that are the subject of such Submitted Bid; and

               (C) the Submitted Bid of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate and the Submitted Sell Order of each Existing Holder shall be accepted, thus requiring such Existing Holder to continue to hold the shares of AMPS that are the subject of such Submitted Bid or Submitted Sell Order, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of shares of AMPS subject to Submitted Bids described in paragraphs _(e)(ii)(A) and _(e)(ii)(B) by
          (y) a fraction, the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.

          (iii) If, as a result of the procedures described in paragraph _(e)(i) or _(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, on any Auction Date a fraction of a share of AMPS (or, if the issuance of fractional shares shall have been authorized, a fraction of a share of AMPS in a fractional denomination not authorized), the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of AMPS (or fractional shares of AMPS of authorized denomination).

          (iv) If all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

          (v) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of AMPS to be purchased and the aggregate number of shares of AMPS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of AMPS.

     (f) Miscellaneous. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph _ to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (B) shall have the beneficial ownership of the shares of AMPS held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. The Corporation and its Affiliates shall not submit any Order in any Auction. The Auction Agent shall have no duty or liability for monitoring or enforcing the requirements of this provision.

     (g) Headings of Subdivisions. The headings of the various subdivisions of this paragraph _ are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     NO DEALER,  SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION  OR MAKE ANY  REPRESENTATIONS  OTHER  THAN THOSE  CONTAINED  IN THIS         WEBSTER PREFERRED CAPITAL CORPORATION
PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS.  IF GIVEN
OR MADE, SUCH INFORMATION OR  REPRESENTATIONS  MUST NOT BE RELIED UPON AS HAVING
BEEN  AUTHORIZED BY THE COMPANY OR THE  UNDERWRITERS.  THIS  PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY ANY SECURITIES                    2,600 SHARES
OTHER  THAN  THE  SECURITIES  TO  WHICH  IT  RELATES  OR AN  OFFER  TO SELL OR A
SOLICITATION  OF AN OFFER TO BUY SUCH SECURITIES IN ANY  CIRCUMSTANCES  IN WHICH                      SERIES A
SUCH OFFER OR SOLICITATION IS UNLAWFUL.  NEITHER THE DELIVERY OF THIS PROSPECTUS
NOR  ANY  SALE  MADE  HEREUNDER  SHALL,  UNDER  ANY  CIRCUMSTANCES,  CREATE  ANY             AUCTION MARKET CUMULATIVE
IMPLICATION  THAT  THERE  HAS BEEN NO  CHANGE  IN THE  FACTS  SET  FORTH IN THIS
PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.                                 PREFERRED STOCK

                                                                                     (LIQUIDATION PREFERENCE $25,000.00 PER SHARE)
                  TABLE OF CONTENTS
                                                   PAGE

Prospectus Summary................................... 1
Risk Factors.........................................13
The Company..........................................18
Webster Bank.........................................19
Use of Proceeds......................................20                                            1,000,000 SHARES
Capitalization.......................................20
Business and Strategy................................22                                                SERIES B
Selected Financial Data .............................34
Management's Discussion and Analysis of Financial
  Condition and Results of Operations................34
Management...........................................35                                           ___% CUMULATIVE
Benefits to Webster Bank.............................37
Required Asset Coverage..............................38                                            PREFERRED STOCK
Required Dividend Coverage...........................41
Description of Preferred Shares......................41                               (LIQUIDATION PREFERENCE $10.00 PER SHARE)
Description of Capital Stock of the Company..........59
Federal Income Tax Considerations....................61
ERISA Considerations.................................72
Information Regarding Webster and Webster Bank.......74
Underwriting.........................................75
Experts..............................................77
Ratings..............................................77
Legal Matters........................................77
Available Information................................77
Glossary.............................................78
Index to Financial Statements........................F-1                                            -----------------
Appendices...........................................A-1                                               PROSPECTUS
                                                                                                    -----------------






     UNTIL __________ __ 1998 (THE 25TH DAY AFTER THE OFFERING DATE, ALL DEALERS                    MERRILL LYNCH & CO.
EFFECTING   TRANSACTIONS   IN  THE   REGISTERED   SECURITIES,   WHETHER  OR  NOT               KEEFE, BRUYETTE & WOODS, INC.
PARTICIPATING  IN THIS  DISTRIBUTION,  MAY BE REQUIRED TO DELIVER A  PROSPECTUS.
THIS IS IN ADDITION TO THE  OBLIGATION  OF DEALERS TO DELIVER A PROSPECTUS  WHEN
ACTING  AS  UNDERWRITERS  AND  WITH  RESPECT  TO  THEIR  UNSOLD   ALLOTMENTS  OR                   ________ ___, 1997
SUBSCRIPTIONS.


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

         Not applicable.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee                                                  $23,182.00

Nasdaq application fee                                                $    *

Printing and Engraving Expenses                                       $    *

Legal Fees and Expenses                                               $    *

Accounting Fees and Expenses                                          $    *

Blue Sky Fees and Expenses                                            $    *

Miscellaneous                                                         $    *

                  Total                                               $    *

---------------------------

*  To be completed by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES.

         See response to Item 33 below.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         On March 17, 1997, the Company issued 100 shares of Common Stock, par value $0.01 per share, and 2,000 shares of preferred stock, par value $0.01 per share, to Webster Bank in consideration for the contribution to the Company by Webster Bank of approximately $617.0 million of Mortgage Assets, net as part of the formation of the Company. Prior to the consummation of the Offering, the Company will redeem the 2,000 shares of preferred stock previously issued to Webster Bank in consideration for the issuance of an additional 100 shares of Common Stock to Webster Bank. In _______ 1997, the Company and its sole stockholder approved an amended and restated certificate of incorporation that authorized the issuance of the AMPS and Series B Preferred Shares with respective par values of $25,000.00 and $10.00 per share. The shares of Common Stock and preferred stock issued to Webster Bank in March 1997 were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 33-770 to 33-778 of the Connecticut Corporation Law set forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability that they may incur in their capacity as such. Sections 33-770 to 33-778 of the Connecticut Corporation Law, which are filed as
Exhibit 99.2 to this Registration Statement, are incorporated herein by reference.

         The Certificate of Incorporation of the Company provides that, to the fullest extent that the Connecticut Corporation Law as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director.

         The Certificate of Incorporation empowers the Company to indemnify any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in such capacity with another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under the Connecticut Corporation Law as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

         The By-Laws also empower the Company by action of the Board of Directors to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any director, officer, employee or agent of the Company, or any individual who, while a director, officer, employee or agent of the Company, serves at the Company's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by such individual in that capacity or arising out of such individual's status as a director, officer, employee or agent, whether or not the Company would have the power to indemnify or advance expenses to any such individual against the same liability under Sections 33-770 to 33-778, inclusive, of the Connecticut Corporation Law.

         The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         Not Applicable.  See "Use of Proceeds" in Prospectus.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Webster Preferred Capital Corporation attached to the Prospectus:

         Independent Auditors' Report

         Statement of Condition at June 30, 1997

         Statement of Income for the period from March 17, 1997 (Date of Inception) to June 30, 1997

         Statement of Shareholder's Equity for the period from March 17, 1997 (Date of Inception) to June 30, 1997

         Statement of Cash Flows for the period from March 17, 1997 (Date of Inception) to June 30, 1997

         Notes to Financial Statements

         (b)  Exhibits


EXHIBIT                             DESCRIPTION
-------                             -----------
NUMBER
------

      1 Form of Underwriting Agreement between the Company and the Underwriters.*

     3.1 Form of Amended and Restated Certificate of Incorporation of the Company. *

     3.2      By-Laws of the Company. *

     4.1 Specimen of certificate representing Series A Auction Market Cumulative Preferred Stock. *

     4.2 Specimen of certificate representing Series B __ % Cumulative Preferred Stock. *

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm.*

      8 Form of opinion of Hogan & Hartson L.L.P. as to certain tax matters, including the consent of that firm.*

    10.1 Mortgage Assignment Agreement, made as of March 17, 1997, by and between Webster Bank and the Company.

    10.2 Master Service Agreement, dated March 17, 1997, between Webster Bank and the Company.

    10.3 Advisory Service Agreement, made as of October ___, 1997, by and between Webster Bank and the Company. *

    10.4 Form of Auction Agent Agreement between the Company and the Auction Agent.*

     21       Subsidiaries of the Company.

    23.1      Consent of KPMG Peat Marwick LLP.

    23.2 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5 and Exhibit 8).*

     27       Financial Data Schedule.

    99.1 Form of Broker-Dealer Agreement between the Auction Agent and the Broker-Dealer.*

    99.2      Sections 33-770 to 33-778 of the Connecticut  Business Corporation
              Act. *

----------------

*    To be filed by amendment.


ITEM 37.  UNDERTAKINGS.

(a) The Company hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(b) The undertaking concerning indemnification is included as part of the response to Item 34.

(c)  The Company hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on October 23, 1997.

                                           WEBSTER PREFERRED CAPITAL CORPORATION

                                           (Issuer)
                                                 /s/ John V. Brennan
                                            By:  -------------------------------
                                                 John V. Brennan
                                                 President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints John V. Brennan or Peter J. Swiatek, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 23, 1997.

            SIGNATURE                       TITLE

/s/ John V. Brennan
-----------------------------------         President and a Director
John V. Brennan                             (Principal Executive Officer)

/s/ Peter J. Swiatek
-----------------------------------         Vice President and Treasurer
Peter J. Swiatek                            (Principal Financial Officer
                                            and Principal Accounting Officer)

/s/ Ross M. Strickland
-----------------------------------         Director
Ross M. Strickland

/s/ Harriet Munrett Wolfe
-----------------------------------         Director
Harriet Munrett Wolfe

                                INDEX TO EXHIBITS

EXHIBIT                             DESCRIPTION
-------                             -----------
NUMBER
------

      1 Form of Underwriting Agreement between the Company and the Underwriters.*

     3.1 Form of Amended and Restated Certificate of Incorporation of the Company. *

     3.2      By-Laws of the Company. *

     4.1 Specimen of certificate representing Series A Auction Market Cumulative Preferred Stock. *

     4.2 Specimen of certificate representing Series B __ % Cumulative Preferred Stock. *

      5 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of that firm.*

      8 Form of opinion of Hogan & Hartson L.L.P. as to certain tax matters, including the consent of that firm.*

    10.1 Mortgage Assignment Agreement, made as of March 17, 1997, by and between Webster Bank and the Company.

    10.2 Master Service Agreement, dated March 17, 1997, between Webster Bank and the Company.

    10.3 Advisory Service Agreement, made as of October ___, 1997, by and between Webster Bank and the Company. *

    10.4 Form of Auction Agent Agreement between the Company and the Auction Agent.*

     21       Subsidiaries of the Company.

    23.1      Consent of KPMG Peat Marwick LLP.

    23.2 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5 and Exhibit 8).*

     27       Financial Data Schedule.

    99.1 Form of Broker-Dealer Agreement between the Auction Agent and the Broker-Dealer.*

    99.2      Sections 33-770 to 33-778 of the Connecticut  Business Corporation
              Act. *


------------------------

*    To be filed by amendment.